Prospectus Supplement
(To prospectus dated December 23, 2005)

$1,142,600,000
GCO ELF Student Loan Asset-Backed Notes
Series 2006-1

GCO Education Loan Funding Trust-I
Issuer

GCO ELF LLC Sponsor	GCO Education Loan Funding Corp. Sponsor and Administrator

We are offering our notes in the following classes:

Class	Original Principal Amount	Interest Rate	Final Maturity Date	Price to Public	Underwriting Discount	Proceeds to Issuer(2)
A-7L Notes	$ 90,000,000	3-month LIBOR plus 0.03%	May 25, 2022	100%	0.35%	$ 89,685,000
A-8L Notes	372,000,000	3-month LIBOR plus 0.13%	May 25, 2025	100%	0.35%	370,698,000
A-9L Notes	143,000,000	3-month LIBOR plus 0.16%	May 25, 2026	100%	0.35%	142,499,500
A-10L Notes	234,000,000	3-month LIBOR plus 0.19%	February 27, 2028	100%	0.35%	233,181,000
A-11L Notes	303,600,000	3-month LIBOR plus 0.23%	May 25, 2036	100%	0.35%	302,537,400
Total	$1,142,600,000					$1,138,600,900

____________________
(1)           Before deducting expenses estimated to be $1,000,000.

                The offered notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.  We have issued other series of notes that are secured by the same assets that will secure the offered notes.  In the future we may issue additional notes secured by the same assets that will secure the offered notes.

                It is a condition to the issuance of the offered notes that they be rated by at least two nationally recognized statistical rating organizations in their highest respective general rating categories.

                We expect to apply to the Irish Financial Services Regulatory Authority, as competent authority under the Directive 2003/71/EC for this prospectus supplement to be approved.  The approval relates only to the LIBOR rate notes which we expect to be admitted to the Official List and to trading on the regulated market of the Irish Stock Exchange Limited.  There can be no assurance this listing will be obtained.  The issuance and settlement of the notes is not conditioned on the listing of the LIBOR rate notes on the Irish Stock Exchange.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

                You should consider carefully the “Risk Factors” beginning on page S‑9 of this prospectus supplement and on page 8 of the prospectus.

                The offered notes are issued by a master trust.  The offered notes are not obligations of GCO Education Loan Funding Corp., the depositor or any of their affiliates.  This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

                The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel.  The offered notes will be delivered in book-entry form only on or about January 18, 2006.

Citigroup

ABN AMRO Incorporated	Banc of America Securities LLC	RBC Capital Markets

January 18, 2006

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

            We provide information to you about the offered notes in two separate documents that progressively provide more detail.  This prospectus supplement describes the specific terms of the offered notes.  The accompanying prospectus provides general information, some of which may not apply to the offered notes.  You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the offered notes.

            Whenever information in this prospectus supplement is more specific than information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

            Cross‑references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics.  The table of contents on the preceding page provides the pages on which these captions are located.

            Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page 71 in the accompanying prospectus.

______________________

            The offered notes may not be offered or sold to persons in the United Kingdom, by means of this prospectus or any other document, in circumstances which will result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000.

________________________________________________

Irish Stock Exchange Information

            We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus.  To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

            Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the LIBOR rate notes.

            McCann FitzGerald Listing Services Limited will act as the listing agent, and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the LIBOR rate notes.

ii

Prospectus Supplement

Summary

            The following summary is a very general overview of the terms of the offered notes and does not contain all of the information that you need to consider in making your investment decision.

            Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

            This prospectus supplement contains forward‑looking statements that involve risks and uncertainties.  See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and in the prospectus.

            The terms “we,” “our,” “us,” “the issuer” and “the trust” as used in this prospectus supplement refer to GCO Education Loan Funding Trust‑I, and not to the depositor or any other affiliate of the trust or the depositor.

General

            The offered notes will be issued pursuant to a master indenture and a series 2006‑1 supplemental indenture.  The offered notes will be senior notes having the rights described in this prospectus supplement and in the prospectus.  The offered notes will bear interest based on the three-month LIBOR rate and are sometimes referred to as the “LIBOR rate notes.”  We will issue the LIBOR rate notes in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.  We will use the proceeds from the sale of the offered notes to purchase student loans, to make a deposit to the 2006-1 acquisition account, to make an additional deposit to the reserve fund and to pay costs of issuing the offered notes.

            We have previously issued other series of notes from the master trust, some of which are LIBOR rate notes and some of which bear interest at a rate determined by auction and are sometimes referred to as “auction rate notes,” and have used the net proceeds we received to purchase student loans.  All of those student loans previously acquired, along with the student loans we expect to purchase, have been or will be originated under the Federal Family Education Loan Program and are or will be pledged to the indenture trustee to secure repayment of all of the notes issued under the indenture.  The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added in connection with our issuing additional notes.

            The sole sources of funds for payment of all of the notes, including the offered notes and any additional notes, issued under the indenture are the student loans and investments, including derivative product agreements, that we pledge to the indenture trustee and the payments that we receive on those student loans and investments.  The indenture trustee may release funds to us if the value of the student loans and other assets in the trust estate, as determined under the indenture, exceeds (a) 101.5% of the principal balance plus accrued interest of all senior notes, subordinate notes and junior-subordinate notes, if any, then outstanding and (b) 104% of the principal balance plus accrued interest of all senior notes then outstanding.

Closing Date

            The offered notes will be issued and delivered on or about January 18, 2006.

Cut‑Off Dates

            The cut-off date for each student loan we acquire will be the date on which such student loan is transferred to the trust.  We will receive payments made on each student loan on and after its cut‑off date.

Statistical Cut‑Off Date

            The information presented in this prospectus supplement relating to the student loans we currently own and the student loans we expect to purchase on the closing date is as of November 30, 2005, which we refer to as the statistical cut-off date.  We and the depositor believe that the information set forth in this prospectus supplement with respect to the student loans as of the statistical cut‑off date is representative of the characteristics of the student loans as they will exist at the closing date of the offered notes, although certain characteristics, including the average borrower interest rate on certain of the student loans acquired since the statistical cut‑off date, may vary.

Principal Parties

Issuer:	GCO Education Loan Funding Trust‑I

Depositor:	GCO ELF LLC

Sponsor and Administrator:	GCO Education Loan Funding Corp.

Servicing Contractor:	GCO Education Loan Funding Corp.

Subservicers:	Great Lakes Educational Loan Services, Inc. ACS Education Services, Inc. Pennsylvania Higher Education Assistance Agency CFS-SunTech Servicing LLC

Eligible Lender Trustee and Indenture Trustee:	Zions First National Bank

Delaware Trustee:	Wilmington Trust Company

Counterparties:	Citibank, N.A., for the Initial and Second LIBOR Derivative Product Agreements. Bank of America, N.A., for the Third LIBOR Derivative Product Agreement.

Underwriters:	Citigroup Global Markets Inc. ABN AMRO Incorporated Banc of America Securities LLC RBC Capital Markets

Final Maturity

            The offered notes will have the following final maturity dates:

Class	Final Maturity Date
A-7L	May 25, 2022
A-8L	May 25, 2025
A-9L	May 25, 2026
A-10L	February 27, 2028
A-11L	May 25, 2036

Interest Payments

            We will pay the holders of LIBOR rate notes accrued interest on the outstanding principal balance of their class of notes on the 25th day of each February, May, August and November.  We sometimes refer to these dates as “quarterly distribution dates.”  If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day.  The initial quarterly distribution date will be May 25, 2006.  For all quarterly distribution dates, except the initial quarterly distribution date, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.  For the initial quarterly distribution date, the interest accrual period will begin on the closing date and end on the day before the initial quarterly distribution date.

Record Date

            Interest and principal on the offered notes will be payable to the record holders of the offered notes as of the close of business on the record date, which is the business day before the related payment date.

Interest Rates

            The class A‑7L notes will bear interest at an annual rate equal to three‑month LIBOR (except for the initial interest accrual period as described in the next paragraph) plus 0.03%.  The class A‑8L notes will bear interest at an annual rate equal to three-month LIBOR (except for the initial interest accrual period as described in the next paragraph) plus 0.13%.  The class A‑9L notes will bear interest at an annual rate equal to three-month LIBOR (except for the initial interest accrual period as described in the next paragraph) plus 0.16%.  The class A‑10L notes will bear interest at an annual rate equal to three‑month LIBOR (except for the initial interest accrual period as described in the next paragraph) plus 0.19%.  The class A‑11L notes will bear interest at an annual rate equal to three-month LIBOR (except for the initial interest accrual period as described in the next paragraph) plus 0.23%.  There will be no cap on the interest rate for the LIBOR rate notes.  The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period.  Interest on the LIBOR rate notes will be computed on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

            For the initial interest accrual period, the LIBOR rate will be determined by reference to straight line interpolation between four‑month and five‑month LIBOR, based on the actual number of days in the interest accrual period.

Principal Reduction Payments and Redemptions

            Generally.  Although no installments of principal are due on the offered notes prior to their stated maturities, on each quarterly distribution date or payment date, as applicable, principal reduction payments and redemptions will be made on the offered notes in an amount equal to the funds available to pay principal on the offered notes as described under the caption “Description of the Notes—Mandatory Redemption” in the prospectus.

            We will make principal reduction payments and redemptions of the notes, including the offered notes, with principal payments that we receive on the student loans and other available funds deposited to the redemption account of the acquisition fund.  Except as described below or as otherwise specified in a prospectus supplement relating to a series of additional notes, we expect to redeem auction rate notes, regardless of when issued, on approximately a monthly basis in ascending order of maturity, and to make principal reduction payments on the LIBOR rate notes on the quarterly distribution dates.  If two or more classes of auction rate notes have the same maturity, each month we will redeem the class having the earliest payment date in that month.

            Principal Reduction Payments on LIBOR Rate Notes.  So long as any LIBOR rate notes are outstanding, we will make principal reduction payments on each class of the LIBOR rate notes so that the outstanding principal balance of the LIBOR rate notes will equal the targeted balances listed on Schedule I attached hereto on the quarterly distribution dates listed on such Schedule I prior to redeeming any auction rate notes.

            In the event that the total principal reduction payments to be made on a quarterly distribution date are insufficient to cause the outstanding principal balance of each class of LIBOR rate notes to equal the targeted balance for that date listed on Schedule I, principal reduction payments will be made sequentially on the A-1L through the A-11L notes.

            If all senior auction rate notes have been redeemed, we will use amounts in the redemption account to accelerate the principal reduction payments on the LIBOR rate notes in advance of the targeted payment schedule listed on Schedule I attached hereto.  Such principal reduction payments will be made as if the remaining distribution dates listed on Schedule I were accelerated by one or more payment periods.  If principal reduction payments are to be made on more than one class of LIBOR rate notes on a quarterly distribution date, principal reduction payments will be made sequentially on the A-1L notes through the A-11L notes.

            We may issue additional notes in the future with principal reduction payments which are payable concurrently with the principal reduction payments for the LIBOR rate notes if we reasonably determine, on the date we issue such additional notes, that the issuance of such additional notes will not adversely affect the sufficiency of the amounts directed to make principal reduction payments on the LIBOR rate notes in accordance with the targeted balances listed on Schedule I attached hereto.

            Failure to make a targeted principal reduction payment on a class of LIBOR rate notes in the amount set forth on Schedule I on a quarterly distribution date does not constitute an event of default under the indenture.  Any targeted payment amounts that are not paid on a class of LIBOR rate notes on a quarterly distribution date will be paid from available funds on the next quarterly distribution date.

            Principal reduction payments on the LIBOR rate notes will be made on a pro-rata basis among the class of LIBOR rate notes receiving principal reduction payments and subsequent to each principal reduction payment, each LIBOR rate note will be outstanding in a fractional amount of its original principal amount.

            Mandatory Redemptions of Auction Rate Notes.  After retaining in the redemption account of the acquisition fund an amount sufficient to make the next scheduled principal reduction payments on the LIBOR rate notes and unless otherwise set forth in a prospectus supplement relating to additional notes, the auction rate notes that we have previously issued or may issue in the future are subject to mandatory redemption (i) with any net proceeds of the notes remaining in the acquisition fund at the end of the acquisition period, (ii) with principal payments received on the student loans, (iii) with any amounts transferred from the capitalized interest account, and (iv) when the value of the trust’s assets is less than (a) 101.5% of the principal balance plus accrued interest of all senior notes, subordinate notes and junior-subordinate notes, if any, then outstanding or (b) 104% of the principal balance plus accrued interest of all senior notes then outstanding, with moneys on deposit in the revenue fund after all other required payments have been made.

            Optional Redemption of Offered Notes.  We may also redeem all outstanding notes, including the offered notes, when the aggregate outstanding principal balance of all of our notes, including any additional notes outstanding, is 10% or less of the aggregate initial principal balance of all of the notes issued under the indenture.

            We cannot predict when the notes offered by this prospectus supplement will be redeemed or prepaid.  However, the offered notes are due and payable in full on the final maturity dates described above.  The redemption price for offered notes to be redeemed will be the principal balance of the notes plus accrued interest to the date of redemption.

            We will redeem all senior notes before any subordinate notes are redeemed; provided, however, at any time when the value of the trust’s assets is greater than (a) 101.5% of the principal balance plus accrued interest of all senior notes and subordinate notes then outstanding and (b) 104% of the principal balance plus accrued interest of all senior notes then outstanding, we will redeem subordinate notes prior to redeeming senior notes until these percentages are reached.  These percentages may be lowered upon receipt of ratings confirmations from those rating organizations rating our notes.

            See the discussion under “Description of the Notes” in the prospectus for a more complete discussion of how we will pay the notes.

Credit Enhancement

            We have established a reserve fund to secure all of the notes, including the offered notes, which is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve fund could be reduced to zero.  Except on a scheduled maturity date for a class of notes, amounts on deposit in the reserve fund, other than amounts in excess of the reserve fund minimum balance that are transferred to the revenue fund, will not be available to cover any principal payment shortfalls.  On a scheduled maturity date for a class of notes, amounts on deposit in the reserve fund will be available to pay principal and accrued interest on those notes.

            We have also previously established a capitalized interest account with a balance of $6,042,451 at November 30, 2005.  No proceeds from the offered notes will be deposited into the capitalized interest account.  Amounts on deposit in the capitalized interest account will be available to pay interest on the notes until June 1, 2008.  On June 1, 2007, all amounts in excess of $3,750,000 in the capitalized interest account will be transferred to the redemption account of the acquisition fund, and on June 1, 2008, all amounts remaining in the capitalized interest account will be transferred to the redemption account of the acquisition fund, and will be used to make scheduled principal reduction payments and to redeem notes.

            Funds will be deposited into an account in the acquisition fund on the closing date in an amount sufficient to raise the parity level of the trust estate to no less than 101.5% (the “Additional Contribution”), which amount would be approximately $89,000,000 based on November 30, 2005 balances, and used to acquire additional student loans.  As a result, the aggregate principal amount of all notes outstanding under the indenture will, at the closing date, be less than the aggregate value of the student loans and other assets in the trust estate.  An affiliate of the depositor is conducting an unrelated offering of securities that is expected to close on the closing date for the offered notes and a portion of the proceeds of that offering will be transferred to us as the Additional Contribution.  Deposit of these funds is a pre-condition to the closing of the offered notes.

            The trust has previously issued subordinate notes.  The rights of the subordinate noteholders to receive payments of interest are subordinated to the rights of the senior noteholders to receive payments of interest.  Similarly, the rights of the subordinate noteholders to receive payments of principal are subordinated to the rights of the senior noteholders to receive payments of principal.  This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of the payments of interest and principal due them and to protect the senior noteholders against loss.

Initial Parity Ratio

            On the closing date, the value of the student loans and the other assets pledged as collateral for the notes will be approximately 101.5% of the aggregate principal balance of all our notes outstanding under the indenture on the closing date.

Acquisition of Our Student Loan Portfolio

            On or about the closing date, we will use approximately $941,000,000 of the proceeds of the sale of the offered notes plus the Additional Contribution to purchase from the depositor consolidation student loans originated under the Federal Family Education Loan Program.  We will also deposit approximately $277,000,000 (24%) of the proceeds of the offered notes being issued on the closing date to the 2006-1 acquisition account.  During the prefunding period, we expect the trust will use the remaining amounts in the 2006-1 acquisition account to purchase additional consolidation loans originated under the Federal Family Education Loan Program and to fund any add-on consolidation loans the trust holds as required under the Federal Family Education Loan Program.  The prefunding period will begin on the closing date and will end no later than January 1, 2007.  The acquisition period may be extended upon receipt of a ratings confirmation from those rating organizations rating our notes.  After this acquisition period, we will use any remaining net proceeds of the offered notes to make scheduled principal reduction payments and to redeem notes.

Characteristics of Student Loan Portfolio

            The portfolio of student loans that we currently own and expect to acquire with the proceeds of the offered notes plus the Additional Contribution on the closing date is described below under “Characteristics of Student Loans” in this prospectus supplement.  The information in this prospectus supplement relating to the student loans that we currently own and expect to acquire on the closing date with a portion of the proceeds of the offered notes plus the Additional Contribution is presented as of the statistical cut-off date, which is November 30, 2005.  As a result of the acquisitions made during the pre-funding period, the characteristics of the student loans may differ from those described in this prospectus supplement.

LIBOR Derivative Product Agreements

            We have previously entered into three LIBOR derivative product agreements (the “Existing LIBOR Derivative Product Agreements”) with Citibank, N.A. and Bank of America, N.A.  While we are not entering into a new LIBOR Derivative Product Agreement in connection with the offer and sale of the offered notes, we may enter into additional LIBOR derivative product agreements in the future.

            Existing LIBOR Derivative Product Agreements.  The trust has entered into LIBOR derivative product agreements with the following counterparties on the dates shown:

•	Citibank, N.A., on September 4, 2003 (the “Initial LIBOR Derivative Product Agreement”).

•	Citibank, N.A., on March 4, 2005 (the “Second LIBOR Derivative Product Agreement”).

•	Bank of America, N.A., on November 2, 2005 (the “Third LIBOR Derivative Product Agreement”).

            Under the terms of the Existing LIBOR Derivative Product Agreements, the counterparty is obligated to pay to the trust, monthly under the Initial LIBOR Derivative Product Agreement and on each quarterly distribution date under the Second LIBOR Derivative Product Agreement and the Third LIBOR Derivative Product Agreement through the termination date of the applicable agreement, an amount (the “floating amount”) equal to the product of:

•	the Swap Rate for the relevant calculation period;

•	the Swap Notional Amount for that period; and

•	the quotient of the actual number of days in that period divided by 360.

            The “Swap Rate” under the Initial LIBOR Derivative Product Agreement for each calculation period other than the initial calculation period and the final calculation period will be equal to the one‑month LIBOR rate for the relevant monthly period.  The “Swap Rate” under the Second LIBOR Derivative Product Agreement and the Third LIBOR Derivative Product Agreement for each calculation period other than the initial calculation period and the final calculation period will be equal to three-month LIBOR, as determined by the counterparty. The “Swap Rate” for the initial calculation period and the final calculation period will equal interpolated LIBOR.  The “Swap Notional Amount” for each of the Existing LIBOR Derivative Product Agreements is set out in “LIBOR Derivative Product Agreements” in this Prospectus Supplement.

            In exchange for the floating amounts due from the counterparty, and subject to the payment netting provisions of the Existing LIBOR Derivative Product Agreements, on each monthly payment date or quarterly distribution date, as applicable, through the termination date of the agreement, the trust will be obligated to pay to the counterparty an amount equal to the product of:

•

a per annum fixed rate of interest under the Initial LIBOR Derivative Product Agreement, and the commercial paper rate described under “LIBOR Derivative Product Agreements” in this prospectus supplement plus a mutually-agreed spread intended to equalize the differential between three-month LIBOR and the commercial paper rate under the Second LIBOR Derivative Product Agreement and the Third LIBOR Derivative Product Agreement;

•	the quotient of the actual number of days in that period divided by 360; and

•	the Swap Notional Amount for the relevant calculation period.

Book‑Entry Registration

            We expect that the offered notes will be delivered in book‑entry form through the Same Day Settlement System of The Depository Trust Company.

Federal Income Tax Consequences

            Kutak Rock LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as our indebtedness.  You will be required to include in your income interest on the offered notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code.  See “U.S. Federal Income Tax Considerations” in the prospectus.

ERISA Considerations

            The offered notes are intended to represent debt for state law and federal income tax purposes; however, there can be no assurance that the U.S. Department of Labor will not challenge such position.  If the offered notes are treated as indebtedness without substantial equity features, the offered notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under “ERISA Considerations” in the prospectus.

Ratings of the Offered Notes

            The offered notes will be rated by at least two nationally recognized statistical rating organizations in their highest respective generic rating category.

CUSIP Numbers

Class A‑7L Notes	36156H AU 2
Class A‑8L Notes	36156H AV 0
Class A‑9L Notes	36156H AW 8
Class A-10L Notes	36156H AX 6
Class A-11L Notes	36156H AY 4

International Securities Identification Numbers (ISIN)

Class A‑7L Notes	US36156HAU23
Class A‑8L Notes	US36156HAV06
Class A‑9L Notes	US36156HAW88
Class A‑10L Notes	US36156HAX61
Class A‑11L Notes	US36156HAY45

Risk Factors

            The discussion under the heading “Risk Factors” in the prospectus describes the risks associated with your investment in the offered notes.  In addition, you should consider the following factors:

The acquisition of additional student loans after the closing date may cause the characteristics of the student loans to differ significantly from those described in this prospectus supplement

            Following the transfer of additional student loans to the trust estate after the closing date, the characteristics of the student loans may differ significantly from the information as of the statistical cut‑off date presented in this prospectus supplement.  The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term.  Student loans may be added to the trust estate with the proceeds of the issuance of our additional notes.

The trust may not be able to use all of the proceeds from the sale of the offered notes to purchase student loans

            Approximately 24% of the proceeds from the sale of the offered notes will be deposited in the 2006-1 acquisition account to be used during the prefunding period to purchase student loans on or before January 1, 2007.  In the interim, we plan to purchase short-term, liquid investments with those funds.  The securities purchased, however, may earn less interest than the trust is required to pay for administrative expenses, interest on the notes and certain amounts that may be due to a counterparty on any derivative product agreement.  In addition, we may be unable to purchase additional student loans during the prefunding period.  If we are unable to acquire additional student loans, the trust will use any proceeds remaining in the 2006-1 acquisition account after the prefunding period to make scheduled principle reduction payments and to redeem notes.  Consequently, the length of time your notes are outstanding and accruing interest may be shorter than you expect.  You will bear the risk that you cannot reinvest the money you receive at a yield as high as the yield on your notes.

The notes may have a degree of basis risk which could compromise the trust’s ability to pay principal and interest on the notes

            There is a degree of basis risk associated with the notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust’s student loans and those of the notes adjust on the basis of different indexes.  If a shortfall were to occur, the trust’s ability to pay the principal and interest on the notes could be compromised.

Our ability to pay principal and interest on the notes may be compromised if a counterparty defaults under a LIBOR derivative product agreement

            We have entered and may again in the future enter into LIBOR derivative product agreements that are intended to mitigate the interest rate risk associated with the notes.  If a payment is due to us under a LIBOR derivative product agreement, a default by the counterparty may reduce the amount of funds available to us and thus our ability to pay the principal and interest on the notes.  Moreover, our ability to pay principal and interest on the notes also may be adversely affected if the hedges under the LIBOR derivative product agreements are not fully effective at mitigating the interest rate risk associated with the notes.

            In addition, an early termination of a LIBOR derivative product agreement may occur in the event that either:

•	the counterparty fails to make a required payment within three business days of the date that payment was due; or

•

the counterparty fails, within 45 calendar days of the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

	•	obtain a replacement LIBOR derivative product agreement with terms substantially the same as the existing agreement; or

	•	establish any other arrangement satisfactory to the trust and the applicable rating organizations.

            If an early termination occurs, we may no longer have the benefit of that LIBOR derivative product agreement and we may not be able to enter into substitute LIBOR derivative product agreements.

Increased numbers of military personnel may result in delayed payments from borrowers called to active military service

            The recent build-up of the United States military has increased the number of citizens who are in active military service.  The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.

            It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act.  Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

Congressional actions may adversely affect our student loan portfolio

            The Department of Education’s authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act.  On December 30, 2005, the President approved House Resolution 4525, extending the current provisions of the Higher Education Act through March 31, 2006.

            Both the House of Representatives and the Senate have also recently passed bills that would extend the Department of Education’s authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012.  Those bills would make certain other changes to the Federal Family Education Loan Program, including, but not limited to:

•	reducing student loan insurance from 98% to 97% for loans for which the first disbursement is made after July 1, 2006;

•	providing that student loans serviced by servicers designated for exceptional performance shall receive 99% insurance coverage; and

•

providing for the payment by lenders to the Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to such loans.

            There are differences between the bills passed by the House of Representatives and Senate that must be reconciled, and any resulting legislation must be signed by the President.  We cannot predict the final content of any such legislation or the effect of such legislation on the trust’s student loan program.

Higher Education Relief Opportunities for Students Act of 2003

            The Higher Education Relief Opportunities for Students Act of 2003 (“HEROS Act of 2003”), authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of “affected individuals” who:

•	are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

            The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

•	such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	administrative requirements in relation to that assistance are minimized;

•	calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•

institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

            The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time.  Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations.  If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust’s student loans and our ability to pay principal and interest on the notes. Increased numbers of military personnel may result in delayed payments from borrowers called to active military service.

Cash flows to trust may be affected by Hurricane Katrina and other natural disasters.

            The September 2005 landfall of Hurricane Katrina on the gulf coast caused catastrophic damage to numerous communities in Alabama, Louisiana and Mississippi.  We expect borrowers presently or formerly in those states, and in other areas affected by natural disasters, to experience difficulty in timely payment of their student loans and further expect a larger than normal number of requests for forbearances and deferrals.  The course of study of student borrowers in those areas may also be extended.  This could reduce the funds available to the trust to pay principal and interest on the notes.

Principal of the student loans may amortize faster because of incentive programs

            The student loans purchased by the trust may be subject to various borrower incentive programs.  Any incentive program that effectively reduces borrower interest payments on trust student loans may result in the principal balance of trust student loans amortizing faster than expected.

Previously Issued Notes

            Information concerning each outstanding series of notes that we have previously issued under the indenture is provided below.  The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes, the offered notes and any additional notes that we may issue under the indenture in the future.

Series	Class	Date Issued	Original Principal Amount	Outstanding Principal Amount as of November 30, 2005	Interest Rate/Mode	Final Maturity

 Series 2003-1

 A‑1AR

 March 21, 2003

 $78,000,000

 $  32,450,000

 Auction

 March 1, 2040

 Series 2003-1

 A‑2AR

 March 21, 2003

 78,000,000

 72,250,000

 Auction

 March 1, 2040

 Series 2003-1

 A‑3AR

 March 21, 2003

 50,000,000

 50,000,000

 Auction

 March 1, 2040

 Series 2003-1

 B‑1AR

 March 21, 2003

 14,000,000

 14,000,000

 Auction

 March 1, 2040

 Series 2003-2

 A-1L

 Sept. 30, 2003

 100,000,000

 73,237,000

 3-month LIBOR
 plus 0.10%

 May 25, 2013

 Series 2003-2

 A-4AR

 Sept. 30, 2003

 32,000,000

 32,000,000

 Auction

 September 1, 2040

 Series 2003-2

 A-5AR

 Dec. 5, 2003

 60,000,000

 60,000,000

 Auction

 September 1, 2040

 Series 2003-2

 B-2AR

 Sept. 30, 2003

 8,000,000

 8,000,000

 Auction

 September 1, 2040

 Series 2005-1

 A-2L

 March 15, 2005

 140,000,000

 133,100,000

 3-month-LIBOR
 plus 0.03%

 August 25, 2014

 Series 2005-1

 A-3L

 March 15, 2005

 235,000,000

 235,000,000

 3-month-LIBOR
 plus 0.08%

 November 25, 2020

 Series 2005-1

 A-6AR

 March 15, 2005

 100,000,000

 100,000,000

 Auction

 March 25, 2042

 Series 2005-1

 B-3AR

 March 15, 2005

 25,000,000

 25,000,000

 Auction

 March 25, 2042

 Series 2005-2

 A-4L

 November 2, 2005

 182,000,000

 182,000,000

 3-month-LIBOR
 plus 0.03%

 November 26, 2018

 Series 2005-2

 A-5L

 November 2, 2005

 171,000,000

 171,000,000

 3-month-LIBOR
 plus 0.12%

 May 25, 2021

 Series 2005-2

 A-6L

 November 2, 2005

 245,000,000

 245,000,000

 3-month-LIBOR
 plus 0.15%

 May 27, 2024

 Series 2005-2

 B-4AR

 November 2, 2005

 32,000,000

 32,000,000

 Auction

 March 25, 2042

      Total

 $1,550,000,000

 $1,465,037,000

            We have paid in full all scheduled principal and interest due and payable on each series of notes specified above.

 Acquisition of Student Loans

            We expect to use approximately $941,000,000 of the net proceeds of the offered notes plus the Additional Contribution to purchase student loans on or about the closing date from an eligible lender trustee holding the student loans on behalf of the depositor.  The student loan purchase agreement will identify each portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans.  The depositor will make representations, warranties and covenants with respect to the student loans sold pursuant to the student loan purchase agreement and will agree to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect.  See “The Student Loan Program of GCO Education Loan Funding Trust‑I” in the prospectus.

            On the date of issuance of the offered notes, approximately $277,000,000 will be deposited in the 2006‑1 acquisition account for the acquisition during the prefunding period of additional student loans originated under the Federal Family Education Loan Program pursuant to the terms of student loan purchase agreement and to fund any add-on consolidation loans the trust holds as required by the Federal Family
Education Loan Program.  The prefunding period will begin on the date of issuance of the offered notes and end upon the earlier of January 1, 2007, or upon our determination that we are unable to acquire additional student loans.  However, if the
Higher Education Act is amended in such a way that materially changes the terms, benefits or servicing requirements for student loans, we may acquire student loans originated after the effective date of such amendments only upon receipt of a rating agency confirmation.  Any amounts remaining in the 2006-1 acquisition account at the end of the prefunding period will be used to make scheduled principal reduction payments and to redeem notes.

            As described under “Description of the Federal Family Education Loan Program – Federal Consolidation Loans” in the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made.  As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date.  Any add-on consolidation loan added to the trust will be funded by a transfer from the acquisition fund or the revenue fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan.  Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans.  For a period of 210 days after the end of the prefunding period (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be paid first from the acquisition fund to the extent money is available and then from the revenue fund, prior to payment of the trust’s expenses and payments on the notes.

 Use of Proceeds

            The proceeds from the sale of the offered notes are expected to be applied as follows:

 Deposit to 2006-1 Acquisition Account

 $

 1,130,220,244

 Deposit to Reserve Fund

 8,380,656

                         Total

 $

 1,138,600,900

            Approximately $1,000,000 of the proceeds of the offered notes are expected to be used to pay expenses and the other costs of issuing the offered notes, exclusive of underwriting fees.

 Characteristics of Student Loans

            The pool of student loans beneficially owned by GCO Education Loan Funding Trust‑I will include the student loans presently owned by the trust, the student loans to be acquired on the closing date and any additional student loans which may be acquired from time to time after the closing date.

            The depositor will purchase the student loans from eligible lenders under the Higher Education Act pursuant to the terms of student loan purchase agreements and will sell the student loans to GCO Education Loan Funding Trust‑I.  Following the sale of additional student loans to the trust estate, the aggregate characteristics of the entire pool of the student loans, including the composition of the student loans, the distribution by loan type, the distribution by borrower interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity, may vary significantly from those presented in the following tables of the pool of student loans as of the statistical cut‑off date.

            In addition, the distribution by weighted average borrower interest rate applicable to the student loans on any date following the statistical cut‑off date may vary significantly from that set forth in the following tables as a result of variations in the effective borrower interest rates applicable to the student loans.  Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the student loans as of the statistical cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.

            The information presented in this prospectus supplement relating to the student loans presently owned by the trust and the student loans to be acquired on the closing date is as of November 30, 2005, the statistical cut‑off date.  The depositor believes that the information set forth herein with respect to the student loans as of the statistical cut‑off date is representative of the characteristics of the student loans as they will be constituted at the closing date.  However, certain characteristics of the student loans that we now own may vary, and the actual characteristics of the student loans that we subsequently purchase with the proceeds of the offered notes may be different.  Following the acquisition period we will file a current report on Form 8‑K with the Securities and Exchange Commission that will describe the pool of student loans then held in the trust estate.

            All student loans presently owned by the trust and those to be purchased by the trust on and after the closing date are expected to consist of recently originated Federal Family Education Loan Program consolidation loans.  Special allowance payments made by the Department of Education on the loans will be based on the three-month commercial paper rate.

            The consolidation loans expected as of November 30, 2005 to be purchased by the trust on and after the closing date will be guaranteed by Great Lakes Higher
Education Guaranty Corporation, Pennsylvania Higher Education Assistance Agency or American Student Assistance and reinsured by the Department of Education.  The Department of Education currently guarantees up to 98% of insurance payments made by guarantee agencies under the Federal Family Education Loan Program for loans originated on and after October 1, 1993.  All of the student loans presently owned by the trust and those expected to be purchased by the trust on and after the closing date were originated after October 1, 1993.

            Currently, lenders which have their student loans serviced by servicers who are designated as having an exceptional level of performance will receive 100%
reimbursement on all claims submitted for insurance provided that the lender’s servicer meets and maintains all requirements for achieving its exceptional performance designation.  Great Lakes Educational Loan Services, Inc., Pennsylvania Higher Education
Assistance Agency and ACS Education Services, Inc. have been designated by the Department of Education as servicers with an exceptional level of performance.  Thus, the student loans serviced by Great Lakes Educational Loans Services, Inc., Pennsylvania Higher
Education Assistance Agency and ACS Education Services, Inc. are reinsured by the Department of Education up to a maximum of 100%.  However, the Secretary of Education may revoke exceptional performance status if, among other things, subsequent audits of a servicer’s servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained.  Congress may also amend the Higher Education Act to reduce the reimbursement amount on claims submitted on student loans serviced by servicers designated for exceptional performance.  See “Risk Factors - Congressional actions may adversely affect our student loan portfolio”
in this Prospectus Supplement.

            As of the statistical cut‑off date, the student loans presently owned by the trust and those student loans expected to be acquired on the closing date had an aggregate outstanding principal balance of $1,949,074,558.  The percentages set forth in the tables below may not always add to 100% due to rounding.

 Composition of Student Loan Portfolio
 as of the Statistical Cut‑Off Date

 Aggregate outstanding principal balance

 $1,949,074,558

 Number of accounts

 50,684

 Average outstanding principal balance per account

 $38,455

 Number of student loans

 133,795

 Average outstanding principal balance per student loan

 $14,568

 Weighted average annual interest rate

 3.88%

 Weighted average remaining term (months)

 294

 Distribution of Student Loans by
 Interest Rate as of the Statistical Cut‑Off Date

 Interest Rate

 Number of
 Student Loans

 Outstanding Principal
 Balance

 Principal Balance
 as a Percent

 Less than 3.50%

   57,473

    $973,111,357

     49.93%

 3.50% to 3.99%

   32,298

      343,458,539

 17.62

 4.00% to 4.49%

   18,109

      223,751,715

 11.48

 4.50% to 4.99%

   10,392

      137,858,099

   7.07

 5.00% to 5.49%

     6,660

       72,825,747

   3.74

 Greater than 5.49%

     8,863

      198,069,101

 10.16

             Total

 133,795

 $1,949,074,558

  100.00%

 Distribution of Student Loans by Remaining Term
 to Scheduled Maturity as of the Statistical Cut‑Off Date

 Number of Months
 Remaining to
 Scheduled Maturity

 Number of
 Student Loans

 Outstanding Principal
 Balance

 Principal Balance
 as a Percent

 Less than 145

     7,502

 $     38,445,022

       1.97%

 145 to 156

     3,646

        21,884,620

   1.12

 157 to 168

     6,745

        40,593,537

   2.08

 169 to 180

   11,116

        75,826,554

   3.89

 181 to 192

     2,049

        12,763,610

   0.65

 193 to 220

   14,281

      119,431,681

   6.13

 221 to 260

   35,817

      355,520,196

 18.24

 261 to 300

   20,724

      325,524,485

 16.70

 Greater than 300

   31,915

      959,084,854

 49.21

 Total

 133,795

  $1,949,074,558

  100.00%

 Distribution of Student Loans by Borrower Payment
 Status as of the Statistical Cut‑Off Date

 Status

 Number of
 Student Loans

 Outstanding Principal
 Balance

 Principal Balance
 as a Percent

 Deferment

   20,972

 $   305,445,326

    15.67%

 Forbearance

   12,790

      194,542,348

  9.98

 Repayment

   First year in repayment

   55,231

      986,182,609

 50.60

   Second year in repayment

   28,274

      288,264,770

 14.79

   Third year in repayment

   12,194

      123,604,591

   6.34

    More than 3 years in
    repayment

     3,766

       45,733,850

   2.35

 Claim

        568

         5,301,065

   0.27

             Total

 133,795

 $1,949,074,558

 100.00%

 Geographic Distribution of Student Loans
 as of the Statistical Cut‑Off Date

            The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the subscriber’s records:

 Location

 Number of
 Student Loans

 Outstanding
 Principal Balance

 Principal Balance
 as a Percent

 Alabama

    1,893

 $     27,605,580

     1.42%

 Alaska

       268

          3,766,125

   0.19

 Arizona

    3,135

        42,710,238

   2.19

 Arkansas

       795

          9,997,855

   0.51

 Armed Forces (Europe)

        40

             445,258

   0.02

 Armed Forces (Pacific)

        20

             188,544

   0.01

 California

   15,182

      262,023,245

 13.44

 Colorado

    2,793

        39,690,126

   2.04

 Connecticut

    1,457

        20,567,840

   1.06

 Delaware

       308

          4,389,726

   0.23

 District of Columbia

       729

        14,809,538

   0.76

 Florida

    5,891

        94,285,923

   4.84

 Foreign Address

        45

             536,201

   0.03

 Georgia

    4,091

        60,192,720

   3.09

 Guam

        16

             169,142

   0.01

 Hawaii

       403

          6,084,473

   0.31

 Idaho

    1,056

        14,895,105

   0.76

 Illinois

    6,118

        96,660,211

   4.96

 Indiana

    2,451

        31,264,750

   1.60

 Iowa

    1,683

        19,075,269

   0.98

 Kansas

    1,276

        17,780,228

   0.91

 Kentucky

    1,494

        18,390,255

   0.94

 Louisiana

    1,268

        22,515,217

   1.16

 Maine

       666

          8,341,307

   0.43

 Location

 Number of
 Student Loans

 Outstanding
 Principal Balance

 Principal Balance
 as a Percent

 Maryland

    2,840

        46,175,456

   2.37

 Massachusetts

    3,666

        56,615,463

   2.90

 Michigan

    5,507

        73,417,824

   3.77

 Minnesota

    3,691

        42,700,500

   2.19

 Mississippi

    1,040

        13,730,020

   0.70

 Missouri

    2,725

        36,877,582

   1.89

 Montana

       382

          4,599,239

   0.24

 Nebraska

       808

        11,710,456

   0.60

 Nevada

       883

        11,262,322

   0.58

 New Hampshire

       761

          9,007,690

   0.46

 New Jersey

    3,779

        50,046,168

   2.57

 New Mexico

       858

        11,371,740

   0.58

 New York

   10,179

      150,946,817

   7.74

 North Carolina

    2,712

        37,489,383

   1.92

 North Dakota

       542

          4,748,187

   0.24

 Ohio

    6,661

        87,542,998

   4.49

 Oklahoma

       979

        13,851,791

   0.71

 Oregon

    2,675

        37,074,028

   1.90

 Pennsylvania

    6,598

        86,223,024

   4.42

 Puerto Rico

        95

          1,784,635

   0.09

 Rhode Island

       556

          7,619,488

   0.39

 South Carolina

    1,502

        22,924,099

   1.18

 South Dakota

       458

          5,308,576

   0.27

 Tennessee

    1,672

        23,740,976

   1.22

 Texas

    6,665

      111,328,672

   5.71

 Utah

       608

        10,154,503

   0.52

 Vermont

       242

          3,600,274

   0.18

 Virgin Islands

        16

             281,573

   0.01

 Virginia

    3,485

        51,714,022

   2.65

 Washington

    3,288

        48,333,777

   2.48

 West Virginia

       862

        11,140,196

   0.57

 Wisconsin

    3,630

        45,438,408

   2.33

 Wyoming

       190

          2,361,735

   0.12

 Other

       162

          1,568,057

   0.08

             Total

 133,795

 $1,949,074,558

 100.00%

 Distribution of Student Loans by the Number of Days
 of Delinquency as of the Statistical Cut‑Off Date

 Days Delinquent

 Number of
 Student Loans

 Outstanding Principal
 Balance

 Principal Balance as
 a Percent

 0 to 30

 128,111

 $1,883,450,141

  96.63%

 31 to 60

     2,831

       33,013,548

   1.69

 61 to 90

     1,262

       14,857,705

   0.76

 91 to 120

       532

         6,476,684

   0.33

 121 to 150

       305

         3,305,331

   0.17

 151 to 180

       224

         2,170,275

   0.11

 181 and greater

       530

         5,800,875

   0.30

             Total

 133,795

 $1,949,074,558

 100.00%

 Distribution of the Student Loans by SAP Interest Rate Index
 as of the Statistical Cut-Off Date

 SAP Interest
 Rate Index

 Number of
 Student Loans

 Outstanding
 Principal
 Balance

 Principal Balance as
 a Percent

 91 Day T-Bill Index

           0

 $                     0

     0.00%

 90 Day CP Index

 133,795

   1,949,074,558

 100.00

             Total

 133,795

 $1,949,074,558

 100.00%

 Distribution of the Student Loans by Date of Disbursement

 as of the Statistical Cut-Off Date

 Disbursement Date

 Number of
 Student Loans

 Outstanding
 Principal
 Balance

 Principal Balance
 as a Percent

 Pre-October 1993

           0

 $                    0

     0.00%

 October 1, 1993 and thereafter

 133,795

   1,949,074,558

 100.00

             Total

 133,795

 $1,949,074,558

 100.00%

 Distribution of Student Loans by Weighted Average Remaining
 Months in Status as of the Statistical Cut-Off Date

    Status

 Weighted Average Remaining Months in Status

 Deferment

 Forbearance

 Repayment

 Deferment

 14.02

 314.81

 Forbearance

 3.89

 308.39

 Repayment

 288.13

 Distribution of Accounts by Range of Principal Balance
 as of the Statistical Cut‑Off Date

 Principal Balance
 Range

 Number of Accounts

 Outstanding Principal
 Balance

 Principal Balance as
 a Percent

 Less than $10,000

    3,638

    $  21,351,210

     1.10%

 $10,000 to $14,999.99

    5,626

        72,163,199

  3.70

 $15,000 to $19,999.99

    7,970

      139,018,912

  7.13

 $20,000 to $24,999.99

    6,802

      151,887,521

  7.79

 $25,000 to $29,999.99

    4,312

      117,819,937

  6.04

 $30,000 to $34,999.99

    3,197

      103,546,486

  5.31

 $35,000 to $39,999.99

    2,847

      106,830,615

  5.48

 $40,000 to $49,999.99

    4,170

      186,664,403

  9.58

 $50,000 to $59,999.99

    3,266

      179,342,712

  9.20

 $60,000 to $69,999.99

    2,131

      137,837,608

  7.07

 $70,000 to $79,999.99

    1,679

      125,583,102

  6.44

 $80,000 to $89,999.99

    1,198

      101,431,480

  5.20

 $90,000 to $99,999.99

      812

        77,084,916

  3.95

 $100,000 to $109,999.99

      599

        62,817,090

  3.22

 $110,000 to $119,999.99

      464

        53,231,972

  2.73

 $120,000 to $129,999.99

      399

        49,822,368

  2.56

 $130,000 to $139,999.99

      312

        42,153,179

  2.16

 $140,000 to $149,999.99

      245

        35,532,204

  1.82

 $150,000 or greater

  1,017

      184,955,646

  9.49

             Total

 50,684

 $1,949,074,558

 100.00%

 Distribution of Student Loans by Guarantor
 as of the Statistical Cut‑Off Date

 Guarantor

 Number of
 Student Loans

 Outstanding Principal Balance

 Principal Balance
 as a Percent

 American Student Assistance

   89,187

 $   944,124,187

   48.44%

 Great Lakes Higher Education
 Guaranty Corporation

   32,142

      564,667,527

 28.97

 Pennsylvania Higher Education
 Assistance Agency

   12,439

      439,982,479

 22.57

 Other

          27

             300,366

   0.02

             Total

 133,795

 $1,949,074,558

 100.00%

 Distribution of Student Loans by Subservicer
 as of the Statistical Cut‑Off Date

 Subservicer

 Number of
 Student Loans

 Outstanding Principal Balance

 Principal Balance
 as a Percent

 ACS Education Services, Inc.

   85,604

 $    886,174,245

    45.47%

 Great Lakes Higher Education
 Guaranty Corporation

   32,142

      564,667,527

 28.97

 Pennsylvania Higher Education
 Assistance Agency

   12,439

      439,982,479

 22.57

 CFS-SunTech Servicing LLC

    3,610

       58,250,307

   2.99

             Total

 133,795

 $1,949,074,558

 100.00%

            The existing portfolio of student loans and the portfolios of student loans to be acquired by the trust on the closing date and during the acquisition period are subject to various borrower benefits programs.  Borrower benefits include interest rate reductions for certain loans after a series of consecutive on-time payments and an interest rate reduction for borrowers who elect automatic bank debit as the means of making loan payments.

 Information Relating to the Guarantee Agencies

                General.  Each student loan is required to be guaranteed as to principal and interest by a guarantee agency as described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education.

                Guarantee Agencies for the Student Loans.  The eligible lender trustee has entered into guarantee agreements with each of Great Lakes Higher Education Guaranty Corporation, Pennsylvania Higher Education Assistance Agency and American Student Assistance, under which the guarantee agency has agreed to serve as a guarantor for specific student loans covered by its respective guarantee agreement.  For student loans acquired in the future with proceeds of the offered notes or proceeds of additional notes, the eligible lender trustee will enter into a separate guarantee agreement with each additional guarantee agency, under which the guarantee agency will agree to serve as guarantor for specified student loans.

            Under the Higher Education Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency.  We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  See “Description of the Federal Family Education Loan Program” or “Description of the Guarantee Agencies” in the prospectus.

            Some historical information about the guarantee agencies providing guarantees for more than 10% of the student loans is provided below.  The information shown for each guarantee agency relates to all student loans guaranteed by that agency.

            Unless otherwise indicated, the information relating to Great Lakes Higher Education Guaranty Corporation has been obtained from Great Lakes Higher
Education Guaranty Corporation, the information relating to Pennsylvania Higher Education Assistance Agency has been obtained from Pennsylvania Higher Education Assistance Agency and the information relating to American Student Assistance has been obtained from
American Student Assistance.  None of GCO Education Loan Funding Trust‑I, the depositor, the servicing contractor, the administrator, the underwriters or their counsels have audited or independently verified this information for accuracy or completeness.

Great Lakes Higher Education Guaranty Corporation

            Great Lakes Higher Education Guaranty Corporation (“GLHEGC”) is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes
Higher Education Corporation (“GLHEC”).  GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967.  GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands.  On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. (“GLELSI”) a wholly owned subsidiary of GLHEC.  GLHEGC continues as the “guaranty agency” as defined in
Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status.  GLHEGC (through its support services agreement with GLHEC) also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC’s “guaranty agency” responsibilities.  The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions.  GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.  GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to
2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

            GLHEGC has entered into a voluntary flexible agreement with the Department of Education pursuant to the 1998 Reauthorization Amendments.  Under
GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2006, GLHEGC’s revenues are tied directly to default aversion performance.  Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period.  In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses.  This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the Department of Education.  GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements.  Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a
post-claim random sampling process that replaces the current claim-by-claim process.   The GLHEGC agreement is automatically renewed for one-year effective periods, unless terminated 90 days prior to the end of an effective period.  GLHEGC has been advised that the Department of Education intends to renegotiate certain terms and conditions prior to March 30, 2006, including an amendment which would make the agreement subject to termination by either party on ninety (90) days notice and amendments related to guaranty fee charges and applicability of reserves ratios.  Negotiations are on hold pending the current reauthorization of the Higher Education Act.

            The information in the following tables has been provided to the issuer from reports provided by or to the Department of Education and has not been verified by the issuer, GLHEGC or the underwriters.  No representation is made by the issuer, GLHEGC or the underwriters as to the accuracy or completeness of this information.  Prospective investors may consult the Department of Education Data Books and Web site
http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

                Guarantee Volume.  GLHEGC’s guaranty volume
for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume was as follows:

 Federal Fiscal Year

 Guaranty Volume (millions)

 2000

 $2,141.9

 2001

  2,246.7

 2002

  4,473.1

 2003

  8,721.3

 2004

  7,707.6

                Reserve Ratio.  Following are GLHEGC’s
reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

 Federal Fiscal Year

 Federal Guaranty
 Reserve Fund Level 1/

 2000

 2.12%

 2001

 2.12

 2002

 1.86

 2003

 1.29

 2004

 0.99

            The Department of Education’s website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp. has posted reserve ratios for federal fiscal years
2003 and 2004 of 1.168% and .646%, respectively.  GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.29% and .99%, respectively.  According to the Department of
Education, available cash reserves may not always be an accurate barometer of a guarantor’s financial health.

 1/

In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid
Commission or Puerto Rico Higher Education Assistance Corporation.  (The minimum reserve fund ratio under the Higher Education Act is .25%.)

                Claims Rate.  For the past five federal fiscal
years, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims.  The actual claims rates are as follows:

 Federal Fiscal Year

 Claims Rate

 2000

 1.17%

 2001

 1.46

 2002

 1.06

 2003

 1.27

 2004

 0.68

Pennsylvania Higher Education Assistance Agency

            Pennsylvania Higher Education Assistance Agency (“PHEAA”) is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to the Pennsylvania Act of August 7, 1963, P.L. 549, as amended (the “Pennsylvania Act”).

            PHEAA had been guaranteeing student loans since 1964.  As of June 30, 2005, PHEAA has guaranteed a total of approximately $33.5 billion principal amount of Stafford Loans, and approximately $4.4 billion principal amount of PLUS Loans and SLS Loans, and approximately $21.8 billion principal amount of consolidation loans under the Higher Education Act.  Of the total amount of all loans guaranteed,
PHEAA estimates that approximately $30.1 billion original principal amount of such loans are outstanding.  PHEAA initially guaranteed loans only to residents of the Commonwealth of Pennsylvania (the “Commonwealth”) or persons who planned to attend or were attending eligible education institutions in the Commonwealth.  In May, 1986, PHEAA began guaranteeing loans to borrowers that did not meet these residency requirements pursuant to its national guarantee program.  Under the Pennsylvania Act, guarantee payments on loans under PHEAA’s national guarantee program may not be paid from funds appropriated by the Commonwealth.

            PHEAA has adopted a default prevention program consisting of (i) informing new borrowers of the serious financial obligations incurred by the borrowers and stressing the financial and legal consequences of failure to meet all terms of the loan, (ii) working with institutions to make certain that student borrowers are enrolled in sound education programs and that the proper individual enrollment records are being maintained, (iii) assisting lenders with operational programs to ensure sound lending policies and procedures, (iv) maintaining up-to-date student status and address records of all borrowers in the guaranty program, (v) initiating prompt collection actions with borrowers who become delinquent on their loans, do not establish repayment schedules or “skip,” (vi) taking prompt action, including legal action and garnishment of wages, to collect on all defaulted loans, and (vii) adopting a general policy that no loan will be automatically “written off.”  Since the loan servicing program was initiated in 1974, PHEAA has never exceeded an annual default claims percentage of 5 percent and, as a result, federal reimbursement for default claims has thus far been at the maximum federal reimbursement level.  For the last five years, the annual default claims percentages have been as follows:

 Federal
 Fiscal Year

 Annual Default
 Claims Percentages

 2000

    1.11%

 2001

 1.70

 2002

 1.70

 2003

 1.45

 2004

 1.09

            Under the Federal Balanced Budget Act, the Secretary of Education is required to recall $1 billion in reserve funds held by guaranty agencies.  On January 14, 1998, the Department of Education informed PHEAA and PHEAA’s share of the recall is $116.1 million.  The recall was paid to the Department of

Education in August 2002.  The Higher Education Amendments of 1998 contain a provision for an additional recall of funds totaling $250 million nationwide.  $85 million of the recall occurred in the federal fiscal year ended September 30, 2002, $82.5 million is to occur in the year ending September 30, 2006, and $82.5 million is to occur in the year ending September 30, 2007.  On July 11, 2002, the Department of Education informed PHEAA that its share of the recall is $26.3 million, of which $8.9 million was due and paid by September 1, 2002.  $17.4 million remains as an amount payable to the Department of Education as of December 31, 2003 for the recalls due in 2006 and 2007.

            As of June 30, 2005, PHEAA had total federal reserve-fund assets of approximately $82.6 million, deferred revenue of approximately $2.4 million, and a fund balance of approximately $45.3 million. Through June 30, 2005, the outstanding amount of principal on loans that had been directly guaranteed by PHEAA under the Federal Family Education Loan Program was approximately $30.1 billion. In addition, as of June 30, 2005, PHEAA had operating-fund assets and non-Federal Family Education Loan Program assets totaling approximately $6.4 billion.

                Guaranty Volume.  PHEAA’s guaranty volume
(the approximate aggregate principal amount of federally reinsured education loans, including  PLUS Loans but excluding federal Consolidation Loans) was as follows for the last five federal fiscal years:

 Federal
 Fiscal Year

 Guaranty Volume
 (in millions)

 2000

 $2,076

 2001

 2,252

 2002

 2,530

 2003

 2,813

 2004

 3,131

                Reserve Ratio.
PHEAA’s reserve ratios, determined by dividing its cumulative cash reserves by the original principal amount of the outstanding education loans it has guaranteed, were as follows for the last five federal fiscal years:

 Federal
 Fiscal Year

 Reserve Ratio

 2000

    1.30%

 2001

 1.10

 2002

 0.50

 2003

 0.40

 2004

 0.30

            Under current law, PHEAA is required to manage the Federal Fund so net assets are greater than 0.25% of the original principal balance of outstanding guarantees. Historically, the Department of Education has calculated this ratio at September 30, which is the close of the federal fiscal year, and has excluded amounts payable to the Department of Education related to the recall of reserve funds from this calculation. These amounts payable are due in two installments, one in September 2006, and one in September 2007.

            Based upon PHEAA’s calculation of the ratio, the Agency has determined that it fell below the required ratio during the quarter ended
March 31, 2005. Under federal law, PHEAA is required to submit a management plan to the Department of Education if PHEAA remains under the required level for two consecutive years. That plan must demonstrate that PHEA will reach the required level within 18 months of submitting the plan.

                Recovery Rates.
A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the current year collections by the total outstanding claim portfolio for the prior fiscal year. The table below shows the cumulative recovery rates for the guarantor for the five federal fiscal years shown for which information is available:

 Federal
 Fiscal Year

 Recovery Rates

 2000

   23.20%

 2001

 26.07

 2002

 23.12

 2003

 25.48

 2004

 26.30

                Claims Rate.  PHEAA’s
claims rate represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to PHEAA’s existing portfolio of loans in repayment at the end of the prior fiscal year.  For the last five fiscal years, the claims rate was as follows:

 Federal
 Fiscal Year

 Claims Rate

 2000

    1.10%

 2001

 1.70

 2002

 1.70

 2003

 1.50

 2004

 1.10

            PHEAA’s headquarters is located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444.

American Student Assistance

            Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance (“ASA”), a not-for-profit corporation organized in 1956, will guarantee a portion of the Financed Student Loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of Massachusetts and the District of Columbia. Since 1956, ASA has been a provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $43 billion in loans. Originally created by the General Court of the Commonwealth of Massachusetts as the Massachusetts
Higher Education Assistance Corporation, ASA currently acts on behalf of the Department of Education to ensure that the public policy purposes and regulatory requirements of the FFEL Program are met. ASA employed 592 individuals as of January 1, 2006 at its principal offices located at 100 Cambridge Street, Suite 1600, Boston, MA 02114.

                Guaranty Volume.  The following table sets forth
the principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the last five ASA fiscal years:

 ASA Fiscal Year
 (Ending June 30)

 Net FFELP Loans
 Guaranteed by ASA
 (Dollars in Millions)

 2001

 $   680

 2002

     779

 2003

     914

 2004

  1,270

 2005

  1,746

            Under the Higher Education Act, ASA and the U.S. Secretary of Education as of January 1, 2001 entered into a voluntary flexible agreement
(“VFA”).  Under the VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the
Department of Education to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a federal reserve fund. Because ASA holds no federal reserve fund, the concept of a Reserve Ratio is inapplicable.
The VFA establishes a “fee for service” model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is further incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA’s trigger default rate improves over the national trigger default rate. ASA’s efforts to prevent default are a part of its “Wellness” program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in repayment.

            The information in the following tables has been provided by ASA from reports provided by or to the Department of Education and has not been verified by ASA.
No representation is made by ASA as to the accuracy or completeness of the information.

                Recovery Rates.  A guarantee agency’s
recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency.  The table below sets forth the recovery rates for ASA for the last five federal fiscal years as taken from the Department of Education Guarantee Agency Activity Report form 1130:

 Federal Fiscal Year
 (Ending September 30)

 Recovery Rate

 2001

    69.8%

 2002

 74.4

 2003

 79.4

 2004

 83.5

 2005

 83.0

                Claims Rate.  ASA’s claims rate represents
the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year.  For the federal fiscal years 2000‑2004, ASA’s claims rate listed below have not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department of Education.  See “Description of the Federal Family Education Loan Program” in the prospectus for more detailed information concerning the FFELP program.  Nevertheless, there can be no assurance ASA will continue to receive full reimbursement for such claims.  The following table sets forth the claims rate of ASA for the last five federal fiscal years:

 Federal Fiscal Year

 Claims Rate

 2001

   1.3%

 2002

 1.2

 2003

 0.9

 2004

 0.6

 2005

 1.0

                Net Loan Default Claims.  The following table sets
forth the dollar value of default claims paid net of repurchases and refunds for the last five years:

 ASA Fiscal Year

 Default Claims
 (Dollars in Millions)

 2001

 $ 64

 2002

 72

 2003

 80

 2004

 83

 2005

 168

                Default Recoveries.  The following table sets
forth the amount of recoveries returned to the Department of Education for the last five years:

 ASA Fiscal Year

 Default Recoveries
 (Dollars in Millions)

 2001

 $82

 2002

 86

 2003

 79

 2004

 82

 2005

 78

 Servicing of the Student Loans

            GCO Education Loan Funding Corp. will act as servicing contractor with respect to the student loans.  See “The Student Loan Program of GCO Education
Loan Funding Trust-I” in the prospectus.  GCO Education Loan Funding Corp. is a party to separate subservicing agreements with the subservicers listed below as subservicers pursuant to which each such subservicer will assume responsibility for servicing, maintaining custody of and making collections on the student loans covered by its respective subservicing agreement.  For student loans acquired in the future with the proceeds of additional notes, GCO Education Loan Funding Corp. may enter into separate subservicing agreements with additional subservicers, under which the subservicers will agree to service specified student loans.  Presented below is information with respect to each servicer expected as of November 30, 2005 to service 10% or more of the student loans.

                Unless otherwise indicated, the information relating to Great Lakes Educational Loan Services, Inc.,
Pennsylvania Higher Education Assistance Agency and ACS Education Services, Inc. has been obtained from such respective subservicer.  None of GCO Education Loan Funding Trust‑I, the depositor, the servicing contractor, the administrator, the underwriters or their counsels have audited or independently verified this information for accuracy or completeness.

Great Lakes Educational Loan Services, Inc.

            General.  Great Lakes Educational Loan Services, Inc. (“GLELSI”) acts as a loan servicing agent for the issuer.  GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Corporation (“GLHEC”), a Wisconsin nonstock, nonprofit corporation.  The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison,
Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third‑party guaranty agencies and lender servicing and origination functions.  GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

            In June 2004, GLELSI received the Exceptional Performer designation from the Department of Education (“Department”).  As a result, loans serviced by GLELSI are eligible to receive 100% reimbursement on all claims submitted for insurance.  Loans serviced by GLELSI will not be subject to the 2% risk sharing loss as long as GLELSI retains the Exceptional Performer designation.  GLELSI could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act.  GLELSI could also lose Exceptional Performer status if subsequent audits fail to meet the Department's standards.

            In March 2005, Moody’s Investors Service assigned its highest servicer quality (SQ) rating of SQ1 to GLELSI as a servicer of FFELP student loans.
Moody’s SQ ratings represent its view of a servicer’s ability to prevent or mitigate losses across changing markets.  Moody’s rating incorporates an assessment of performance measurements including delinquency transition rates, cure rates, claim reject rates – all valuable indicators of a servicer’s ability to get maximum returns from student loan portfolios.

            As of October 31, 2005 GLELSI serviced 1,819,075 student and parental accounts with an outstanding balance of $26.0 billion for over 1,200 lenders nationwide.  As of October 31, 2005, 61% of the portfolio serviced by GLELSI was in repayment status, 7% was in grace status and the remaining 32% was in interim status.  GLELSI will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

            The GLELSI Subservicing Agreement.  The servicing contractor has entered into a Student Loan Origination and Servicing Agreement, dated as of January 28, 2003, with GLELSI.  GLELSI will service the student loans acquired by the trust and submitted to it by the servicing contractor in accordance with the specifications of the Higher Education Act and as set forth in the subservicing agreement.

            Pursuant to the subservicing agreement, GLELSI generally agrees to provide all customary student loan servicing activities with respect to the student loans.  Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by it.  GLELSI agrees to service the student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal laws and regulations.  If a student loan loses its guarantee as the result of the negligence of GLELSI and the servicing error

cannot be cured, then GLELSI or an affiliate will purchase the loan from the trust and make such other payments as are necessary to compensate the trust for its losses.

            The subservicing agreement continues in force until terminated or modified as set forth therein.  The subservicing agreement may be terminated only at the end of a calendar quarter and only if written notice is given: (a) by the servicing contractor to GLELSI, at least 30 days prior to the end of a calendar quarter, or (b) by GLELSI, to the servicing contractor at least 180 days prior to the end of a calendar quarter.  Upon termination by the servicing contractor, the servicing contractor is obligated to pay a termination fee set forth in the subservicing agreement.

            The servicing contractor will pay GLELSI a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement.
The fees are subject to periodic adjustment.

Pennsylvania Higher Education Assistance Agency

            General.  The Pennsylvania Higher Education Assistance Agency ("PHEAA") acts as a loan servicing agent for the issuer.  PHEAA is a
public corporation and a government instrumentality of  the  Commonwealth  of  Pennsylvania.   PHEAA was founded in 1964 and is located in Harrisburg, Pennsylvania.  In addition to servicing loans, PHEAA guarantees  loans under the federal Title IV programs, administers certain state  scholarship  and  financial  aid programs, and issues tax-exempt and taxable  notes  to  finance  its  lending and secondary market purchases of student
loan portfolios.  PHEAA has guaranteed over $60 billion in student loans  since  1964.   PHEAA is one of the largest student loan servicers in the  nation  with  $52.2  billion at  October 31, 2005, in third party serviced  and  remote  serviced  loans  for  3.4  million borrowers.  As of October 31,  2005,  PHEAA, as lender and secondary market purchaser, had total assets of $7.06 billion. PHEAA has approximately 2,400 employees.

            The PHEAA Subservicing Agreement.  The servicing contractor has entered into a Servicing Agreement, dated as of March 31, 2005, with
PHEAA.  PHEAA will service the student loans acquired by the trust and submitted to it by the servicing contractor in accordance with the specifications of the Higher Education Act and as set forth in the subservicing agreement.

            Pursuant to the subservicing agreement, PHEAA generally agrees to provide all customary student loan servicing activities with respect to the student loans.  Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by it.  PHEAA agrees to service the student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal laws and regulations.  PHEAA has agreed to reimburse the trust for any liabilities arising out of errors on PHEAA’s part in performing its servicing duties.

            The subservicing agreement continues in force until terminated or modified as set forth therein.  The subservicing agreement may be terminated (a) by the servicing contractor without payment of a termination fee only if any of PHEAA’s representations and warranties prove to be false or if PHEAA fails to perform its obligations in any material respect.  In either case, PHEAA has 180 days to cure the problem; or (b) by PHEAA if the servicing contractor fails to perform its obligations, including timely payment of servicing fees.

ACS Education Services, Inc.

            General.  ACS Education Services, Inc. (“ACS”) is a for‑profit corporation and a wholly‑owned subsidiary of
Affiliated Computer Services, Inc. (“ACSI”).  Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to commercial and government clients.  ACSI’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.”  As of November 2005, ACS provided loan servicing for approximately $114 billion in student and parental loans, including approximately $86 billion in Federal Direct Student
Loans under contract with the Department of Education.  ACS has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California, Utica, New York, and Lombard,
Illinois.

            In March 2005, ACS received the Exceptional Performer designation from the Department of Education.  As a result, loans serviced by ACS are eligible to receive 100% reimbursement on all claims submitted for insurance, and will not be subject to the 2% risk sharing loss otherwise applicable, as long as ACS retains the Exceptional Performer designation. ACS could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act, or if subsequent audits fail to meet the Department of Education's standards for such continuing such designation.

            The ACS Subservicing Agreement.  The servicing contractor has entered into a Servicing Agreement, dated as of
April 1, 2003 with ACS.  ACS will service the student loans acquired by the trust and submitted to it by the servicing contractor in accordance with established procedures and industry practices and as set forth in the subservicing agreement.

            Pursuant to the subservicing agreement, ACS generally agrees to provide all customary student loan servicing activities with respect to the student loans.  Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by it.  ACS agrees to service the student loans in material compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal laws and regulations.  In the event that a student loan is rejected by the applicable guarantor due to the negligence of
ACS and the servicing error cannot be cured, then ACS will reimburse the trust for all losses of principal and interest on the loan.

            The subservicing agreement continues in force until terminated or modified as set forth therein.  The subservicing agreement is for an initial term of
36‑months, but is automatically renewed for successive 12‑month periods unless either party gives 90 days notice of its intention not to renew the subservicing agreement.  The subservicing agreement may also be terminated by either party upon a material breach by the other party (after certain cure periods described therein) or by ACS upon amendments to the Higher Education Act or guaranty agency regulations which impose additional costs or risks upon ACS which are not reimbursed or the subject on indemnification pursuant to the subservicing agreement.  Except for a termination by the trust for cause or by ACS due to additional costs or risks, the subservicing agreement will continue in effect for student loans being serviced by ACS prior to the termination for the remaining terms of such student loans.  Upon termination by the servicing contractor, the servicing contractor is obligated to pay certain transfer fees for the student loans as set forth in the subservicing agreement.

            The servicing contractor will pay ACS a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement, in addition to other fees specified therein.  The fees are subject to periodic adjustments, which adjustments are subject to certain limitations set forth in the subservicing agreement.

 Eligible Lender Trustee

            Zions First National Bank is our eligible lender trustee under an eligible lender trust agreement.  Zions First National Bank is a national banking association with offices located at 717 17th Street, Suite 301, Denver, Colorado 80202.  The eligible lender trustee will acquire on our behalf legal title to all of the student loans acquired under loan purchase agreements.  The eligible lender trustee has entered into a guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the student loans to be owned by an eligible lender would result in the loss of guarantor payments and United States Department of Education payments on the student loans.
See “Description of the Federal Family Education Loan Program” in the prospectus.

            The eligible lender trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the eligible lender trust agreement and the loan purchase agreements.

 Description of the Offered Notes

General

            The offered notes will be issued pursuant to a master indenture and a series 2006-1 supplemental indenture.  The offered notes will be senior notes having the rights described in this prospectus supplement and in the prospectus.  The offered notes will bear interest based on the three-month LIBOR rate.  We will issue the offered notes in minimum denominations of $100,000 and in integral multiples of
$1,000 in excess thereof.  We will use the proceeds from the sale of the offered notes to purchase student loans, to make a deposit to the 2006-1 acquisition account, to make an additional deposit to the reserve fund and to pay costs of issuing the offered notes.

            We have previously issued other series of notes from the master trust and have used the net proceeds we received to purchase student loans.  All of those student loans previously acquired, along with the student loans we expect to purchase with the proceeds of the offered notes, have been or will be originated under the Federal Family Education Loan Program and are or will be pledged to the indenture trustee to secure repayment of all of the notes issued under the indenture.  The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added in connection with our issuing additional notes.

            The sole source of funds for payment of all of the notes, including any additional notes, issued under the indenture is the student loans and investments, including derivative product agreements, that we pledge to the indenture trustee and the payments that we receive on those student loans and investments.  The indenture trustee may release funds to us if the value of the student loans and other assets in the trust estate exceeds (a) 101.5% of the principal balance plus accrued interest of all senior notes, subordinate notes and junior-subordinate notes, if any, then outstanding and (b) 104% of the principal balance plus accrued interest of all senior notes then outstanding.

            The indenture trustee did not participate in the preparation of this prospectus supplement and makes no representations considering the notes, the collateral or any other matter stated in this prospectus supplement.  The indenture trustee has no duty or obligation to pay the notes from its own funds, assets or corporate capital or to make inquiry regarding, or investigate the use of, amounts disbursed from the trust estate.

Interest Payments

            Interest will accrue on the LIBOR rate notes at the applicable interest rate during each interest accrual period and will be payable to the noteholders on the quarterly distribution dates.  The interest rate on the class A-7L notes for each interest accrual period will be equal to three‑month LIBOR (except for the initial interest accrual period as described below), as determined on the second business day prior to such interest accrual period, plus 0.03%.  The interest rate on the class A‑8L notes for each interest accrual period will be equal to three-month LIBOR (except for the initial interest accrual period described below), as determined on the second business day prior to such interest accrual period, plus 0.13%.  The interest rate on the class A‑9L notes for each interest accrual period will be equal to three-month LIBOR (except for the initial interest accrual period described below), as determined on the second business day prior to such interest accrual period, plus 0.16%.  The interest rate on the class A‑10L notes for each interest accrual period will be equal to three-month LIBOR (except for the initial interest accrual period described below), as determined on the second business day prior to such interest accrual period, plus 0.19%.  The interest rate on the class A‑11L notes for each interest accrual period will be equal to three-month LIBOR (except for the initial interest accrual period described below), as determined on the second business day prior to such interest accrual period, plus 0.23%.

            LIBOR for the initial interest accrual period will be determined by the following formula:

                        x + [a/b*(y-x)]

            where x = four-month LIBOR, and

                        y= five-month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

                        a = the actual number of days from the maturity date of four-month LIBOR to the first distribution date; and

                        b = the actual number of days from the maturity date of four-month LIBOR and the maturity date of five-month LIBOR.

            The resulting percentage figure will be rounded to the fifth decimal point.

            Interest on the LIBOR rate notes will be determined based on the amount of interest accrued at the applicable interest rate on the aggregate outstanding principal balance of the applicable class, and will be calculated on the basis of the actual number of days elapsed during the related interest accrual period divided by 360.

Calculation of LIBOR

            For each interest accrual period for the LIBOR rate notes, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date.  The LIBOR determination date will be the second business day before the beginning of each interest accrual period.  If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator.  The indenture trustee will request the principal London office of each bank to provide a quotation of its rate.  If at least two banks provide quotations, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two banks provide quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, three‑month LIBOR in effect for the applicable interest accrual period will be three‑month LIBOR in effect for the previous accrual period.

Flow of Funds

            All amounts received by the indenture trustee from or on account of any student loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a student loan and any payments representing such principal from the guarantee or insurance of any student loan, net of accrued interest which will be capitalized at a later date, will be deposited to the redemption account of the acquisition fund and used to make principal reduction payments and to redeem notes.  Unless otherwise specified in a prospectus supplement relating to a series of additional notes, we expect to make principal reduction payments on the LIBOR rate notes on the quarterly distribution dates in accordance with Schedule I attached hereto and to redeem the auction rate notes, regardless of when issued, on approximately a monthly basis in ascending order of maturity.  In the event that the total principal reduction payments to be made on a quarterly distribution date are insufficient to cause the outstanding principal balance of each class of LIBOR rate notes to equal the targeted balance for that date listed on Schedule I, principal reduction payments will be made sequentially on the A‑1L notes through the A-11L notes.  If two or more classes of auction rate notes have the same maturity, we will redeem the class having the earliest payment date in that month.  If all senior auction rate notes have been redeemed, we will use any amounts in the redemption account to accelerate the principal reduction payments on the LIBOR rate notes in advance of the targeted payment schedule listed on Schedule I attached hereto.  Such principal reduction payments will be made as if the remaining distribution dates listed on Schedule I were accelerated by one or more payment periods.  If principal reduction payments are to be made on more than one class of LIBOR rate notes on a quarterly distribution date, principal reduction payments will be made sequentially on the A-1L notes through the A-11L notes.

            All interest payments received by the indenture trustee from or on account of any student loan, any investment security or any derivative product agreement will be deposited to the revenue fund.  Amounts necessary to pay operating expenses and fees of the trust, including the indenture trustee, Delaware trustee, servicing and administrative fees and expenses, are transferred to the operating fund.  Such operating expenses are not expected to exceed 0.43% of the principal amount of the student loans owned by the trust on a per annum basis while the LIBOR rate notes are outstanding.  The overall amount of operating fees and expenses, in absolute dollar terms, payable by the trust in priority to the notes is expected to increase as additional notes are issued and additional student loans are added to the trust.  In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal Consolidation Loans disbursed on or after October 1, 1993.  See “Description of the Federal Family Education Loan Program” in the prospectus.
We may transfer moneys in the revenue fund to the

operating fund, subject to the limitation described in the prospectus under “Security and Sources of Payment for the Notes—Operating Fund.”  On each interest payment date, stated maturity date and derivative payment date, each a “payment date,” prior to an event of default, money in the revenue fund will be used and transferred to other funds or persons in the following order:

 •

on a parity basis, to pay interest due on any senior notes, including additional notes outstanding as senior notes, and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the senior notes;

 •

 on a parity basis, to pay the principal of and premium, if any, due on any senior notes, including additional notes outstanding as senior notes;

 •

on a parity basis, to pay interest due on any subordinate notes, including additional notes outstanding as subordinate notes, and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the subordinate notes;

 •

 on a parity basis, to pay the principal of and premium, if any, due on any subordinate notes, including additional notes outstanding as subordinate notes;

 •

on a parity basis, to pay interest due on any junior‑subordinate notes and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the junior‑subordinate notes;

 •

 on a parity basis, to pay the principal of and premium, if any, due on any junior‑subordinate notes;

 •

 to the reserve fund the amount, if any, necessary to replenish the reserve fund to the reserve fund requirement;

 •

on a parity basis and if a certain ratio of the value of the trust estate to the notes (as described in a supplemental indenture) is maintained, to pay interest due on any residual notes and any derivative product and certain termination payments set forth in the indenture or any supplemental indenture secured on a parity with the residual notes;

 •

to pay interest accrued on the carryover amounts of the senior notes, the carryover amounts of the senior notes, interest accrued on the carryover amounts of the subordinate notes, the carryover amounts of the subordinate notes, interest accrued on the carryover amounts of the junior‑subordinate notes and the carryover amounts of the junior‑subordinate notes, in that order of priority;

 •

 to pay all other termination payments not previously paid;

 •

 to pay principal on the residual notes if a certain ratio of the value of the trust estate to the notes (as described in a supplemental indenture) is maintained; and

 •

to the extent the indenture permits payments to us free from the lien of the indenture at the option of the trust and the trust has exercised its option to be so paid, the remaining money in the revenue fund on such payment date may be paid to us.

            On a monthly basis, the administrator will determine the amount of excess revenues on deposit in the revenue fund.  Excess revenues are the amount of revenues on deposit in the revenue fund which exceed the transfers expected to be made from the revenue fund.  If the value of the trust estate is less than (a) 101.5% of the principal balance plus accrued interest of the senior notes, subordinate notes and junior-subordinate notes, if any, then outstanding or (b) 104% of the principal balance plus accrued interest of the senior notes then outstanding (or such other ratios agreed to by the rating organizations rating our notes) such excess revenues will be transferred to the redemption account of the acquisition fund to make principal reduction payments and to redeem notes, until such percentages are reached.  In addition, on any payment date on which the aggregate current principal balance of all the notes is less than or equal to 10% of the initial aggregate principal balance of all the notes originally issued, we may instruct the indenture trustee to transfer an amount sufficient to redeem all of the notes from the revenue fund and the reserve fund to the redemption account to redeem the notes.

 Credit Enhancement

Over-Collateralization

            Funds will be deposited into an account in the acquisition fund on the closing date in an amount sufficient to raise the parity level to no less than 101.5% --
based on November 30, 2005 balances that amount would be approximately $89,000,000.  As a result, the aggregate principal amount of all notes outstanding under the indenture will, at the closing date, be less than the aggregate value of the student loans and other assets in the trust estate.

Reserve Fund

            We will make a deposit to the reserve fund on the closing date of the offered notes in an amount equal to $8,380,656.  Subsequent to this deposit, the reserve fund will have a balance of $19,429,403.  If funds available in the revenue fund are not sufficient to make payments when due, moneys in the reserve fund may be used to pay amounts due and payable to you.  Money withdrawn from the reserve fund will be restored to the required minimum balance through transfers from the revenue fund or the acquisition fund.  The required minimum balance in the reserve fund is equal to the greater of 0.75% of the outstanding principal balance of all of our notes or
$1,500,000.

Capitalized Interest Account

            The capitalized interest account had a balance of $6,042,451 at November 30, 2005.  No additional deposit will be made to the capitalized interest account from the proceeds of the offered notes.  Amounts on deposit in the capitalized interest account will be available to pay interest on the notes until June 1, 2008.  On January 1, 2007, all amounts in excess of $3,750,000 in the capitalized interest account will be transferred to the redemption account of the acquisition fund, and on June 1, 2008, any money remaining in the capitalized interest account will be transferred to the redemption account of the acquisition fund, and will be used to make scheduled principal reduction payments and to redeem notes.

Subordinated Notes

            The rights of the subordinate noteholders to receive payments of interest and principal are subordinated to the rights of the senior noteholders, such as the class A noteholders, to receive payments.  This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of scheduled payments of principal and interest due them and to protect the senior noteholders against losses.

            Senior noteholders have a preferential right to receive, before any distributions to subordinate noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on the student loans that would otherwise have been payable to the holders of subordinate notes.  The subordinate notes are then entitled to the available amounts, if any, remaining in the trust estate.  See “Description of Credit Enhancement—Subordinate Notes” in the prospectus.

 LIBOR Derivative Product Agreements

            We have previously entered into LIBOR derivative product agreements with Citibank, N.A and Bank of America, N.A.  While we are not entering into a new
LIBOR derivative product agreement in connection with the offer and sale of the offered notes, we may enter into additional LIBOR derivative product agreements in the future to help us manage interest rate risk.  The agreements were and any future agreements will be documented under a 1992 ISDA Master Agreement (Multicurrency‑Cross Border) modified to reflect the terms of the notes and the indenture.

Initial LIBOR Derivative Product Agreement

            Under the terms of a LIBOR derivative product agreement dated September 4, 2003 (the “Initial LIBOR Derivative Product Agreement”), Citibank, N.A.
as counterparty will pay to the trust monthly an amount (the “floating amount”) equal to the product of:

 •

 the swap rates for each monthly calculation period;

 •

 the swap notional amounts for the relevant period; and

 •

 the quotient of the actual number of days in that period divided by 360.

            The “swap rates” are equal to one‑month LIBOR for each monthly calculation period, as determined by the counterparty.

            In exchange for the floating amounts due from the counterparty, and subject to the payment netting provisions of the Initial LIBOR Derivative Product
Agreement, the trust will pay to the counterparty monthly an amount (the “fixed amount”) equal to the product of:

 •

 the applicable per annum fixed interest rate;

 •

 the swap notional amounts for that calculation period; and

 •

 the quotient of the actual number of days in that period divided by 360.

            The notional amount, per annum interest rate, start date and the termination date for the Initial LIBOR Derivative Product Agreement are set forth below:

 Notional Amount

 Interest Rate

 Start Date

 Termination Date

 $10,000,000

 2.985%

 February 17, 2004

 February 15, 2006

            The Initial LIBOR Derivative Product Agreement provides that payment of any fixed amount and floating amount will be netted, so that only the net difference between those amounts will be paid.  Any such net difference payable by the counterparty is referred to as the “net trust swap receipt,” and any such net difference payable by the trust is referred to as the “net trust swap payment.”  Net trust swap receipts,

if any, will be distributed as part of the revenues on each appropriate payment date, and net trust swap payments, if any, will be paid to the counterparty monthly.  The Initial LIBOR Derivative Product Agreement has the
termination date described above, but it may also be terminated in accordance with its terms due to an early termination.

Second LIBOR Derivative Product Agreement

            Under the terms of a LIBOR derivative product agreement dated March 4, 2005 (the “Second LIBOR Derivative Product Agreement”), on each quarterly distribution date through March 17, 2008, the termination date of the agreement, Citibank, N.A. as counterparty will pay to the trust an amount (the “floating amount”) equal to the product of:

 •

 the Swap Rate for the relevant calculation period;

 •

 the Swap Notional Amount for that period; and

 •

 the quotient of the actual number of days in that period divided by 360.

            The “Swap Rate” for each calculation period, other than the initial and final calculation periods, will be equal to three-month LIBOR, as determined by the counterparty. The “Swap Rate” for the initial calculation period and the final calculation period will equal interpolated LIBOR. The aggregate “Swap Notional Amount” was U.S. $575,000,000 as of August 25,
2005.

            In exchange for the floating amounts due from the counterparty, and subject to the payment netting provisions of the Second LIBOR Derivative Product Agreement, on each quarterly distribution date through the termination date of the agreement, the trust will pay to the counterparty an amount equal to the product of:

 •

 the commercial paper rate as described below plus a mutually-agreed spread intended to equalize the differential between three-month LIBOR and the commercial paper rate;

 •

 the quotient of the actual number of days in that period divided by 360; and

 •

 the Swap Notional Amount for the relevant calculation period.

            The commercial paper rate applicable to each quarterly distribution date equals the unweighted daily average of the 30 day commercial paper rate as published by the Federal Reserve Board in its H.15 Statistical Release for each day of each monthly period in the related interest accrual period.  The accrued interest for the first two monthly periods of each interest accrual period will be compounded to determine the total amount of accrued interest for that interest accrual period.  Each monthly period generally will begin on the 25th day of a month (or in the case of the first monthly period, the closing date) and end on the 24th day of the following month.

            The Second LIBOR Derivative Product Agreement provides that payment by the trust of any commercial paper amount and payment by the counterparty of the floating amount is netted, so that only the net difference between those amounts is paid.  Net trust swap receipts, if any, will be distributed as part of the available funds on each quarterly distribution date, and net trust swap payments, if any, will be paid to the counterparty on each quarterly distribution date.

Third LIBOR Derivative Product Agreement

            Under the terms of a LIBOR derivative product agreement dated November 2, 2005 (the “Third LIBOR Derivative Product Agreement”), on each quarterly distribution date through the termination date of the agreement on November 25, 2009, Bank of America, N.A. as counterparty will pay to the trust an amount (the “floating amount”) equal to the product of:

 •

 the Swap Rate for the relevant calculation period;

 •

 the Swap Notional Amount for that period; and

 •

 the quotient of the actual number of days in that period divided by 360.

            The “Swap Rate” for each calculation period other than the initial and final calculation periods will be equal to three-month LIBOR, as determined by the counterparty. The “Swap Rate” for the initial calculation period and the final calculation period will equal interpolated LIBOR. The aggregate “Swap Notional Amount” was U.S. $630,000,000.

In exchange for the floating amounts due from the counterparty, and subject to the payment netting provisions of the Third LIBOR Derivative Product Agreement, on each quarterly distribution date through the termination date of the agreement, the trust will pay to the counterparty an amount equal to the product of:

 •

 the 90-day financial commercial paper rate plus a mutually-agreed spread intended to equalize the differential between three-month LIBOR and the specified commercial paper rate;

 •

 the quotient of the actual number of days in that period divided by 360; and

 •

 the Swap Notional Amount for the relevant calculation period.

            The Third LIBOR Derivative Product Agreement provides that payment by the trust of any commercial paper amount and payment by the counterparty of the floating amount will be netted, so that only the net difference between those amounts will be paid.  Net trust swap receipts, if any, will be distributed as part of the available funds on each quarterly distribution date, and net trust swap payments, if any, will be paid to the counterparty on each quarterly distribution date.

Modifications and Amendment of the LIBOR Derivative Product Agreements

            No amendment, modification or waiver to the LIBOR derivative product agreements may be entered into or will be effective unless written confirmation is received from the rating organizations then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then‑current ratings of the notes.

Defaults under the LIBOR Derivative Product Agreements

            Events of default under the LIBOR derivative product agreements are limited to:

 •

 the failure of the trust or the counterparty to pay any amount when due under the LIBOR derivative product agreements after giving effect to the applicable grace period;

 •

 the occurrence of certain events of insolvency or bankruptcy of the counterparty or more limited events of insolvency or bankruptcy of the trust;

 •

the indenture trustee takes action under the indenture to liquidate all of the assets of the trust following an acceleration of the principal of the notes following an event of default under the indenture; and

 •

the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement,” “Credit Support Default,” “Misrepresentation,” Default under Specified
Transaction” and “Merger Without Assumption,” as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 ISDA Master Agreement will apply to the counterparty, but not to the trust.

Termination Events under the LIBOR Derivative Product Agreements

            Termination events under the LIBOR derivative product agreements include the following standard events under the 1992 ISDA Master Agreement:
“Illegality,” which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under a derivative product agreement; “Tax Event,” which generally relates to either party to a derivative product agreement receiving a payment under a derivative product agreement from which an amount has been deducted or withheld for or on account of taxes; “Tax Event Upon Merger”; “Credit Event Upon Merger”; and the additional termination events described below.

Additional Termination Events under the LIBOR Derivative Product Agreements

            The LIBOR derivative product agreements include an additional termination event relating to withdrawal or downgrade of the counterparty’s credit rating.  This additional termination event will occur if either the long‑term senior debt rating or the short‑term senior debt rating of the counterparty is withdrawn or downgraded below the rating levels specified by the rating organizations, and the counterparty has not, within a certain number of days of the withdrawal or downgrade, provided collateral to secure its obligations under the LIBOR derivative product agreements or arranged for a party acceptable to the rating organizations to assume the counterparty’s obligations under the LIBOR derivative product agreements.  A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty’s position under a derivative product agreement on substantially the same terms or with such other amendments to the terms of the derivative product agreement as may be approved by the parties and each of the rating organizations.

Early Termination of the LIBOR Derivative Product Agreements

            Upon the occurrence of any default under a LIBOR derivative product agreement or a termination event, the non‑defaulting party or the non‑affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.

            Upon any early termination of a LIBOR derivative product agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the transaction under the applicable derivative product agreement computed in accordance with the procedures in, and limited by the terms of, such derivative product agreement.  If the trust is required to make a termination payment following a default resulting from a default by the trust in making any net trust swap payment owed by the trust, the occurrence of certain insolvency events relating to the trust or the indenture trustee taking any action under the indenture to liquidate all of the assets of the trust following an acceleration of the principal of the notes following an event of default under the indenture, the payment will be payable in the same order of priority as any amount payable to the counterparty.  However, in the event that a termination payment is owed to the counterparty for any other reason, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes, to the replenishment of the reserve fund to the minimum required balance and to the payment of unpaid carry‑over amounts to the holders of the class A notes.

Counterparties to the LIBOR Derivative Product Agreements

            Initial and Second LIBOR Derivative Product Agreements

            Citibank, N.A., the counterparty to the Initial and Second LIBOR Derivative Product Agreements, was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864.  Citibank is an indirect, wholly‑owned subsidiary of Citigroup Inc. (“Citigroup”), a Delaware holding company.  As of June 30, 2005, the total assets of
Citibank and its consolidated subsidiaries represented approximately 46% of the total assets of Citigroup and its consolidated subsidiaries.  Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.  As of June 30, 2005, Citibank had consolidated assets of $704,855 million, consolidated deposits of $470,344 million and stockholder’s equity of
$55,322 million.  Moody’s currently rates Citibank’s long‑term senior debt and short‑term debt as “Aa1” and “P‑1,” respectively.  S&P currently rates Citibank’s long‑term senior debt and short‑term debt as “AA” and “A-1+,” respectively.  Fitch currently rates Citibank’s long‑term senior debt and short‑term debt as “AA+” and “F1+,” respectively.  Further information regarding these ratings may be obtained from Moody’s, S&P and Fitch, respectively.  No assurances can be given that the current ratings of Citibank’s instruments will be maintained.

            The obligations of the counterparty under the relevant LIBOR Derivative Product Agreements will not be guaranteed by Citicorp or Citigroup Inc. or insured by the Federal Deposit Insurance Corporation (FDIC).  The counterparty may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC‑insured depository institutions.

            Citibank, N.A. is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

The information in the preceding paragraphs has been provided by Citibank, N.A. and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by the depositor, the trust or the underwriters.  Except for the foregoing paragraphs, Citibank, N.A., has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the prospectus.

            Third LIBOR Derivative Product Agreement

            Bank of America, N.A., the counterparty to the Third LIBOR Derivative Product Agreement, is a national banking association organized under the laws of the
United States, with its principal executive offices located in Charlotte, North Carolina.  Bank of America, N.A. is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  As of June 30, 2005, Bank of America, N.A. had consolidated assets of $1,048 billion, consolidated deposits of $685 billion and stockholder’s equity of $102 billion based on regulatory accounting principles.

            Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North
Carolina.  Additional information regarding

Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, together with any subsequent documents it filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

            On April 1, 2004, Bank of America Corporation completed its merger with FleetBoston Financial Corporation, and, on June 13, 2005, Bank of America, N.A.
completed its merger with Fleet National Bank.  On June 30, 2005, Bank of America Corporation announced its intention to acquire MBNA Corporation.

            Additional information regarding the foregoing is available from the filings made by Bank of America Corporation with the Securities and Exchange Commission, which filings can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates.  In addition, the Securities and Exchange
Commission maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the Securities and Exchange Commission.

            Moody’s Investors Service, Inc. currently rates Bank of America, N.A.’s long-term debt as “Aa1” and short-term debt as
“P-1.”  Standard & Poor’s rates Bank of America, N.A.’s long-term debt as “AA” and its short-term debt as “A-1+.”  Fitch Ratings, Inc. rates long-term debt of Bank of America, N.A. as “AA-” and short-term debt as “F1+.”  Further information with respect to such ratings may be obtained from Moody’s, Standard & Poor’s and Fitch, respectively.  No assurances can be given that the current ratings of Bank of America,
N.A.’s instruments will be maintained.

            Bank of America, N.A. is an affiliate of Banc of America Securities LLC, one of the underwriters.

The information in the preceding paragraphs has been provided by Bank of America, N.A. and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by the depositor, the trust or the underwriters.  Except for the foregoing paragraphs, Bank of America, N.A., has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the prospectus.

 Special Note Regarding Forward Looking Statements

            Statements in this prospectus supplement and the prospectus, including those concerning our expectations as to our ability to purchase student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement and the prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995.  Actual results may vary materially from such expectations.  For a discussion of the factors which could cause our actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus supplement and in the prospectus.

 Reports to Noteholders

            On or before the fifteenth day of each month, the administrator will prepare a statement setting forth information with respect to the notes and the student loans as of the end of the preceding month and send this report to the indenture trustee to be forwarded to the noteholders.  Generally, you will receive those reports not from us, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.  See “Book‑Entry Registration” in the prospectus.

            We will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

 Plan of Distribution

            Subject to the terms and conditions of the underwriting agreement between us and the underwriters named below, we agree to sell to each of the underwriters, and each of the underwriters will agree to purchase from us, the principal amount of the offered notes set forth opposite its name.

    Underwriter

 Class A‑7L
 Notes

 Class A‑8L
 Notes

 Class A‑9L
 Notes

 Class A‑10L
 Notes

 Class A‑11L
 Notes

 Citigroup Global
    Markets Inc.

 $56,250,000

 $232,500,000

 $ 89,375,000

 $146,250,000

 $189,750,000

 RBC Capital
    Markets*

  18,000,000

     74,400,000

   28,600,000

 46,800,000

 60,720,000

 Banc of America
    Securities LLC

  11,250,000

     46,500,000

   17,875,000

 29,250,000

 37,950,000

 ABN AMRO
    Incorporated

    4,500,000

     18,600,000

       7,150,000

     11,700,000

     15,180,000

 $90,000,000

 $372,000,000

 $143,000,000

 $234,000,000

 $303,600,000

                 *RBC Capital Markets is the trade name under which RBC Dain Rauscher, Inc. will be performing underwriting services in connection with the offered notes.

            The underwriters have agreed to purchase all of the offered notes listed above if any of the offered notes are purchased.  The underwriters have advised that they propose to offer the offered notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement.  Until the distribution of offered notes is completed, the rules of the Securities and Exchange
Commission may limit the ability of the underwriters and selling group members to bid for and purchase the offered notes.  As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes.  These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

            Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

            In addition, the underwriters may impose a penalty bid on the broker‑dealers who sell the offered notes.  This means that if an underwriter purchases offered notes in the open market to reduce a broker‑dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker‑dealer who sold those offered notes as part of the offering.

            In general, over‑allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

            Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes.  In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

            We have been advised by the underwriters that they presently intend to make a market in the offered notes; however, they are not obligated to do so.  In addition, any market‑making may be discontinued at any time, and an active public market for the offered notes may not develop.

            From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to us and our affiliates.  From time to time, we may invest funds in the reserve fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by affiliates of the underwriters.

            The underwriting agreement will provide that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities
Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

            This prospectus supplement and the prospectus may be used by our affiliates, to the extent required, in connection with market making transactions in the offered notes.  The affiliates may act as principal or agent in such transactions.

            Citigroup Global Markets Inc., which is one of the underwriters of the offered notes, is related to Citibank, N.A., the counterparty for two of the Existing
LIBOR Derivative Product Agreements.

            Banc of America Securities LLC, which is one of the underwriters of the offered notes, is related to Bank of America, N.A., the counterparty for one of the
Existing LIBOR Derivative Product Agreements.

            Each underwriter has represented and agreed that:

 •

it has not offered or sold and will not offer or sell any offered notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the offered notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United
Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

 •

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial
Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

 •

 it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

            No action has been or will be taken by us or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

            We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA.  The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

 Listing and General Information

            We expect to apply to the Irish Financial Services Regulatory Authority (the “FSRA”), as competent authority under Directive 2003/71/EC, for approval of this prospectus supplement.  The approval from the FSRA relates only to the LIBOR rate notes which are to be admitted to the Official List and to trading on the regulated market of the Irish Stock Exchange.  There can be no assurance that such listing will be obtained.

            For the life of this document, the material contracts referred to herein, including the indenture of trust, the trust agreement, the servicer administration agreement, the servicing agreements and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 6400 South Fiddler’s Green Circle, Suite 440, Englewood, CO 80111 USA. “The life of document” is defined as twelve months from the date of approval of this prospectus supplement by the Financial Regulator in Ireland.

            Each of the LIBOR rate notes and the indenture of trust are governed by the laws of the State of New York.  Each of the trust agreement and the administration agreement are governed by the laws of the State of Delaware. Each of the master servicing agreement and the subservicing agreement are governed by the laws of the State of Colorado.

            Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the LIBOR rate notes.  Nor, so far as we are aware, are any such proceedings pending or threatened.

            The issuance of the LIBOR rate notes was authorized by a unanimous written consent of the members and the manager of the depositor on January 17,
2006.

            The trust is not required by Delaware state law and does not intend to publish any financial statements.  The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee’s attention has occurred.

 Legal Matters

            Certain legal matters relating to the offered notes, including certain federal income tax matters, will be passed upon by Kutak Rock LLP, as counsel to the trust, the depositor and the administrator.  Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP and Greenberg Traurig, LLP, as co-counsel to the trust.  Certain legal matters will be passed upon for the underwriters by
Stroock & Stroock & Lavan LLP.

 Directory

 Depositor

 GCO ELF LLC
 6400 South Fiddler’s Green Circle, Suite 440
 Englewood, Colorado 80111
 USA

 Underwriters and Trust’s Bankers

 Citigroup Global Markets Inc.
 388 Greenwich Street
 New York, NY 10013
 USA

 ABN AMRO Incorporated
 55 East 52nd Street, 7th Floor
 New York, NY 10055
 USA

 Banc of America Securities LLC
 214 North Tyron Street, 15th Floor
 NC1 027 1501
 Charlotte, NC 28255
 USA

 RBC Capital Markets
 211 King Street, Suite 100
 Charleston, SC 29401
 USA

 Eligible Lender Trustee, Indenture Trustee and
 Registrar

 Delaware Trustee

 Zions First National Bank
 717 17th Street, Suite 301
 Denver, Colorado 80202
 USA

 Wilmington Trust Company
 Rodney Square North
 1100 North Market Street
 Wilmington, Delaware 19890
 USA

 Legal Advisors

 Ballard Spahr Andrews & Ingersoll, LLP
 1225 17th Street, Suite 2300
 Denver, Colorado 80202
 USA

 Kutak Rock LLP
 1801 California Street, Suite 3100
 Denver, Colorado 80202
 USA

 Greenberg Traurig, LLP
 200 Park Avenue, 16th Floor
 New York, NY  10166
 USA

 Sponsor and Administrator

 GCO Education Loan Funding Corp.
 6400 South Fiddler’s Green Circle, Suite 440
 Englewood, Colorado 80111
 USA

 Listing Agent

 Irish Paying Agent

 McCann FitzGerald Listing Services Limited
 2 Harbourmaster Place
 International Financial Services Centre
 Dublin 1
 Ireland

 Custom House Administration and Corporate Services
 Limited
 25 Eden Quay
 Dublin 1
 Ireland

 ANNEX I

 Global Clearance, Settlement and

 Tax Documentation Procedures

 Global Clearance and Settlement

            Except in certain limited circumstances, the globally offered notes of GCO Education Loan Funding Trust‑I (the “Global Securities”) will be available only in book‑entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S.
domestic markets.  Initial settlements and all secondary trades will settle in same‑day funds.

            Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

            Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S.
corporate debt obligations and prior asset‑backed securities issues.

            Secondary cross‑market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be affected on a delivery‑against‑payment basis through the applicable Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

            Non‑U.S. Persons (as described below) holding Global Securities may be subject to U.S. withholding or backup withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Certain U.S. Federal Income Tax Documentation Requirements

            A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the United
States) may be subject to 30% U.S. withholding tax on interest paid on the Global Securities, unless (a) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and (b) the beneficial owner takes any of the steps described in one of the four paragraphs below to obtain an exemption or reduced tax rate; provided, however, the portfolio interest exemption from U.S. withholding tax described below is not available to a non‑U.S. Person that: (x) actually or constructively owns 10% or more of the total combined voting power of all classes of voting stock of the depositor or (y) is a controlled foreign corporation that is related to the depositor, actually or constructively through stock ownership.

            Exemption for Non‑U.S. Persons (Form W‑8BEN).  Beneficial owners of Global Securities that are Non‑U.S. Persons entitled to an exemption from U.S. withholding tax (the “portfolio interest” exemption) can claim the exemption by filing a completed and executed Form W‑8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax
withholding).  Non‑U.S. Persons that are beneficial owners of Global Securities entitled to an exemption or reduced rate of U.S. withholding tax under a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a completed and executed Form W‑8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding) that properly claims such exemption or reduced

A-1

tax rate.  If the information shown on Form W‑8BEN changes, a new Form W‑8BEN must be filed within 30 days of such change.

            Exemption for Non‑U.S. Persons (Form W‑8IMY).  A Non‑U.S. Person that is: (a) an intermediary or (b) a flow‑through entity that is treated as a foreign partnership or trust for U.S. federal income tax purposes can claim an exemption by filing a completed and executed Form W‑8IMY (Certificate of Foreign Intermediary, Foreign Flow‑Through Entity,
or Certain U.S. Branches for United States Tax Withholding).  Form W‑8IMY generally requires additional Forms from beneficial owners and the beneficial owners of such beneficial owners of such foreign partnership or trust.  Certain entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements.

            Exemption for Non‑U.S. Persons with effectively connected income (Form W‑8ECI).  A Non‑U.S. Person, including a
non‑U.S. corporation or bank with a U.S. branch with respect to which the interest income is effectively connected with its conduct of a trade or business in the United States, can claim an exemption from the withholding tax by filing a completed and executed
Form W‑8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            Exemption for U.S. Persons (Form W‑9).   U.S. Persons can claim a complete exemption from the 30% U.S. withholding tax and the backup withholding tax by filing a completed and executed Form W‑9 (Payer’s Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure.  The filings described above are accomplished by the Global Securities holder submitting the appropriate form to the person through whom it holds the Global Securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W‑8BEN and Form W‑8ECI are effective until the third succeeding calendar year from the date the form is signed.

            U.S. Person.  As used herein the term “U.S. Person” generally means a beneficial owner of a Global Security that is for United
States federal income tax purposes (a) a citizen or resident of the United States; (b) a corporation or partnership that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to United States federal income taxation regardless of its source; (d) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust; or (e) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to that date and that elect to continue to be treated as United States persons.  As used herein, the term “Non‑U.S. Person” means a beneficial owner of a Global Security that is not a U.S. Person.

A-2

 SCHEDULE I

 TARGETED AMORTIZATION SCHEDULE FOR THE LIBOR RATE NOTES

            This Targeted Amortization Schedule for the LIBOR rate notes is computed assuming, among other assumptions, that the aggregate principal balance of the LIBOR rate notes will be reduced to the balances set forth in the table below if prepayments on the student loans currently held in the trust and student loans acquired with proceeds of the offered notes issued on the closing date (including student loans to be added to the trust during the acquisition period) are prepaid at 100% of the “Consolidation Loan Prepayment Model.”1  Other assumptions are made which could impact the targeted amortization schedule.  We make no representation regarding whether the assumptions used will occur as projected.

Class A‑1L Notes

 Quarterly
 Distribution
        Date

 Targeted
   Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 2/25/2006

 $69,767,000

 $3,470,000

 2/25/2008

 $27,710,000

 $5,296,000

 5/25/2006

 64,837,000

 4,930,000

 5/25/2008

 21,991,000

 5,719,000

 8/25/2006

 59,890,000

 4,947,000

 8/25/2008

 16,791,000

 5,200,000

 11/25/2006

 55,150,000

 4,740,000

 11/25/2008

 11,484,000

 5,307,000

 2/25/2007

 49,379,000

 5,771,000

 2/25/2009

 6,036,000

 5,448,000

 5/25/2007

 43,871,000

 5,508,000

 5/25/2009

 497,000

 5,539,000

 8/25/2009

 0

 497,000

Class A‑2L Notes

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 2/25/2006

 $127,350,000

 $5,750,000

 5/25/2008

 $67,125,000

 $ 7,600,000

 5/25/2006

 122,050,000

 5,300,000

 8/25/2008

 52,625,000

 14,500,000

 8/25/2006

 116,625,000

 5,425,000

 11/25/2008

 43,700,000

 8,925,000

 11/25/2006

 110,300,000

 6,325,000

 2/25/2009

 34,650,000

 9,050,000

 2/25/2007

 104,375,000

 5,925,000

 5/25/2009

 25,750,000

 8,900,000

 5/25/2007

 97,750,000

 6,625,000

 8/25/2009

 12,700,000

 13,050,000

 8/25/2007

 90,575,000

 7,175,000

 11/25/2009

 0

 12,700,000

____________________

[1]  The “Consolidation Loan Prepayment Model” is defined as a constant prepayment rate of 0% in month one, increasing by 0.0666667% per month thereafter until it reaches a maximum constant prepayment rate of 8% in the 10th year.

Class A‑3L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 11/25/2009

 $233,625,000

 $ 1,375,000

 5/25/2012

 $101,800,000

 $13,250,000

 2/25/2010

 221,700,000

 11,925,000

 8/25/2012

 87,450,000

 14,350,000

 5/25/2010

 208,725,000

 12,975,000

 11/25/2012

 72,850,000

 14,600,000

 8/25/2010

 195,450,000

 13,275,000

 2/25/2013

 58,275,000

 14,575,000

 11/25/2010

 181,750,000

 13,700,000

 5/25/2013

 44,075,000

 14,200,000

 2/25/2011

 168,425,000

 13,325,000

 8/25/2013

 29,875,000

 14,200,000

 5/25/2011

 155,400,000

 13,025,000

 11/25/2013

 15,500,000

 14,375,000

 8/25/2011

 142,200,000

 13,200,000

 2/25/2014

 7,500,000

 8,000,000

 11/25/2011

 128,650,000

 13,550,000

 5/25/2014

 0

 7,500,000

 2/25/2012

 115,050,000

 13,600,000

Class A‑4L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 5/25/2006

 $178,972,000

 $ 3,028,000

 8/25/2008

 $90,833,000

 $ 7,365,000

 8/25/2006

 170,027,000

 8,945,000

 11/25/2008

 79,809,000

 11,024,000

 11/25/2006

 160,354,000

 9,673,000

 2/25/2009

 68,777,000

 11,032,000

 2/25/2007

 151,254,000

 9,100,000

 5/25/2009

 56,905,000

 11,872,000

 5/25/2007

 140,974,000

 10,280,000

 8/25/2009

 44,036,000

 12,869,000

 8/25/2007

 130,713,000

 10,261,000

 11/25/2009

 33,449,000

 10,587,000

 11/25/2007

 120,318,000

 10,395,000

 2/25/2010

 21,422,000

 12,027,000

 2/25/2008

 109,619,000

 10,699,000

 5/25/2010

 10,281,000

 11,141,000

 5/25/2008

 98,198,000

 11,421,000

 8/25/2010

 0

 10,281,000

Class A‑5L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 8/25/2010

 $170,084,000

 $    916,000

 8/25/2012

 $78,759,000

 $10,802,000

 11/25/2010

 159,235,000

 10,849,000

 11/25/2012

 68,215,000

 10,544,000

 2/25/2011

 147,910,000

 11,325,000

 2/25/2013

 57,482,000

 10,733,000

 5/25/2011

 136,171,000

 11,739,000

 5/25/2013

 46,793,000

 10,689,000

 8/25/2011

 124,282,000

 11,889,000

 8/25/2013

 36,222,000

 10,571,000

 11/25/2011

 112,649,000

 11,633,000

 11/25/2013

 26,175,000

 10,047,000

 2/25/2012

 101,243,000

 11,406,000

 2/25/2014

 9,962,000

 16,213,000

 5/25/2012

 89,561,000

 11,682,000

 5/25/2014

 0

 9,962,000

Class A‑6L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 5/25/2014

 $238,444,000

 $ 6,556,000

 2/25/2016

 $82,640,000

 $20,685,000

 8/25/2014

 214,496,000

 23,948,000

 5/25/2016

 62,727,000

 19,913,000

 11/25/2014

 191,129,000

 23,367,000

 8/25/2016

 43,268,000

 19,459,000

 2/25/2015

 168,477,000

 22,652,000

 11/25/2016

 23,177,000

 20,091,000

 5/25/2015

 146,490,000

 21,987,000

 2/25/2017

 4,644,000

 18,533,000

 8/25/2015

 124,702,000

 21,788,000

 5/25/2017

 0

 4,644,000

 11/25/2015

 103,325,000

 21,377,000

Class A‑7L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 11/25/2007

 $83,144,000

 $ 6,856,000

 2/25/2009

 $36,902,000

 $10,508,000

 2/25/2008

 75,729,000

 7,415,000

 5/25/2009

 26,880,000

 10,022,000

 5/25/2008

 68,245,000

 7,484,000

 8/25/2009

 15,446,000

 11,434,000

 8/25/2008

 57,377,000

 10,868,000

 11/25/2009

 1,347,000

 14,099,000

 11/25/2008

 47,410,000

 9,967,000

 2/25/2010

 0

 1,347,000

Class A‑8L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 2/25/2010

 $357,549,000

 $14,451,000

 11/25/2012

 $164,630,000

 $18,946,000

 5/25/2010

 341,681,000

 15,868,000

 2/25/2013

 145,853,000

 18,777,000

 8/25/2010

 325,422,000

 16,259,000

 5/25/2013

 127,221,000

 18,632,000

 11/25/2010

 308,550,000

 16,872,000

 8/25/2013

 107,919,000

 19,302,000

 2/25/2011

 291,517,000

 17,033,000

 11/25/2013

 88,235,000

 19,684,000

 5/25/2011

 274,782,000

 16,735,000

 2/25/2014

 68,467,000

 19,768,000

 8/25/2011

 257,125,000

 17,657,000

 5/25/2014

 49,247,000

 19,220,000

 11/25/2011

 239,096,000

 18,029,000

 8/25/2014

 29,727,000

 19,520,000

 2/25/2012

 220,672,000

 18,424,000

 11/25/2014

 9,790,000

 19,937,000

 5/25/2012

 202,270,000

 18,402,000

 2/25/2015

 0

 9,790,000

 8/25/2012

 183,576,000

 18,694,000

Class A‑9L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 2/25/2015

 $132,483,000

 $10,517,000

 2/25/2016

 $53,000,000

 $19,295,000

 5/25/2015

 112,448,000

 20,035,000

 5/25/2016

 34,591,000

 18,409,000

 8/25/2015

 92,182,000

 20,266,000

 8/25/2016

 16,276,000

 18,315,000

 11/25/2015

 72,295,000

 19,887,000

 11/25/2016

 0

 16,276,000

Class A‑10L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 11/25/2016

 $233,394,000

 $    606,000

 2/25/2018

 $86,418,000

 $32,365,000

 2/25/2017

 215,840,000

 17,554,000

 5/25/2018

 55,465,000

 30,953,000

 5/25/2017

 185,892,000

 29,948,000

 8/25/2018

 25,036,000

 30,429,000

 8/25/2017

 151,937,000

 33,955,000

 11/25/2018

 0

 25,036,000

 11/25/2017

 118,783,000

 33,154,000

Class A‑11L Notes

 Quarterly
 Distribution
     Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 Quarterly
 Distribution
        Date

 Targeted
  Balance

 Amount
 Targeted for
 Redemption

 11/25/2018

 $298,905,000

 $ 4,695,000

 8/25/2020

 $112,514,000

 $24,450,000

 2/25/2019

 269,776,000

 29,129,000

 11/25/2020

 88,668,000

 23,846,000

 5/25/2019

 241,953,000

 27,823,000

 2/25/2021

 65,429,000

 23,239,000

 8/25/2019

 214,592,000

 27,361,000

 5/25/2021

 43,197,000

 22,232,000

 11/25/2019

 187,892,000

 26,700,000

 8/25/2021

 21,383,000

 21,814,000

 2/25/2020

 161,940,000

 25,952,000

 11/25/2021

 122,000

 21,261,000

 5/25/2020

 136,964,000

 24,976,000

 2/25/2022

 0

 122,000

 PROSPECTUS

 GCO EDUCATION LOAN FUNDING TRUST‑I,

 Issuer

 GCO ELF LLC,

 Depositor

 GCO EDUCATION LOAN FUNDING CORP.,

 Sponsor and Administrator

 Student Loan Asset-Backed Notes

            We will periodically issue our notes in one or more series and one or more classes.  The specific terms of the notes included in each series and class will be described in a supplement to this prospectus.  Each issue of notes will have its own series designation and consist of one or more classes of notes.

            We will use proceeds from the sale of the notes to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan
Program and to fund certain funds for the benefit of the holders of the notes.  Those student loans and funds will be pledged to a trust estate established to secure repayment of the notes.  The notes will be limited obligations of GCO Education Loan
Funding Trust‑I payable solely from that trust estate.  The notes are not guaranteed or insured by the United States of America or any governmental agency.

            You should read this prospectus and any prospectus supplement carefully before you invest.  This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

            You should consider carefully the “Risk Factors” beginning on page 8 in this prospectus and the “Risk Factors” in the related prospectus supplement.

            Offers of the notes may be made by different methods, including offerings through underwriters, as further described under “Plan of Distribution”
below and in the related prospectus supplement.  No market will exist for the notes of any series before the notes are issued.

            The date of this prospectus is December 23, 2005.

 About This Prospectus

            This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission.  We may sell our notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $3,000,000,000.

            We provide information about the notes in two separate documents: (i) this prospectus which provides general information, some of which may not apply to a particular series of notes; and (ii) a prospectus supplement which describes the specific terms of the series of notes being offered, including:

             (a)        a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the rate or rates, of each class of the notes;

             (b)        information concerning the student loans underlying the notes;

             (c)        information with respect to any notes that we have previously issued that also are secured by a common pool of assets that secures payment of the notes being offered;

             (d)        information concerning the guarantee agencies providing guarantees for the student loans that will secure payment of the notes described in the prospectus supplement;

             (e)        information with respect to any credit enhancement;

             (f)        the credit ratings of the notes; and

             (g)        the method of selling the notes.

            Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

            You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of the notes in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

            To understand the structure of these securities, you must read carefully this Prospectus and the Prospectus Supplement in their entirety.

ii

 Summary of the Offering

            The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an
investment decision.   Before deciding to purchase the notes, you should read further information appearing in this prospectus and in the related prospectus supplement.

            The terms “we,” “our,” “us” and “the trust” as used in this prospectus refer to GCO Education Loan Funding
Trust‑I, and not to the depositor, the sponsor or any other affiliate of the trust, the sponsor or the depositor.

 Overview

We will from time to time sell series of our notes.  We will acquire pools of student loans with the proceeds we receive from these sales.  We will pledge these student loans as collateral for the notes.  Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all of the student loans that we acquire and pledge as collateral under the indenture, except to the extent we may otherwise state for a particular series of our notes in a prospectus supplement.  We may from time to time issue a particular series of notes in different classes.  The priority of payments of principal and interest among the various classes and series of notes will be described in the related prospectus supplement.  These payments will come principally from amounts received on the student loans.

 Principal Parties

Issuer.  GCO Education Loan Funding Trust‑I, a Delaware statutory trust, is the issuer of the notes.  The trustee of the trust is Wilmington Trust Company.  You may contact us through the administrator at 152 West 57th Street, 60th Floor, New York, NY 10019, or by phone at (212) 649‑9700.

 Owner Trustee.  Wilmington Trust Company, Wilmington, Delaware.

Depositor.  GCO ELF LLC, will act as depositor.  The depositor is a bankruptcy remote, Delaware limited liability company in which GCO Education Loan Funding Corp., a Delaware corporation, is the only economic member.  The depositor was formed to acquire and hold student loans and to sell these student loans to us and other affiliates.  Because the depositor and we are not institutions eligible to hold legal title to student loans, an eligible lender trustee will hold legal title to the student loans on our behalf and on behalf of the depositor.  Zions First National Bank will be the eligible lender trustee, unless otherwise specified in the related prospectus supplement.

Sponsor and Administrator.  GCO Education Loan Funding Corp. is the sponsor of our student loan financing program and will act as our administrator.  GCO Education Loan Funding Corp. may transfer its obligations as administrator.

Servicing Contractor.  GCO Education Loan Funding Corp. will act as the servicing contractor of our student loans.  The servicing contractor will contract with various other servicers or subservicers on our behalf and will not be obligated to perform the servicing.  The related prospectus supplement will describe the subservicers.  GCO Education Loan Funding Corp. may transfer its obligations as servicing contractor.

Indenture Trustee.  Zions First National Bank will serve as the indenture trustee under the indenture governing the issuance of the notes.  Zions First National Bank may be replaced by another qualified indenture trustee.

 Interest Rates

The prospectus supplement will specify the interest that will be paid on our notes.  The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

Auction Rate Securities.  We may issue classes of notes that bear interest at a rate determined by auction.  The method for determining the initial interest rate will be described in the related prospectus supplement.  The interest rates for the auction rate securities will be reset at the end of each interest period pursuant to the auction procedures.  The auction procedures are summarized and an example of an auction is included under
“Description of the Notes—Auction Rate Securities.”

Index Rate Notes.  The interest rate for some of our notes may be determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to commercial paper or by reference to another index described in a prospectus supplement.  The interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined periodically by reference to the designated commercial paper rate, and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement.  See “Description of the Notes—

 LIBOR Rate Notes” and “—Treasury Rate Notes.”

Accrual Notes.  We may issue one or more classes of accrual notes.  Accrual notes will not be entitled to receive payments of interest during the designated accrual period.  Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance.  The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement.  See “Description of the
Notes—Accrual Notes.”

 Payments On Notes

We will make payment of principal and interest due on the notes solely from the assets pledged to the indenture trustee in the trust estate created by the indenture.  That trust estate will consist of student loans, payments made on the student loans and funds held by the indenture trustee under the indenture.  Interest on the notes will be paid on the dates specified in the related prospectus supplement.  The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

 Redemption Provisions

 Each series of the notes will be subject to redemption as described in the related prospectus supplement.  Redemption provisions that may apply to a series of the notes are described below.

Mandatory Redemption.  We will be required under the indenture to use the proceeds of the sale of each series of notes that remain in the acquisition fund after a date specified in the related prospectus supplement to redeem notes.  We will also be required to use the principal payments that we receive on the student loans and, until the principal balance of the student loans is not less than the percentage of the principal balance of the outstanding notes specified in the prospectus supplement, interest received on the student loans after deducting all required payments, to redeem notes.

Optional Redemption or Purchase.  We may redeem or purchase all of the notes in whole in our sole discretion when the aggregate current principal balance of the notes that remain outstanding is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of original issuance.

 Partial Redemption.  If less than all of the notes of any series are to be redeemed to the extent permitted by the indenture, we will determine the classes of notes of that series that we will redeem.  Generally, senior notes will be redeemed before subordinate notes and subordinate notes will be redeemed before junior-subordinate notes.  However, we have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and we may redeem some or all of the junior-subordinate notes before all the senior notes and subordinate notes are redeemed, if the ratio of our assets to our liabilities exceeds levels specified in a related prospectus supplement.  See “Description of the Notes—Notice and Partial Redemption of Notes” in this prospectus.

 Student Loans Acquired

The student loans that we acquire will have been originated under the Federal Family Education Loan Program to students or parents of students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans we expect to acquire with the proceeds of the notes of any series, and the characteristics of the existing portfolio pledged to the indenture trustee, will be described in the related prospectus supplement.

 Student Loan Guarantees

The payment of principal and interest on all of our student loans will be guaranteed by designated guarantee agencies and will be reinsured by the Department of Education pursuant to the Higher Education Act.  This guarantee, however, is contingent upon our compliance with a variety of regulations concerning origination and servicing of the loans.  Failure to follow these regulations may result in the guarantee claim for a loan being denied.  Student loans originated prior to October 1, 1993 generally are fully guaranteed as to principal and accrued interest.  Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of student loans, such as GCO Education Loan Funding Trust‑I, then the holders may submit guarantee claims directly to the Department of Education.  The Department of Education is required to pay the guarantee agency’s full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations.  Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

 Subordinated Notes

The rights of the owners of subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of the senior notes to receive payments of principal and interest.  The rights of the owners of junior-subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of the senior notes and the subordinate notes to receive payments of principal and interest.  This subordination is intended to enhance the likelihood that the owners of the more senior notes will regularly receive the full amount of scheduled payments of principal and interest due them and to protect those owners against losses.

 Funds

Revenue Fund.  We will deposit all funds that we receive with respect to the student loans in the revenue fund.  Amounts representing the principal payments that we receive on the student loans will be transferred to the acquisition fund.  Generally, the funds on deposit in the revenue fund will be used by us to pay the fees and expenses of the trust estate and interest and principal on the notes.  Certain amounts in the revenue fund will be transferred to the reserve fund, but only to the extent of any deficiency in the reserve fund.

Acquisition Fund.  When we sell a series of notes, we will deposit into the acquisition fund most of the proceeds we receive.  These funds will be used to acquire the student loans identified in the related prospectus supplement and to pay certain costs related to the issuance of the series of notes.  On a date specified in the related prospectus supplement, we will redeem notes with the remaining proceeds of the sale of notes that were deposited in the acquisition fund.  Amounts representing principal payments that we receive on the student loans, from time to time, will be transferred from the revenue fund to the acquisition fund and used to redeem notes as described in the related prospectus supplement.

 If moneys in the revenue fund are insufficient to pay interest, redeem notes, or pay expenses, we may fund the insufficiency from transfers from the acquisition fund or the reserve fund.

Reserve Fund.  When we issue a series of notes, we expect to deposit into the reserve fund an amount specified in the related prospectus supplement.  At any later time, the amount required to be deposited in the

reserve fund with respect to a series of notes shall be an amount specified in the related prospectus supplement.  We will use money in the reserve fund to pay interest and principal on the notes if there are no funds left in the other funds securing repayment of the notes under the indenture.  Money in the reserve fund also may be withdrawn as specified in a related prospectus supplement.

Operating Fund.  When we issue a series of notes, we will deposit into the operating fund an amount specified in the related prospectus supplement.  Money will also be transferred to the operating fund from the revenue fund from time to time.  These amounts will be applied to pay our administrative costs and will not secure repayment of the notes.

 Credit Enhancement

We may establish credit enhancement for a series of notes in the form of over-collateralization, insurance policies or surety bonds, subordination of certain classes or subclasses, one or more reserve funds, letters of credit, guarantees or other arrangements to provide for coverage of risks of defaults or losses, as described in the related prospectus supplement.  See “Description of Credit Enhancement” in this prospectus.

 Derivative Products

We may enter into swap agreements and other derivative products.  Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate.  We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any series of the notes.

 Reports To Noteholders

Periodic monthly reports concerning the notes and the security for the notes will be provided to you.  Those reports will not be reviewed by a certified public accounting firm.  If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to that entity which will in turn provide the reports to its participants.  Those participants will then forward the reports to the beneficial owners of notes.  See “Book-Entry Registration” in this prospectus.

 ERISA

Fiduciaries of employee benefit plans and certain other retirement arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the
Internal

Revenue Code of 1986, as amended (the “Code”), and other entities in which such plans or arrangements are invested (any of the foregoing, a “Plan”), persons acting on behalf of a Plan, or persons using the assets of a Plan (“Plan Investors”), should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code, or cause the assets of the Trust to
be treated as plan assets for purposes of the regulation set forth at 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”).    Accordingly, the notes will be eligible for purchase by Plans if the purchase and holding of the notes is covered under a prohibited transaction exemption or no party to the transaction is determined to be a party in interest under the prohibited transaction provisions of ERISA and the Code or if the notes represent debt.  See “ERISA
Considerations.”

 Risk Factors

            You should consider the following factors before purchasing the notes.

The notes are not suitable

investments for all investors

            The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.  The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The notes are payable solely from the trust estate

and you will have no other recourse against us

            We will pay interest and principal on the notes solely from the funds and assets held in the trust estate created under the indenture.  No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by the sponsor or any of its affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement.  Therefore, your receipt of payments on the notes will depend solely on:

            (a)        the amount and timing of payments and collections on the student loans held in the trust estate (including payments by the guarantee agencies) and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;

             (b)        amounts on deposit in the reserve fund and other funds held in the trust estate; and

             (c)        any form of credit enhancement described in the related prospectus supplement.

            You will have no additional recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.

You may incur losses or delays in

payment on your notes if borrowers

default on their student loans

            Collections on the student loans may vary greatly in both timing and amount from the payments actually due on the student loans for a variety of economic, social, demographic and other factors.

            Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of funds available and the ability to pay principal and interest on the notes.  In addition, many of the student loans have been made to graduate and professional students, who generally have higher debt burdens than student loan borrowers as a whole, but the initial composition of the loan portfolio is not necessarily indicative of the future composition of the loan portfolio.  We cannot predict with accuracy the effect of these factors, including the effect on the timing and amount of funds available and the ability to pay principal and interest on the notes.

            In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan.  As a result, if a borrower of a student loan defaults, we will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans.  We do not have any right to pursue the borrower for the remaining 2% unguaranteed portion.  If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

Student loans are unsecured

and the ability of the guarantee agencies

to honor their guarantees may become impaired

            All student loans that we acquire and pledge to the trust estate will be unsecured.  As a result, the only security for payment of a student loan is the guarantee provided by the guarantee agency.  Payments of principal and interest are guaranteed by guarantee agencies to the extent described herein.

            A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantee agency to make its guarantee payments to the eligible lender trustee in a timely manner.  The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency.  The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program.  The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

            If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto.  See “Description of Guarantee Agencies” in this prospectus.  However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations.  The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Failure to comply with loan origination and

servicing procedures for student loans may

result in loss of guarantee and other benefits

            The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting on student loans.

            If we fail to follow these procedures, or if the originator or any subservicer of our student loans fails to follow these procedures, the Department of
Education and the guarantee agencies may refuse to pay claims on defaulted loans submitted by the subservicers on behalf of the trust estate.  If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of the trust estate and impair our ability to pay principal and interest on your notes.  See “Description of the Federal Family Education Loan Program” in this prospectus.

If any subservicer fails to comply

with the Department of Education’s third-party

servicer regulations, payments on the notes

could be adversely affected

            The Department of Education regulates each servicer of federal student loans.  Under these regulations, a third-party servicer, including any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements.  In addition, if any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the subservicer and/or limit, suspend, or terminate the subservicer’s eligibility to contract to service federal student loans.  If any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected.  In addition, if the Department of Education terminates any subservicer’s eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing.  Any servicing transfer may temporarily adversely affect payments to you.

The inability of a seller to meet

its repurchase obligations may

result in losses on your investment

            The depositor will acquire the student loans from various third party sellers.  The depositor will then sell the student loans to us.  Each student loan purchase agreement requires the seller and the depositor, under some circumstances, to repurchase or substitute a student loan.  This right arises generally from a breach of the representations and warranties of the seller or the depositor or if a claim for a student loan is denied because of events occurring before the sale.  We cannot guarantee to you that a seller or the depositor will have the financial resources to repurchase a student loan, or will have available student loans to substitute a student loan, if a breach occurs.  In this case, you, rather than the seller or the depositor may bear any resulting loss.

Bankruptcy or insolvency of GCO

 ELF LLC or the sellers of student loans

could result in payment delays to you

            GCO ELF LLC will be the depositor and will sell to us all of the student loans acquired by the trust estate with the proceeds of the notes.   The limited
liability company agreement for GCO ELF LLC contains certain requirements regarding its operations that are intended to reduce the possibility that GCO ELF LLC would become bankrupt.  The depositor also has an independent member that will participate in some decisions regarding the depositor, such as a decision to seek bankruptcy relief under the bankruptcy or related laws.  However, certain decisions regarding GCO ELF LLC will be made by its other member, GCO Education Loan Funding Corp.  If GCO ELF LLC should become a debtor in a bankruptcy action, the bankruptcy court could attempt to consolidate our assets into the bankruptcy estate of GCO ELF LLC.  If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

            We also have taken steps to structure each loan purchase by the depositor from a seller, and by us from the depositor, such that the loans purchased should not be included in the bankruptcy estate of any seller or the depositor if any of them should become bankrupt.  If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect delays in receiving payments on your notes or even a reduction in payments on your notes.  A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

            If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance
Corporation.  In that case, the FDIC could treat the transfer of the student loans to the depositor as a secured loan rather than as a sale.  If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those student loans.  In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.”

Bankruptcy of GCO Education Loan

Funding Trust-I could result in accelerated

prepayment on the notes

            Our trust agreement contains certain provisions intended to reduce the possibility that we will become bankrupt.  However, if we become bankrupt, the
United States Bankruptcy Code could materially limit or prevent the enforcement of our obligations under the notes.  Our trustee in bankruptcy or we as debtor-in-possession may seek to accelerate payment on the notes and liquidate the assets held in the trust estate.  If principal on the notes is declared due and payable, you may lose the right to future payments and face reinvestment risks.  If the assets held in the trust estate are liquidated, you may face the risks relating to the sale of the loan portfolio mentioned below.

The characteristics of the portfolio of

student loans held in the trust

estate will change

            As a master trust, we intend to issue from time to time several series of notes and to use the proceeds to acquire additional student loans to add to the trust estate.  The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time.  However, the actual characteristics of the student loans in our portfolio will change from time to time due to factors such as the purchase of additional student loans from the proceeds of the issuance of additional series of notes, the repayment of the student loans in the normal course of business and the occurrence of delinquencies or defaults.

            Our cash flow, and our ability to make payments due on our notes, will be reduced to the extent interest is not currently payable on our student loans.
The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act.  The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans.  For most other student loans, interest generally will be capitalized and added to the principal balance of the student loans.  The trust estate will include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest.  The proportions of the student loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

If the payments we receive on

student loans are different from the payments

that are actually due we may not

be able to pay the notes

            For a variety of economic, social and other reasons, we may not receive all the payments that are actually due on our student loans.  Failures by borrowers to make timely payments of the principal and interest due on the student loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

The rate of payments on student loans

may affect the maturity and yield of the notes

            Our student loans may be prepaid at any time without penalty.  If we receive prepayments on our student loans, we will use those amounts to redeem notes, which could shorten the average life of the notes.  Factors affecting prepayment of student loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment.  Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates.  We do not have sufficient information to be able to predict the rate of prepayment with respect to the student loans in the trust estate.

            Scheduled payments on, and the maturities of, our student loans may be extended as authorized by the Higher Education Act.  Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the student loans and the average life of the notes.  You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

            The rate of principal payments on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on our student loans.  Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations.  In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity.  The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

If the trustee is forced to sell student

loans after an event of default, there

could be losses on the notes

            Generally, during an event of default, the trustee is authorized with certain consents of noteholders to sell the student loans.  However, the trustee may not find a purchaser for the student loans.  Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest.  The competition currently existing in the secondary market for student loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those student loans.  There may be even fewer potential buyers for those student loans, and therefore lower prices available in the secondary market.  You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

If we cannot purchase student loans,

we will redeem the notes

            We expect to use the proceeds of the notes to acquire student loans.  Each seller of the student loans will make certain representations and warranties with respect to each student loan.  To the extent that the sellers of the student loans cannot deliver student loans complying with the representations and warranties or fails to deliver student loans, the depositor will not have student loans to sell to us and we will use those proceeds to redeem notes.

Redemption of the notes may

create reinvestment risks

            The trust in certain instances is required to redeem certain of the notes at the time described herein.  This may create a risk with respect to the rates of reinvestment available at the time of redemption.

The use of master promissory notes may

compromise the indenture trustee’s

security interest in the student loans

            On July 1, 1999, the master promissory note began to be used as evidence of Federal Stafford Loans (subsidized and unsubsidized) made to borrowers under the Federal Family Education Loan Program.  If a master promissory note is used, a borrower executes only one promissory note with each lender.  Subsequent student loans from that lender are evidenced by a confirmation sent to the student.  Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

            Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note.  Each student loan is separately enforceable on the basis of an original or copy of the master promissory note.  Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement.  Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note.  Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

            It is possible that student loans transferred to the trust estate may be originated under a master promissory note.  If the originator were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan.  It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

            Federal PLUS Loans and Federal Consolidation Loans are not originated with master promissory notes.  Each of these loans are made under standard loan applications and promissory notes required by the Department of Education.

Other parties may have or may obtain

 a superior interest in student loans

            The subservicers or a custodian will have custody of the original or a copy of the promissory notes related to the student loans, including where a student loan has been made under a master

promissory note retained by the lender.  The student loan note may not be physically segregated in the subservicer's or other custodian's offices.  The Higher Education Act provides that a security interest in a student loan may be perfected by filing a uniform commercial code financing statement and that a sale of a student loan is automatically perfected when the sale takes effect. A possible effect of this provision is a student loan acquired by us may have been previously sold by a previous holder to another buyer.  If this were the case, we would have no interest in the student loan and accordingly the trustee would have no security interest in the student loan, even though the subservicer has possession of the original of the promissory note.  Moreover, we are unable to determine conclusively with respect to each student loan pledged by us to the indenture trustee whether another person has acquired an ownership interest in the student loan that is superior to our ownership interest.

Offset by guarantee agencies or the Department

of Education could reduce the amounts

available for payment of the notes

            The eligible lender trustee will use a Department of Education lender identification number that could also be used for other student loans held by the eligible lender trustee on behalf of the trust or other trusts created by the depositor.  The billings submitted to the Department of Education would be consolidated with the billings for payments for all student loans held by the eligible lender trustee on behalf of the trust or other trusts created by the depositor, and payments on the billings will be made by the Department of Education or the guarantee agency to the eligible lender trustee in lump sum form.  These payments will be allocated by the eligible lender trustee among the various student loans held under the same lender identification number.

            If the Department of Education or a guarantee agency determines that the eligible lender trustee owes a liability to the Department of Education or the guarantee agency on any student loan for which the eligible lender trustee is legal titleholder, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the eligible lender trustee under the indenture.  This offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds and the trust’s ability to pay interest and principal on the notes.  See “Description of the Federal
Family Education Loan Program.”

A secondary market for your notes may

not develop, and this could diminish their value

            Each series of notes will be a new issue without an established trading market.  Unless otherwise provided in the related prospectus supplement, we do not intend to list any series of notes on any securities exchange.  As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire.  If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

Competition created by the federal direct

student loan program may impact

our student loan program

            In 1992, Congress created the Federal Direct Student Loan Program.  Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions that they attend.  The volume of student loans made under the Federal Family Education Loan Program and available to us for purchase may be reduced to the extent student loans are made to students under the
Federal Direct Student Loan Program.  If the Federal Direct Student Loan Program expands,

our subservicers may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the subservicers is reduced.  Those cost increases could affect our ability to contract to service our student loans.  Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans.  The level of competition currently in existence in the secondary market for student loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans.  The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of Federal Family Education Loan Program student loans available to purchase and may increase the rate of repayment of our student loans.  See “Description of the Federal Family Education Loan
Program” in this prospectus.

The subordinate and junior-subordinate notes

are subordinated to the senior notes

            Payments of interest and principal on the subordinate and junior-subordinate notes are subordinated in priority of payment to payments of interest and principal due on the senior notes and payments of interest and principal on the junior-subordinate notes are subordinated in priority of payment to payments of interest and principal due on the subordinate notes and senior notes.  Accordingly, holders of the subordinate notes and junior-subordinate notes will bear a greater risk of loss than holders of senior notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason.  As a result, the subordinate notes and junior-subordinate notes will be very sensitive to losses on the student loans and the timing of these losses.  If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on subordinate notes and junior-subordinate notes may be lower than you anticipate and you could suffer a loss.

            Under certain redemption situations, principal on subordinate notes may be redeemed while senior notes remain outstanding and the principal on the junior-subordinate notes may be redeemed while the senior notes and certain of the subordinate notes remain outstanding.  See “Description of the Notes—Notice and Partial Redemption of Notes.”  Subordinate notes are also subordinated to the senior notes and the junior-subordinate notes are also subordinate to the subordinate notes as to the direction of remedies upon an event of default.

We intend to issue additional notes

secured by the trust estate

            We intend to issue additional notes that are secured by the same trust estate that is securing your notes pursuant to a supplemental indenture, without obtaining the consent or approval of the owners of any notes then outstanding.  We may also, from time to time, incur other obligations such as derivative products that are secured by the same trust estate that is securing your notes.  Those additional notes or other obligations may be issued on a parity with or subordinate to any of the senior notes and senior to, on a parity with or subordinate to the subordinate or junior-subordinate notes.  Before issuing additional notes or other obligations, we must receive written evidence from each rating agency then rating any outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.  See “Additional Notes and Other Borrowings”
in this prospectus.

Different rates of change in interest

rate indexes may affect our cash flow

            The interest rates on our notes may fluctuate from one interest period to another as a result of the auction procedures described in this prospectus or changes in LIBOR rates, Treasury security rates,

Commercial Paper rates or other rate indexes.  Our Stafford and PLUS student loans bear interest at rates which are effectively based upon the bond equivalent yield of the 91-day Treasury Bill rate or the 90-day
Commercial Paper rate.  Although some older Federal Consolidation Loans have a variable rate, loans made on or after October 1, 1998 bear a fixed rate, which is determined at the time the student loan is made.  See “Description of the Federal
Family Education Loan Program” in this prospectus.  If there is a decline in the rates payable on our student loans, the amount of interest received may be reduced.  If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due.  Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods.  Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The interest rates on the trust’s investments

may be insufficient to cover interest on the notes

            Unspent proceeds of the notes and moneys in the funds and accounts under the indenture will be invested at fluctuating interest rates.  There can be no assurance that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on the notes.

Less than all of the noteholders can

approve amendments to the indenture

or waive defaults under the indenture

            Under the indenture, holders of specified percentages of the aggregate principal amount of the notes and other obligations (including counterparties under derivative products) may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other noteholders.  You may have no recourse if such other noteholders vote in a manner with which the noteholder does not agree.  The other noteholders may vote in a manner which impairs the ability to pay principal and interest on a noteholder’s notes.  Also, so long as senior noteholders are outstanding, the holders of subordinate notes and junior-subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

Rating agencies can permit certain

actions to be taken without noteholder approval

            We and the trustee may undertake various actions under the indenture based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to each series of notes are not thereby impaired.  Such actions include, but are not limited to, certain amendments to the indenture, the necessity of and size of the reserve fund, the issuance of additional notes and the execution by us of any derivative product.  To the extent such actions are taken after issuance of any series of notes, investors in such notes will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The notes are expected to be issued

only in book-entry form

            We expect that each class of notes of each series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee.  If we elect to issue definitive notes registered in the name of the holder for a class or series of the notes, we will so state in the related

prospectus supplement.  Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture.  Unless and until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations.  See “Book-Entry Registration” in this prospectus.

The ratings of the notes are not a recommendation

to purchase and may change

            It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement.  Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction.  The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor.  An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement.  Ratings may be increased, lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant.

 Special Note Regarding Forward Looking Statements

            Statements in this prospectus and the prospectus supplement, including those concerning our expectations as to our ability to acquire student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual
results may vary materially from our expectations.  For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus and in the prospectus supplement.

 The Student Loan Program of GCO Education Loan Funding Trust-I

General

            The depositor’s eligible lender trustee (acting on behalf of the depositor) will sell student loans to our eligible lender trustee (acting on our behalf).  The student loans are required to have been originated under the Federal Family Education Loan Program under the Higher Education Act and will be purchased by us pursuant to our student loan purchase agreement with the depositor.  The depositor’s eligible lender trustee will acquire the student loans on behalf of the depositor from “eligible lenders.”  Unless otherwise provided in the related prospectus supplement, the same eligible lender trustee may act as the eligible lender trustee for both the depositor and us.

            The student loan purchase agreements pursuant to which we and the depositor acquire the student loans will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans.  Each seller (including the depositor) will be obligated to deliver each student loan note and related documentation to a subservicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

            Each seller (including the depositor) or its eligible lender trustee will make representations and warranties with respect to the student loans it sells pursuant to its respective student loan purchase agreement.  These will include representations and warranties substantially similar to the following:

            (a)        Immediately prior to the transfer of the student loan, the seller was the sole beneficial owner of the student loan (and the seller’s eligible lender trustee was the sole legal owner of the student loan) and together the seller and the seller’s eligible lender trustee held good and marketable title to the student loan, free and clear of all security interests of any description, liens, charges, claims, offsets, defenses, counterclaims or encumbrances of any nature.

            (b)        The student loan has been duly executed and delivered, is in full force and effect in accordance with its terms, and constitutes the legal, valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.

             (c)        The student loan was made, marketed and originated in compliance with all applicable local, state and federal laws, rules and regulations;

            (d)        The seller and any independent servicer have each exercised and shall continue to exercise, until the student loan purchase date, due diligence and reasonable care in making, administering, servicing and collecting the student loan;

            (e)        The seller or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected;

             (f)        The seller or originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act; and

             (g)        The student loan is guaranteed.

            Each seller will be obligated to repurchase or substitute any student loan it transferred under its student loan purchase agreement if:

             (a)        certain representations or warranties made or furnished by the seller in or pursuant to its respective student loan purchase agreement are materially incorrect as of the time made;

            (b)        the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the student loan by the seller under its student loan purchase agreement; or

            (c)        on account of any wrongful or negligent act or omission of the seller, the originating lender or its or their servicing contractors that occurred prior to the transfer of a student loan by the seller under its student loan purchase agreement, a non-frivolous defense that could make the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

            Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the seller of the occurrence of any of the conditions set forth above and unless the condition is cured within the number of days specified in its student loan purchase agreement, the seller will repurchase the student loan at a price equal to the then-outstanding principal balance of the student loan, any premium paid for the student loan, accrued and unpaid interest on the student loan, any amounts owed to the Secretary of Education with respect to the student loan arising as a result of the action or inaction of the seller, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the trust and the eligible lender trustee in connection with the student loan, minus certain consolidation loan rebate amounts due to the Secretary of Education.

            Alternatively, the seller may, at its option, substitute into the trust a different student loan for the student loan that the seller otherwise would have to repurchase.  The substituted student loan must meet the criteria set forth in the related student loan purchase agreement.

            The repurchase and substitution obligations of the depositor as the seller of student loans to us will constitute the sole remedy available to or on behalf of us for the occurrence of any of the conditions requiring repurchase or substitution.  The depositor’s repurchase and substitution obligations are contractual obligations that may be enforced against the depositor.  Our student loan purchase agreement with the depositor does not require the depositor to indemnify us or our eligible lender trustee for losses, expenses or other amounts in connection with the seller’s breach of its representations, warranties or covenants in the student loan purchase agreement or in connection with a student loan.  However, the depositor will be subject to contractual remedies for breaches of the student loan purchase agreement, except as the remedies may be limited with respect to its repurchase and substitution obligations.

Additional Fundings

            Following the closing date, using the note proceeds, we may from time to time purchase student loans.  During the period from the closing date until a date specified in the related prospectus supplement, each purchase of student loans will be funded by means of a transfer from the acquisition fund of an amount equal to the purchase price of the student loans as set forth in our student loan purchase agreement with the depositor.

            As described under “Description of the Federal Family Education Loan Program—Federal Consolidation Loan Program” in this prospectus, borrowers may consolidate additional student loans with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made.  As a result of the addition of any additional student loans, the related student loan may, in certain cases, have a different interest rate and a different final payment date.  Any such add-on consolidation loans added to Federal Consolidation Loans in the trust will be funded by means of a transfer from the acquisition fund (during the funding period described above) or revenue fund (during all other periods) of the amount required to repay in full any student loans that are being discharged in the consolidation process.

GCO Education Loan Funding Trust‑I

            We are a bankruptcy remote, limited purpose Delaware statutory trust organized by the depositor under the laws of the State of Delaware.  Our legal name is GCO Education Loan Funding Trust‑I.  Prior to December 15, 2004, our legal name was GMAC Education Loan Funding Trust‑I.  Our property will consist of:

             (a)        a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee;

            (b)        all funds collected or to be collected in respect of the student loans, including any payments made under the guarantee agreements covering the student loans, on or after the applicable cut-off date specified in the related prospectus supplement, including interest accrued on the student loans prior to the cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments accrued prior to the cut-off date); and

            (c)        all moneys and investments on deposit in the revenue fund, any reserve fund and any other trust funds or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

            To the extent provided in the applicable prospectus supplement, the notes will be secured by our property.  To facilitate servicing and to minimize administrative burden and expense, the subservicers will be appointed the custodians of the promissory notes representing the student loans.

            Our principal offices and the principal offices of the eligible lender trustee will be specified in the applicable prospectus supplement.

            Our eligible lender trustee will be the entity specified in the related prospectus supplement.  The eligible lender trustee will acquire legal title to all the related student loans acquired under the related loan purchase agreements and will enter into a guarantee agreement with each of the guarantors with respect to the student loans.  The eligible lender trustee will qualify as an eligible lender and owner of all the student loans held by us for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the student loans to be owned by an eligible lender would result in the loss of any guarantee payments from any guarantor and any federal assistance with respect to the student loans.  An eligible lender trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale agreement.  An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee.

            The administrator may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the trust agreement or if the eligible lender trustee becomes insolvent.  In these circumstances, the administrator will be obligated to appoint a qualified successor trustee.  Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

            The eligible lender trustee is acting as “eligible lender” with respect to the student loans as an accommodation to us and not for the benefit of any other party.  Notwithstanding any responsibility that the eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee will not have any responsibility for any action or inaction by us or any other party in connection with the student loans and the documents, agreements, understandings and arrangements relating to the student loans.

GCO ELF LLC

            The depositor is a Delaware limited liability company that was formed generally to purchase and hold student loans and to transfer student loans to us and other affiliates through its eligible lender trustee.  See “The Student Loan Program of GCO Education Loan Funding Trust‑I.”  The depositor will be the initial holder of all of our beneficial interests, which may be transferred as permitted in our trust agreement.

            As holder of the beneficial interests, the depositor will have certain rights under the trust agreement to direct certain of our actions.  Our Delaware trustee is not required to take any action or refrain from taking any action if it determines that the action or inaction is contrary to an agreement to which the Delaware trustee is a party, is likely to result in a breach of its duties under the trust agreement, is otherwise contrary to applicable law, may result in personal liability or require it to risk or advance its own funds without adequate indemnification.  The Delaware trustee will not follow any direction of the depositor to file for our bankruptcy or to take certain other actions specified in our trust agreement that would result in us seeking or agreeing to bankruptcy relief under the bankruptcy or related laws.

            The depositor was formed pursuant to a certificate of formation filed December 26, 2002.  The depositor was previously named GMAC ELF LLC.  On
December 15, 2004, GCO Education Loan Funding Corp. acquired the sole economic membership interest of the depositor from GMAC Commercial Holding Capital Corp. and changed its name to GCO ELF LLC.  The depositor is operated pursuant to a limited liability company agreement.  The limited liability company agreement contains certain provisions regarding the depositor’s operations that are intended to reduce the possibility that the depositor would file for bankruptcy and to reduce the possibility that its assets would be consolidated into the bankruptcy estate of another entity.  See “Risk Factors.”

            Under the limited liability company agreement, GCO Education Loan Funding Corp. has appointed a board of directors, and the board of directors has appointed officers, of the depositor.  Generally, the business and affairs of the depositor are under the exclusive management and direction of the board of directors which may exercise all powers of the depositor and do all things that are not required to be done by the members under the Delaware Limited Liability Company Act or under the depositor’s limited liability company agreement.  However, certain actions specified in the limited liability company agreement may only be taken with the consent of the special member
of the depositor.  These actions include seeking bankruptcy relief under the bankruptcy or related laws.   The special member is GCO ELF SPC INC., a wholly-owned Delaware subsidiary of GCO Education Loan Funding Corp.  The special member is required to have two directors that are independent under the provisions of its bylaws.

GCO Education Loan Funding Corp.

            GCO Education Loan Funding Corp. is organized as a Delaware corporation and is engaged in the business of acquiring, holding, selling and otherwise dealing with student loans, and sponsoring structured finance arrangements with respect to student loans.  The company is privately held by a trust established for the benefit of individuals related to the controlling shareholder of Greystone & Co., Inc.

            On December 15, 2004, GCO Education Loan Funding Corp. entered into an asset purchase agreement with GMAC Commercial Holding Capital Corp. under which it acquired 100% of the outstanding membership interests of GMAC ELF LLC and 100% of the capital stock of GMAC ELF SPC INC.  As a result of the asset purchase agreement, GMAC Commercial Holding Capital Corp. no longer owns any interest in and, therefore, no longer controls us.  Through its acquisition of GMAC ELF LLC, GCO Education Loan Funding Corp. acquired all of the beneficial interest in GMAC Education Loan Funding Trust‑I.  In connection with the transaction, the names of GMAC ELF LLC, GMAC ELF SPC INC.
and GMAC Education Loan Funding Trust‑I were changed to GCO ELF LLC, GCO ELF SPC INC., and GCO Education Loan Funding Trust‑I, respectively.

Servicing of Student Loans

            We are required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use

collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

The Servicing Contractor Agreement

            GCO Education Loan Funding Corp. serves as servicing contractor pursuant to the terms of a servicing contractor agreement.  Under the servicing contractor agreement, the servicing contractor has agreed to identify potential servicers of student loans, negotiate, execute, and perform the subservicing agreements with subservicers on our behalf and to require the subservicers to service the student loans in accordance with the indenture and their subservicing agreements.  The servicing contractor also has agreed to require each subservicer to service, administer and make collections on the student loans with reasonable care, using the skill and attention that the subservicer uses with respect to all comparable student loans that it services.  In performing its duties under the servicing contractor agreement, the servicing contractor will take into account the interests of various persons, including us and you.  The servicing contractor may appoint one or more subcontractors to perform its duties provided that the servicing contractor remains obligated for the performance of its duties under the servicing contractor agreement.

            The servicing contractor agreement also limits the liability of the servicing contractor in certain respects.  For example, the servicing contractor is not liable for breaches of the servicing contractor agreement for circumstances outside of its control.  The servicing contractor is not liable to us or you, except as expressly provided in the servicing contractor agreement, for any action taken or for refraining from the taking of any action or for errors in judgment.  However, the servicing contractor is not protected against any such liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of its duties or as a result of reckless disregard of its obligations and duties under the servicing contractor agreement.  The servicing contractor also is not liable for the performance by the subservicers of their duties to service the student loans.

            The servicing contractor will receive a monthly fee to be set forth in the prospectus supplement.  We will also reimburse the servicing contractor for amounts due to a subservicer under a subservicing agreement that are paid by the servicing contractor.

            The servicing contractor can be terminated under certain conditions, including the failure to perform in any material respect any of its covenants in the servicing contractor agreement if there is a material adverse affect on your rights and the failure is not remedied.  To the extent that a subservicing agreement with a subservicer contains provisions that are inconsistent with the servicing contractor agreement, or does not contain provisions that the servicing contractor would otherwise be required to include in the subservicing agreement, the servicing contractor will not be in breach of the servicing contractor agreement if the subservicing agreement was approved by us and the indenture trustee.

Administration of the Student Loans

            GCO Education Loan Funding Corp. serves as administrator pursuant to the terms of an administration agreement.  Under the administration agreement, the administrator will agree to perform our administrative duties required by the indenture, the trust agreement, the student loan purchase agreements and any other documents signed by us or required by the Higher Education Act with respect to the student loans.
The administrator will prepare for execution by us, or will cause the preparation by other appropriate persons or entities of, all documents, reports, filings, instruments, certificates and opinions that it is our duty to prepare under such agreements and will monitor our performance under such agreements.

            As compensation, the administrator will receive an administration fee specified in the prospectus supplement.

Term of the Administration Agreement

            The administration agreement will continue in force until dissolution or replacement of the administrator, upon which event the administration agreement will automatically terminate.

            The administrator may be removed immediately upon written notice of termination from us, the indenture trustee or the holders of not less than 25% of the highest priority obligations to the administrator if any of the following events occurs:

            (a)        the administrator defaults in the performance of any of its duties under the administration agreement and the default continues unremedied for a period of 30 days after the date on which written notice of the default, requiring it to be remedied, is given to the administrator; provided, however, if the default is capable of being cured and the administrator is diligently pursuing a cure, such 30 day period will be extended for an additional 30 days;

            (b)        the commencement by the administrator of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official, making a general assignment by the administrator for the benefit of its creditors, the administrator declaring a moratorium with respect to its debts or failure by the administrator to generally pay its debts as they become due; or

            (c)        the commencement in respect of the administrator of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking by the administrator of the appointment of a trustee, receiver, liquidator, custodian or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

            If any of the events specified in clause (b) or (c) above occurs, the administrator will give written notice thereof to the Delaware trustee, the noteholders, the indenture trustee and the rating agencies within five business days after the happening of such event.

Resignation and Removal of Administrator

            The administrator may resign its duties under the administration agreement by providing us, the Delaware trustee, the depositor and the indenture trustee with at least 60 days’ prior written notice.  We may remove the administrator for cause by providing the administrator with at least 60 days’ prior written notice.

            No resignation or removal of the administrator will be effective until a successor administrator is appointed by us, the indenture trustee or the holders of not less than 25% of the highest priority obligations (with the consent of the Delaware trustee and the indenture trustee) and such successor administrator shall have agreed in writing to be bound by the terms of the administration agreement in the same manner and to the same extent as the administrator is bound thereunder.  The appointment of any successor administrator will be effective only if each rating agency has been given 10 days’ prior notice of such proposed appointment, and a rating confirmation has been obtained with respect to such appointment.

Evidence as to Compliance

            The administration agreement will require the administrator to deliver to the indenture trustee and the rating agencies on or before 150 days after the end of the fiscal year of the administrator, a certificate signed by an officer of the administrator stating that, a review of the activities of the administrator during the preceding twelve month period and of its performance under the administrator agreement has been made under such officer’s supervision and to the best of such officer’s knowledge, the administrator has fulfilled its obligations in all material aspects under that administration agreement.  If there has been a material default the officer’s certificate will describe the default.  The administrator has agreed to give the indenture trustee and the rating agencies notice of administrator defaults under the administration agreement.

            You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.

Waiver of Past Defaults

            The holders of a majority of the highest priority obligations outstanding, in the case of any administrator default which does not adversely affect the indenture trustee, us or the noteholders, may, on behalf of all noteholders, waive such default by the administrator.  No waiver will impair the rights of the holders of a majority of the highest priority obligations outstanding to exercise rights with respect to future administrator defaults.

 Description of the Federal Family Education Loan Program

            The Higher Education Act provides for several different educational loan programs.  Under these programs, holders of certain student loans made under such programs are paid subsidies for owning such loans.  Certain provisions of the Federal Family Education Loan Program are summarized below.

            The Higher Education Act has been subject to frequent amendments, including several amendments that have changed the terms of and eligibility requirements for the Federal Family Education Loan Program loans. Generally, this prospectus describes only the provisions of the Federal Family Education Loan Program that apply to student loans made on or after July 1, 1998.  The following summary of the Federal Family
Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder.

 Federal Family Education Loans

General

            Several types of loans are currently authorized pursuant to the Federal Family Education Loan Program.  These include:  (i) loans to students meeting certain financial needs tests with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment (“Subsidized Stafford Loans”); (ii) loans to students made without regard to financial need with respect to which the federal government does not make such interest payments (“Unsubsidized Stafford Loans” and, collectively with Subsidized Stafford Loans, “Stafford Loans”); (iii) loans to parents of dependent students
(“PLUS Loans”); and (iv) loans available to borrowers with certain existing federal educational loans to consolidate repayment of such loans (“Consolidation Loans”).

            Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (i) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (ii) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (iii)
is not in default on any federal education loans, and (iv) meets the applicable “need” requirements.  Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations.  With certain exceptions, an institution with a cohort (composite) default rate that is higher than certain specified thresholds in the Higher Education Act is not an eligible institution.

Subsidized Stafford Loans

            The Higher Education Act provides for federal (i) insurance or reinsurance of eligible Subsidized Stafford Loans, (ii) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Stafford Loans, and (iii) special allowance payments representing an additional subsidy paid by the Secretary of the U.S. Department of Education to such holders of eligible Subsidized Stafford Loans.

            Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution.  In connection with eligible Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study.  The Secretary has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

            Subject to these limits, Subsidized Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher
Education Act.  Provisions addressing the implementation of need analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years.  There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

Unsubsidized Stafford Loans

            Unsubsidized Stafford Loans are available for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income or assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans.  The interest rate, the annual loan limits, the loan fee requirements and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans.  However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the Secretary does not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution.  The borrower is required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins.

PLUS Loan Program

            The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students.  Only parents who do not have an adverse credit history are eligible for PLUS Loans.  The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of Guarantee Agencies and the Secretary in providing federal reinsurance on the loans.  However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Program and special allowance payments are more restricted.

The Consolidation Loan Program

            The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans.  Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than PLUS Loans made to “parent borrowers”) selected by the borrower, as well as loans made pursuant to the Perkins (formally “National Direct Student Loan”) Loan Program, the Health
Professional Student Loan Programs and the William D. Ford Federal Direct Loan Program (the “Direct Loan Program”). The borrowers may be either in repayment status or in a grace period preceding repayment.  Delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they agree to re-enter repayment through loan consolidation.  Borrowers may add additional loans to a Consolidation Loan during the 180-day period following origination of the Consolidation Loan.  Further, a married couple who agrees to be jointly and severally liable is to be treated as one borrower for purposes of loan consolidation eligibility.  A Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the
Higher Education Act.

            In the event that a borrower is unable to obtain a Consolidation Loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower’s outstanding loans (that are selected for consolidation), or from any other eligible lender, the Higher Education Act authorizes the Secretary to offer the borrower a Direct Consolidation Loan with income contingent terms under the Direct Loan
Program.  Such direct Consolidation Loans must be repaid either pursuant to income contingent repayment or any other repayment provision under the authorizing section of the Higher Education Act.

Interest Rates

            Subsidized and Unsubsidized Stafford Loans made after October 1, 1998 which are in in-school, grace and deferment periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 1.7 percent, with a maximum rate of 8.25 percent.  The Higher Education Act currently provides that for Subsidized and Unsubsidized Stafford Loans made on or after July 1, 2006, the interest rate will be equal to 6.8 percent per annum and for PLUS Loans made on or after July 1, 2006, the interest rate will be equal to 7.9 percent per annum.  Subsidized Stafford Loans and Unsubsidized Stafford Loans in all other periods bear interest at a rate equivalent to the 91-day
T-Bill rate plus 2.3 percent, with a maximum rate of 8.25 percent.  The rate is adjusted annually on July 1.  PLUS Loans bear interest at a rate equivalent to the 91-day T-Bill rate plus 3.1 percent, with a maximum rate of 9 percent.  Consolidation
Loans for which the application was received by an eligible lender on or after October 1, 1998, bear interest at a rate equal to the weighted average of the loans consolidated, rounded to the nearest one-eighth of one percent, with a maximum rate of 8.25 percent.  Consolidation Loan applications received on or after July 1, 2003 bear interest at a rate equal to the weighted average of the interest rates on the loans being consolidated, rounded upward to the nearest one-eighth of 1%.

Loan Limits

            The Higher Education Act requires that Subsidized and Unsubsidized Stafford Loans made to cover multiple enrollment periods, such as a semester, trimester or quarter be disbursed by eligible lenders in at least two separate disbursements.  A Stafford Loan borrower may receive a subsidized loan, an unsubsidized loan, or a combination of both for an academic period.  Generally, the maximum amount of a Stafford
Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study.  The aggregate limit for undergraduate study is $23,000 (excluding
PLUS Loans).  Independent undergraduate students may receive an additional Unsubsidized Stafford Loan of up to $4,000 per academic year, with an aggregate maximum of $46,000.  The maximum amount of the loans for an academic year for graduate students is
$8,500, and independent students may borrow an additional Unsubsidized Stafford Loan up to $10,000 per academic year.  The Secretary has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study.  For example, certain medical students may now borrow up to $46,000 per academic year, with a maximum aggregate limit of $189,125.

            The total amount of all PLUS Loans that parents may borrow on behalf of each dependent student for any academic year may not exceed the student’s cost of attendance minus other estimated financial assistance for that student.

Repayment

            General.  Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins not more than six months after the borrower ceases to pursue at least a half-time course of study (the six month period is the grace period).  Grace periods may be waived by borrowers.  Repayment of interest on an Unsubsidized Stafford Loan begins immediately upon disbursement of the loan, however the lender may capitalize the interest until repayment of principal is scheduled to begin.  Except for certain borrowers as described below, each loan generally must be scheduled for repayment over a period of not more than ten years after the commencement of repayment.  The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year.  Regulations of the Secretary require lenders to offer standard, graduated or income-sensitive repayment schedules to borrowers.  Use of income sensitive repayment plans may extend the ten-year maximum term for up to three years.

            PLUS Loans enter repayment on the date the last disbursement is made on the loan.  Interest accrues and is due and payable from the date of the first disbursement of the loan.  The first payment is due within 60 days after the loan is fully disbursed.  Repayment plans are the same as in the Subsidized and Unsubsidized Stafford Loan Program.

            Consolidation Loans enter repayment on the date the loan is disbursed.  The first payment is due within 60 days after that date. Consolidation Loans must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans (but no longer than 30 years).

            Federal Family Education Loan Program borrowers who accumulate outstanding Federal Family Education Loans totaling more than $30,000 may receive an extended repayment plan, with a fixed or graduated payment amount paid over a longer period of time, not to exceed 25 years.  A borrower may accelerate principal payments at any time without penalty.  Once a repayment plan is established, the borrower may annually change the selection of the plan.

            Deferment and Forbearance Periods.  No principal repayments need to be made during certain deferment periods prescribed by the Higher
Education Act, but interest accrues and must be paid.  Generally, deferment periods include periods (a) when the borrower has returned to an eligible educational institution on a half-time basis or is pursuing studies pursuant to an approved graduate fellowship or rehabilitation training program, (b) not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) not in excess of three years for any reason which the lender determines, in accordance with regulations, has caused or will cause the borrower economic hardship.  Deferment periods extend the maximum repayment periods.  Under certain circumstances, a lender may also allow periods of forbearance during which the borrower may defer payments because of temporary financial hardship.  The Higher Education Act specifies certain periods during which forbearance is mandatory.  Mandatory forbearance periods exist when the borrower is impacted by a national emergency, military mobilization, or when the geographical area in which the borrower resides or works is declared a disaster area by certain officials.  Other mandatory periods include periods during which the borrower is (a) participating in a medical or dental residency and is not eligible for deferment; (b) serving in a qualified medical or dental internship program or certain national service programs; or (c) determined to have a debt burden of certain federal loans equal to or exceeding 20% of the borrower’s gross income.  In other circumstances, forbearance may be granted at the lender’s option.  Forbearance also extends the maximum repayment periods.

Master Promissory Note

            Since July of 2000, all lenders are required to use a master promissory note for new Stafford Loans.  The master promissory note permits a borrower to obtain future loans without the necessity of executing a new promissory note.  Borrowers are not, however, required to obtain all of their future loans from their original lender, but if a borrower obtains a loan from a lender which does not presently hold a master promissory note for that borrower, that borrower will be required to execute a new master promissory note.  A single borrower may have several master promissory notes evidencing loans to multiple lenders.  If multiple loans have been advanced pursuant to a single master promissory note, any or all of those loans may be individually sold by the holder of the master promissory note to one or more different secondary market purchasers.

Interest Subsidy Payments

            The Secretary is to pay interest on Subsidized Stafford Loans while the student is a qualified student, during a grace period or during certain deferment periods.  In addition, those portions of Consolidation Loans that repay Subsidized Stafford Loans or similar subsidized loans made under the Direct Loan Program are eligible for Interest Subsidy Payments.  The Secretary is required to make interest subsidy payments to the holder of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment period.  The Higher Education Act provides that the holder of an eligible
Subsidized Stafford Loan, or the eligible portions of Consolidation Loans, shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.

Special Allowance Payments

            The Higher Education Act provides for Special Allowance Payments to be made by the Secretary to eligible lenders.  The rates for Special Allowance
Payments are based on formulae that differ according to the type of loan, the date the loan was first disbursed, the interest rate and the type of funds used to finance such loan (tax-exempt or taxable).  Loans made or purchased with funds obtained by the holder from the issuance of tax-exempt obligations issued prior to October 1, 1993 have an effective minimum rate of return of
9.5%.  The Special Allowance Payments payable with respect to eligible loans acquired or funded with the proceeds of tax-exempt obligations issued after September 30, 1993 are equal to those paid to other lenders.

            Subject to the foregoing, the formulae for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart.  The term “T-Bill” as used in this table and the following table, means the average 91-day Treasury bill rate calculated as a “bond equivalent rate” in the manner applied by the Secretary as referred to in Section 438 of the Higher
Education Act.  The term “3 Month Commercial Paper Rate” means the 90-day commercial paper index calculated quarterly and based on an average of the daily 90-day commercial paper rates reported in the Federal Reserve’s Statistical Release
H-15.

 Date of Loans

 Annualized SAP Rate

 On or after October 1, 1992

 T-Bill Rate less Applicable Interest Rate + 3.1%

 On or after July 1, 1995

 T-Bill Rate less Applicable Interest Rate + 3.1%(1)

 On or after July 1, 1998

 T-Bill Rate less Applicable Interest Rate + 2.8%(2)

 On or after January 1, 2000

 3 Month Commercial Paper Rate less Applicable
 Interest Rate + 2.34%(3)

___________________

 (1)

 Substitute 2.5% in this formula while such loans are in the in- school or grace period.

 (2)

 Substitute 2.2% in this formula while such loans are in the in- school or grace period.

 (3)

 Substitute 1.74% in this formula while such loans are in the in- school or grace period.

            The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

 Date of Loans

 Annualized SAP Rate

 On or after October 1, 1992

 T-Bill Rate less Applicable Interest Rate + 3.1%

 On or after January 1, 2000

 3 Month Commercial Paper Rate less Applicable
 Interest Rate + 2.64%

            Special Allowance Payments are generally payable, with respect to variable rate Federal Family Education Loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect.  The Secretary offsets Interest Subsidy Payments and Special Allowance Payments by the amount of origination fees and lender loan fees described in the following section.

            The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the
United States to receive those payments during the life of the loan.  Receipt of Special Allowance Payments, however, is conditioned on the eligibility of the loan for federal insurance or reinsurance benefits.  Such eligibility may be lost due to violations of federal regulations or guarantee agency requirements.

Loan Fees

            Insurance Premium.  A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which may be deducted proportionately from each installment of the loan.  Generally, guarantee agencies have waived this fee since 1999.

            Origination Fee.  The lender is required to pay to the Secretary an origination fee equal to 3% of the principal amount of each Subsidized and Unsubsidized Stafford and PLUS Loan.  The lender may charge these fees to the borrower by deducting them proportionately from each disbursement of the loan proceeds.

            Lender Loan Fee.  The lender of any Federal Family Education Loan is required to pay to the Secretary an additional origination fee equal to
0.5% of the principal amount of the loan.

            The Secretary collects from the lender or subsequent holder the maximum origination fee authorized (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in interest subsidy or special allowance payments or directly from the lender or holder.

            Rebate Fee on Consolidation Loans.  The holder of any Consolidation Loan is required to pay to the Secretary a monthly fee equal to .0875%
(1.05% per annum) of the principal amount of plus accrued interest on the loan.

Education Loans Generally Not Subject to Discharge in Bankruptcy

            Under the U.S. Bankruptcy Code, educational loans are not generally dischargeable.  Title 11 of the United States Code at Section 523(a)(8) provides as follows:

            A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b) of this title does not discharge an individual debtor from any debt:

            (8)        for an educational benefit overpayment or loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution, or for an obligation to repay funds received as an educational benefit, scholarship or stipend unless excepting such debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor’s dependents.

 Insurance and Guarantees

Default

            A Federal Family Education Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments.  If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the guarantor is to pay the holder a percentage of such amount of the loss subject to reduction as described in the following paragraphs within 90 days of notification of such default.

Federal Insurance

            The Higher Education Act provides that, subject to compliance with such Act, the full faith and credit of the United States is pledged to the payment of insurance claims and ensures that such reimbursements are not subject to reduction.  In addition, the Higher Education Act provides that if a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the
Secretary until such time as the obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations.  Federal reimbursement and insurance payments for defaulted loans are paid from the student loan insurance fund established

under the Higher Education Act.  The Secretary is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.

Guarantees

            General.  If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the eligible lender is reimbursed by the guarantor for a statutorily-set percentage (98%) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan.  Under the Higher Education Act, the
Secretary enters into a guarantee agreement and a reinsurance agreement with each guarantor which provides for federal reimbursement for amounts paid to eligible lenders by the guarantor with respect to defaulted loans.

            Guarantee Agreements.  Pursuant to the guarantee agreements, the Secretary is to reimburse a guarantor for the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, certain claims by borrowers who are unable to complete the programs in which they are enrolled due to school closure, borrowers whose borrowing eligibility was falsely certified by the eligible institution, or the amount of an unpaid refund due from the school to the lender in the event the school fails to make a required refund.  Such claims are not included in calculating a guarantor’s claims rate experience for federal reimbursement purposes.  Generally, educational loans are non-dischargeable in bankruptcy unless the bankruptcy court determines that the debt will impose an undue hardship on the borrower and the borrower’s dependents.  Further, the Secretary is to reimburse a guarantor for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described below.

            The Secretary may terminate guarantee agreements if the Secretary determines that termination is necessary to protect the federal financial interest or to ensure the continued availability of loans to student or parent borrowers.  Upon termination of such agreements, the Secretary is authorized to provide the guarantor with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary, in order to meet the immediate cash needs of the guarantor, ensure the uninterrupted payment of claims, or ensure that the guarantor will make loans as the lender-of-last-resort.

            If the Secretary has terminated or is seeking to terminate guarantee agreements, or has assumed a guarantor’s functions, notwithstanding any other provision of law:  (i) no state court may issue an order affecting the Secretary’s actions with respect to that guarantor; (ii) any contract entered into by the guarantor with respect to the administration of the guarantor’s reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary upon 30 days notice to the contracting parties if the Secretary determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of the Higher Education Act; and (iii) no provision of state law shall apply to the actions of the Secretary in terminating the operations of the guarantor.  Finally, notwithstanding any other provision of law, the Secretary’s liability for any outstanding liabilities of a guarantor (other than outstanding student loan guarantees under the Higher Education Act), the functions of which the Secretary has assumed, shall not exceed the fair market value of the reserves of the guarantor, minus any necessary liquidation or other administrative costs.

            Reimbursement.  The amount of a reimbursement payment on defaulted loans made by the Secretary to a guarantor is subject to reduction based upon the annual claims rate of the guarantor calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year.  The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.  The formula for reimbursement amounts is summarized below:

 CLAIMS
 RATE

 GUARANTOR
 REINSURANCE RATE
 FOR LOANS MADE
 PRIOR TO OCTOBER 1,
 1993

 GUARANTOR
 REINSURANCE RATE
 FOR LOANS MADE
 BETWEEN
 OCTOBER 1, 1993 AND
 SEPTEMBER 30, 1998(1)

 GUARANTOR
 REINSURANCE
 RATE FOR LOANS
 MADE ON OR
 AFTER OCTOBER 1,
 1998(1)

 0% up to 5%

 100%

 98%

 95%

 5% up to 9%

 100% of claims up to 5%;
 and 90% of claims 5%
 and over

 98% of claims up to 5%; and
 88% of claims 5% and over

 95% of claims up to 5%
 and 85% of claims 5%
 and over

 9% and over

 100% of claims up to 5%;
 90% of claims 5% up to
 9%; 80% of claims 9%
 and over

 98% of claims up to 5%;
 88% of claims 5% up to 9%;
 78% of claims 9% and over

 95% of claims up to 5%,
 85% of claims 5% up to
 9%; 75% of claims 9%
 and over

 (1)

 Other than student loans made pursuant to the lender-of-last resort program or student loans transferred by an insolvent guarantor as to which the amount of reinsurance is equal to 100%.

            The original principal amount of loans guaranteed by a guarantor which are in repayment for purposes of computing reimbursement payments to a guarantor means the original principal amount of all loans guaranteed by a guarantor less: (i) guarantee payments on such loans, (ii) the original principal amount of such loans that have been fully repaid, and (iii) the original amount of such loans for which the first principal installment payment has not become due.

            In addition, the Secretary may withhold reimbursement payments if a guarantor makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary or applicable federal law.  A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary.

            Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantor is received after reimbursement by the Secretary, the
Secretary is entitled to receive an equitable share of the payment.  Guarantor retentions remaining after payment of the Secretary’s equitable share on such collections on consolidations of defaulted loans were reduced to 18.5% from 27% effective July 1,
1997 and for other loans were reduced from 27% to 24% (23% effective October 1, 2003).

            Lender Agreements.  Pursuant to most typical agreements for guarantee between a guarantor and the originator of the loan, any eligible holder of a loan insured by such a guarantor is entitled to reimbursement from such guarantor of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100%
of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993).  Guarantors generally deem default to mean a student borrower’s failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 270 days in the case of a loan payable in monthly installments or for 330 days in the case of a loan payable in less frequent installments.  When a loan becomes at least 60 days past due, the holder is required to request default aversion assistance from the applicable guarantor in order to attempt to cure the delinquency.  When a loan becomes 240 days past due, the holder is required to make a final demand for payment of the loan by the borrower.  The holder is required to continue collection efforts until the loan is 270 days past due.  At the time of payment of insurance benefits, the holder must assign to the applicable guarantor all right accruing to the holder under the note evidencing the loan.  The Higher Education
Act prohibits a guarantor from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.

            Any holder of a loan is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans.  If a guarantor has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantor may take reasonable action including withholding payments or requiring reimbursement of funds.  The guarantor may also terminate the agreement for cause upon notice and hearing.

Guarantor Reserves

            Each guarantor is required to establish a Federal Student Loan Reserve Fund which, together with any earnings thereon, is deemed to be property of the United
States.  Each guarantor is required to deposit into the federal fund any reserve funds plus reinsurance payments received from the Secretary, default collections, insurance premiums, 70% of payments received as administrative cost allowance and other receipts as specified in regulations.  A guarantor is authorized to transfer up to 180 days’ cash expenses for normal operating expenses (other than claim payments) from the federal fund to the operating fund (described below) at any time during the first three years after establishment of the fund.  The federal fund may be used to pay lender claims and to pay default aversion fees into the operating fund.  A guarantor is also required to establish an operating fund which, except for funds transferred from the federal fund to meet operating expenses during the first three years after fund establishment, is the property of the guarantor.  A guarantor may deposit into the operating fund loan processing and issuance fees equal to 0.65% of the total principal amount of loans insured during the fiscal year, 30% of payments received after October 7, 1998 for the administrative cost allowance for loans insured prior to that date and the 24% retention of collections on defaulted loans and other receipts as specified in regulations.  An operating fund must be used for application processing, loan disbursement, enrollment and repayment status management, default aversion, collection activities, compliance monitoring, and other student financial aid related activities.

            The Higher Education Act requires the Secretary to recall $1 billion in federal reserve funds from guarantors on September 1, 2002.  Each guarantor is required to transfer its equitable share of the $1 billion to a restricted account.  Each guarantor must transfer its required share to the restricted account in equal annual installments for each of the five federal fiscal years 1998 through 2002.
However, a guarantor with a reserve ratio equal to or less than 1.1% as of September 30, 1996 may transfer its required share to the restricted account in four equal annual installments beginning in federal fiscal year 1999.  The guarantor’s required reserve ratio has been reduced from 1.1% to .5%.

            The Higher Education Act provides for an additional recall of reserves from each federal fund, but also provide for certain minimum reserve levels which are protected from recall.  The Secretary is authorized to enter into voluntary, flexible agreements with guarantors under which various statutory and regulatory provisions can be waived.  In addition, under the Higher Education Act, the Secretary is prohibited from requiring the return of all of a guarantor’s reserve funds unless the Secretary determines that the return of these funds is in the best interest of the operation of the Federal Family Education Loan Program, or to ensure the proper maintenance of such guarantor’s funds or assets or the orderly termination of the guarantor’s operations and the liquidation of its assets.  The Higher Education Act also authorizes the Secretary to direct a guarantor to:  (i) return to the Secretary all or a portion of its reserve fund that the Secretary determines is not needed to pay for the guarantor’s program expenses and contingent liabilities; and (ii) cease any activities involving the expenditure, use or transfer of the guarantor’s reserve funds or assets which the Secretary determines is a misapplication, misuse or improper expenditure.  Under current law, the
Secretary is also be authorized to direct a guarantor to return to the Secretary all or a portion of its reserve fund which the Secretary determines is not needed to pay for the guarantor’s program expenses and contingent liabilities.

Guarantee Agencies

            Although we expect that most of the student loans it acquires under the indenture will be guaranteed by the guarantee agencies described in the related prospectus supplement, we may acquire student loans under the indenture which are guaranteed by other guarantee agencies with the approval of the rating agencies.

 Description of the Notes

            The notes of each series will be issued pursuant to the indenture and a related supplemental indenture of trust that we will enter into with the indenture trustee.

            The following description of the notes is only a summary of their principal terms.  It is not complete.  You should refer to the provisions of the indenture and related supplemental indenture for a complete description of the terms of the notes.  Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 71 of this prospectus.

Fixed Rate Notes

            The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement.  The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement.  The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Securities

            The auction rate securities will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at an initial rate per annum through the first auction date specified in the prospectus supplement.  The interest period for auction rate securities will initially consist of the number of days set forth in the applicable prospectus supplement.  The interest rate for the auction rate securities will be reset at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement.  Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement.  Interest on the auction rate securities will be payable on the first business day following the expiration of each interest period for the notes.

            Determination of Note Interest Rate.  The procedures that will be used in determining the interest rates on the auction rate securities are summarized in the following paragraphs.

            The interest rate on each class of auction rate securities will be determined periodically by means of a “Dutch Auction.”  In this Dutch
Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate securities they wish to buy, hold or sell at various interest rates.  The broker-dealers submit their clients’ orders to the auction agent.  The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period.  The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities.  Auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.  Deutsche Bank Trust Company Americas will serve as auction agent for the auction rate securities and parties identified in the related prospectus supplement will serve as broker-dealers.

            In the auction, the following types of orders may be submitted:

             (a)        “bid/hold orders”: specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate securities for the upcoming interest period;

             (b)        “sell orders”: an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

            (c)        “potential bid orders”: specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate securities, is willing to accept in order to buy a specified principal amount of auction rate securities.

            If an existing investor does not submit orders with respect to all its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

            The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate securities.

             (a)        Assumptions:

 (i)         denominations (Units) =$50,000;

 (ii)        interest period = 28 days; and

 (iii)       principal amount outstanding =$50 Million (1000 Units)

             (b)        Summary of All Orders Received for the Auction:

 Bid/Hold Orders

 Sell Orders

 Potential Bid Orders

 20 Units at 2.90%

 100 Units Sell

 40 Units at 2.95%

 60 Units at 3.02%

 100 Units Sell

 60 Units at 3.00%

 120 Units at 3.05%

 200 Units Sell

 100 Units at 3.05%

 200 Units at 3.10%

 400 Units

 100 Units at 3.10%

 200 Units at 3.12%

 100 Units at 3.11%

 600 Units

 100 Units at 3.14%

 200 Units at 3.15%

 700 Units

            The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case zero units).

             (c)        Auction Agent Organizes Orders In Ascending Order:

 Order
 Number

 Number
 of Units

 Cumulative
 Total
 (Units)

 Percent

 Order
 Number

 Number
 of Units

 Cumulative
 Total
 (Units)

 Percent

 1.

  20 (W)

  20

 2.90%

  7.

 200 (W)

  600

 3.10%

 2.

  40 (W)

  60

 2.95

  8.

 100 (W)

  700

 3.10

 3.

  60 (W)

 120

 3.00

  9.

 100 (W)

  800

 3.11

 4.

  60 (W)

 180

 3.02

 10.

 200 (W)

 1000

 3.12

 5.

 100 (W)

 280

 3.05

 11.

 100 (L)

 3.14

 6.

 120 (W)

 400

 3.05

 12.

 200 (L)

 3.15

____________________

(W) Winning Order (L) Losing Order

            Order Number 10 is the order that clears the market of all available units.  All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held.  Multiple orders at the winning rate are allocated units on a pro rata basis.  Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

            The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled.  However, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale.  In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate.  Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

            If a payment default has occurred, the rate will be the non-payment rate, which will be specified in the related prospectus supplement.

            Maximum Auction Rate and Interest Carry-Overs.  If the auction rate for a series of auction rate securities is greater than the maximum auction rate described in the related prospectus supplement, then the interest rate applicable to those auction rate securities will be the maximum auction rate.

            In such event, if the interest rate for a series of auction rate securities is set at the net loan rate, the excess of the lower of the auction rate and the maximum auction rate which would have been applied if the net loan rate were not a component of the maximum loan rate, over the net loan rate will be carried over for that series of auction rate securities.  If there are insufficient bid orders to purchase all the auction rate securities of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum auction rate which would have been applied if the net loan rate was not a component of the maximum loan rate over the net loan rate will be carried over for that series of auction rate securities.  The carry-over amount will bear interest calculated at the One-Month LIBOR rate, or as otherwise specified in the related prospectus supplement.  The ratings of the notes do not address the payment of carry-over amounts or interest on carry-over amounts.

            The carry-over amount, and interest accrued thereon, for a class of auction rate securities will be paid on an interest payment date if there are sufficient moneys in the revenue fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes.  Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available.  The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if an auction rate security is redeemed.

            Changes In Auction Period.  The applicable broker-dealer may, with the written consent of the administrator on our behalf, from time to time, change the length of the auction period for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate securities.  If the administrator consents to the change, the applicable broker-dealer will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes.  Any adjusted auction period will be at least seven days but not more than 270 days.  The auction period adjustment will take effect only if approved by the applicable broker-dealer and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

            Changes In The Auction Date.  The applicable broker-dealer, with the written consent of the administrator on our behalf, may specify a different auction date for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate securities.  If the administrator consents to the change, the applicable broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, us, each rating agency and the registered owner.

LIBOR Rate Notes

            The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement.  Interest on the LIBOR rate notes will be paid in arrears on each interest payment date.  The interest payment date for the LIBOR rate notes will be the first business day following the end of the interest period for the notes specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement.  The amount of interest payable to registered owners of LIBOR rate notes for any interest period will be calculated by the indenture trustee on the basis of a 360-day year for the number of days actually elapsed.

            The rate of interest on the LIBOR rate notes for each interest period will be determined by a calculation agent identified in the related prospectus supplement.  The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement.  The interest rate payable on the LIBOR rate notes cannot exceed the adjusted student loan rate specified in the prospectus supplement.  The adjusted student loan rate is the percentage equivalent of a fraction:

            (a)        the numerator of which is equal to the sum of the expected interest collections on our student loans and payments we receive on a derivative product, if any, less the sum of the amounts payable to the Department of Education and guarantee agencies with respect to the student loans, the servicing fee, the administration fee, and payments we make on derivative products, if any, with respect to an interest period; and

             (b)        the denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

            With respect to any interest period, expected interest collections include:

             (a)        the amount of interest accrued with respect to the student loans for the interest period preceding the applicable interest payment date, whether or not that interest is actually paid;

             (b)        all interest subsidy payments and special allowance payments estimated to have accrued for the interest period preceding the applicable interest payment date, whether or not actually received; and

             (c)        investment earnings on assets in the trust estate for the interest period preceding the applicable interest payment date.

            If the interest rate for LIBOR rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the revenue fund.  However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture.  Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the revenue fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

Treasury Rate Notes

            The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement.  Interest on the treasury rate notes will be paid in arrears on each interest payment date.  An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, or as otherwise specified in the related prospectus supplement.

            The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks.  The rate will be calculated by a calculation agent to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement.  Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

            The interest rate payable on the treasury rate notes for any interest period cannot at any time exceed the adjusted student loan rate.  The adjusted student loan rate will be determined in the same manner as described above for LIBOR rate notes.

            If the interest rate for the treasury rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the revenue fund.  However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture.  Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the revenue fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

Commercial Paper Rate Notes

            The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement.
Interest on the commercial paper rate notes will be paid in arrears on each interest payment date.  An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement.  Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

            The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement.  The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement.  The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual Notes

            Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the
related prospectus supplement.   Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date.  The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes.  Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Payments on the Notes

            The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes, if the notes were issued in definitive form.  Payment of principal on any notes in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date.  If interest is not timely paid, it will be paid to the registered owner of the notes as of the close of business on a special record date for payment of any of the defaulted interest.  A special record date will be fixed by the indenture trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date will be given to the registered owners of the notes.  Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee.  All payments on the notes will be made in United States dollars.

Mandatory Redemption

            The notes of a series are subject to mandatory redemption on the interest payment date specified with respect to the series in the related prospectus supplement, in an amount equal to the proceeds from sale of the notes, if any, not previously used to acquire student loans that are held in the acquisition fund.  The notes are also subject to mandatory redemption from the proceeds of principal payments on the student loans and, until the principal balance of the student loans is not less than the percentage of the principal balance of outstanding notes as is described in the applicable prospectus supplement, from interest payments on the student loans remaining in the revenue fund after all other required payments have been made.  See “—Notice and Partial Redemption of Notes” below for a discussion of the order in which notes of any series will be redeemed.

Optional Redemption or Purchase

            The notes are subject to optional redemption or purchase, in whole only, on any interest payment date on which the aggregate current principal balance of the notes is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of issuance.  The redemption or purchase will occur on the interest payment date following the date on which funds sufficient to pay the redemption or purchase price are deposited with the indenture trustee.  All notes which are redeemed or purchased shall be canceled by the indenture trustee and be disposed of in a manner satisfactory to the indenture trustee and the administrator.

Redemption or Purchase Price

            Upon redemption or purchase, the price to be paid to the holder of a note will be an amount equal to the principal balance plus accrued interest to the date fixed for redemption.  The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price.

Notice and Partial Redemption of Notes

            Prior to any redemption or purchase the indenture trustee will provide prior written notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate securities designated for redemption or purchase.

            If less than all of the notes of any series are to be redeemed or purchased, to the extent permitted by the indenture, we will determine the notes of each class of that series to be redeemed or purchased.  Generally, all of the senior notes will be redeemed prior to redemption of any subordinate notes, and all of the subordinate notes will be redeemed before any of the junior-subordinate notes are redeemed.
However, we may redeem subordinate notes while senior notes remain outstanding if after the redemption of the subordinate notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all senior notes then outstanding under the indenture that is specified in a prospectus supplement.  Similarly, we may redeem junior-subordinate notes while senior notes and subordinate notes remain outstanding if after the redemption of the junior-subordinate notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all senior notes and subordinate notes then outstanding under the indenture that is specified in a prospectus supplement.

List of Noteholders

            Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the

indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.

 Security and Sources of Payment for the Notes

General

            The notes are our limited obligations, secured by and payable solely from the trust estate.  The following assets serve as security for the notes:

            (a)        revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee or us, on account of any student loan, including payments of and any insurance proceeds with respect to, interest, interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

             (b)        all moneys and investments held in the funds created under the indenture; and

             (c)        student loans purchased with money from the acquisition fund or otherwise acquired or originated and pledged or credited to the acquisition fund.

In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) as described in this prospectus and in the related prospectus supplement.

Flow of Funds

            The following funds will be created by the indenture trustee under the indenture for the benefit of the registered owners:

             (a)        revenue fund;

             (b)        acquisition fund; and

             (c)        reserve fund.

            We will separately establish an operating fund which will not constitute security for the notes under the indenture.  Neither the indenture trustee nor the registered owners will have any right, title or interest in the operating fund.  The indenture trustee may create further accounts or subaccounts in any of the funds and accounts established under the indenture for the purpose of facilitating the administration of the trust estate and the administration of any notes, as described in a supplemental indenture or as otherwise deemed necessary or desirable.

            All funds received with respect to the student loans will be deposited in the revenue fund and allocated between principal and interest.

Acquisition Fund; Purchase and Sale of Student Loans

            We will deposit proceeds from the sale of any notes and amounts described in any supplemental indenture into the acquisition fund and the indenture trustee will transfer principal received from the student loans into the acquisition fund.  Student loans pledged to the trust estate will be held by the indenture trustee or its agent or bailee on behalf of the noteholders.

            Money on deposit in the acquisition fund will be used to pay costs of issuance of the notes, to redeem notes in accordance with the provisions of any supplemental indenture, to make principal reduction payments on any principal reduction payment date in accordance with the provisions of any supplemental indenture and to acquire student loans.  If the administrator determines that money held in the acquisition fund cannot be used to acquire additional student loans, then we may redeem notes in accordance with any supplemental indenture.  See “Description of the Notes—Mandatory Redemption.”

            If on any payment date money on deposit in the revenue fund is not sufficient to make payments of principal and interest due on the notes, then the amount of the deficiency may be transferred from money available in any account within the acquisition fund.

            The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the owners of the notes.  The student loans will be held in the name of the eligible lender trustee for the account of GCO Education Loan Funding Trust‑I, but for the benefit of the holders of the notes.

Revenue Fund

            The indenture trustee will deposit into the revenue fund all revenues derived from student loans, from money or assets on deposit in the acquisition fund or the reserve fund, from net payments received on derivative products and any other amounts as we may direct.  The indenture trustee will transfer all revenue identified as principal payments received from the student loans, on a monthly basis, to the acquisition fund.

            On each payment date and derivative payment date, money in the revenue fund will be used and transferred to other funds or persons in the following order, or as otherwise specified in the related prospectus supplement:

            (a)        on a parity basis, to pay interest due on any senior notes and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the senior notes;

             (b)        on a parity basis, to pay the principal of and premium, if any, due on any senior notes;

            (c)        on a parity basis, to pay interest due on any subordinate notes and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the subordinate notes;

             (d)        on a parity basis, to pay the principal of and premium, if any, due on any subordinate notes;

            (e)        on a parity basis, to pay interest due on any junior-subordinate notes and any derivative payment and certain termination payments set forth in the indenture or any supplemental indenture that is due and secured on a parity with the junior-subordinate notes;

             (f)        on a parity basis, to pay the principal of and premium, if any, due on any junior-subordinate notes;

             (g)        to the reserve fund the amount, if any, described under “Reserve Fund” below, up to the maximum transfer amount specified in the prospectus supplement;

            (h)        on a parity basis and if a certain ratio of the value of the trust estate to the notes (as described in a supplemental indenture) is maintained, to pay interest due on any residual notes and any derivative product and certain termination payments set forth in the indenture or any supplemental indenture;

            (i)         to pay interest accrued on the carryover amounts of the senior notes, the carryover amounts of the senior notes, to pay interest accrued on the carryover amounts of the subordinate notes, the carryover amounts of the subordinate notes, to pay interest accrued on the carryover amounts of the junior-subordinate notes, the carryover amounts of the junior-subordinate notes, in that order of priority;

             (j)         to pay all other termination payments not previously paid;

             (k)        to pay principal on the residual notes if a certain ratio of the value of the trust estate to the notes (as described in a supplemental indenture) is maintained; and

            (l)         to the extent the indenture permits payments to us free from the lien of the indenture at the option of the trust and the trust has exercised its option to be so paid, the remaining money in the revenue fund on such payment date may be paid to us.

            All payments of principal on the notes shall be made by redemption of the notes.

            We may transfer moneys in the revenue fund to the operating fund, subject to the limitation described under “—Operating Fund”
below.

Reserve Fund

            Upon the sale of each class of notes, the indenture trustee will deposit to the reserve fund the amount, if any, specified in each supplemental indenture.  On each interest payment date, to the extent money in the revenue fund is not sufficient to make payment of the interest then due on the notes, the amount of the deficiency shall be paid directly from the reserve fund, after any transfers from the acquisition fund.  Money in the reserve fund may be used to pay principal on the notes only on the date of their maturity.  In addition, money in the reserve fund may be withdrawn to the extent specified in the prospectus supplement.

            If the reserve fund is used as described above, the indenture trustee will restore the reserve fund to the level specified in a prospectus supplement by transfers from the revenue fund up to the maximum transfer amount specified in the prospectus supplement.  If the full amount required to restore the reserve fund to the required level is not available in the revenue fund on the next payment date, the indenture trustee shall continue to transfer funds from the revenue fund as they become available until the deficiency in the reserve fund has been eliminated up to the maximum transfer amount.

            On any day that the amount in the reserve fund exceeds the required level for any reason, the indenture trustee, at the direction of the administrator, will transfer the excess to the revenue fund.

Operating Fund

            The indenture trustee will deposit to the operating fund the amount, if any, specified in each prospectus supplement.  The operating fund is a special fund created and used to pay our program expenses.

            The amount deposited in the operating fund by transfer from the revenue fund and, if necessary, from the acquisition fund, and the schedule of deposits will be determined by the administrator.  However, the amount so transferred in any one fiscal year may not exceed the amount we budget for that fiscal year, unless the rating agency condition is satisfied.

Transfers to GCO Education Loan Funding Trust‑I

            Transfers from the revenue fund may be made to us free and clear from the lien of the indenture if the balance in the reserve fund exceeds the required level specified in a prospectus supplement.  Additionally, transfers may be made to us only if immediately after taking into account the transfer, the aggregate market value of the assets in the trust estate will be equal to a percentage of the unpaid principal amount of the notes outstanding that is acceptable to each rating agency then rating the notes.

Investment of Funds Held by Indenture Trustee

            Upon our order, the indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture.  In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in money market funds having a rating in the highest investment category.

            Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the revenue fund on each payment date and will be treated as collections of interest on the student loans.

            The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times.  Its only responsibility is to comply with our investment instructions in a non-negligent manner.

 Book-Entry Registration

            Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the
United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.  The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company.  Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s name on the books of its respective depositary which in turn will hold positions in customers’ securities accounts in such depositary’s name on the books of The Depository Trust Company.  Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes.  Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

            The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company.  In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person.  In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

            Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on
The Depository Trust Company’s records.  The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records.  Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

            To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust
Company’s partnership nominee, Cede & Co.  The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership.  The Depository Trust Company has no knowledge of the actual beneficial owners of notes.

            The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners.  The participants remain responsible for keeping account of their holdings on behalf of their customers.

            Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

            Redemption notices shall be sent to Cede & Co.  If less than all of a class of the notes of any series are being redeemed, The Depository Trust
Company’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

            Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series.  Under its usual procedures,
The Depository Trust Company mails an omnibus proxy to GCO Education Loan Funding Trust‑I, or the indenture trustee, as appropriate, as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

            Principal and interest payments on the notes are to be made to The Depository Trust Company.  The Depository Trust Company’s practice is to credit direct participant’s accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company’s records unless The

Depository Trust Company has reason to believe that it will not receive payment on the due date.  Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or GCO Education Loan Funding
Trust‑I, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to The Depository Trust Company is the responsibility of GCO Education Loan Funding Trust‑I, or the indenture trustee.  Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

            The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to GCO Education Loan Funding Trust‑I or the indenture trustee.  In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

            Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository.  Clearstream, Luxembourg holds securities for its participating organizations.  Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg interfaces with domestic markets in several countries.
As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”).  Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

            Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative.  The cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

            The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.
As a Belgian Bank, it is regulated by the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System and applicable Belgian law.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

            Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.  Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary’s ability to effect such actions on its behalf through The Depository Trust Company.

            Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

            Transfers between participants in The Depository Trust Company will occur in accordance with The Depository Trust Company Rules.  Transfers between
Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

            Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream, Luxembourg participants on such business day.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant in The
Depository Trust Company will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust
Company.

            Cross-market transfers between persons holding directly or indirectly through Depository Trust Company, on the one hand, and directly or indirectly through
Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary;
however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The
Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company.  Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

            The Depository Trust Company has advised GCO Education Loan Funding Trust‑I that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited.  Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

            Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

            Neither GCO Education Loan Funding Trust‑I, GCO ELF LLC, the servicing contractor, the administrator, the subservicers, the indenture trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

             (a)        the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or
any participant;

            (b)        the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes;

            (c)        the delivery by any The Depository Trust Company participant, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture or the trust agreement to be given to noteholders; or

             (d)        any other action taken by The Depository Trust Company as the noteholder.

            The administrator may decide to discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository.  In that event, note certificates are to be printed and delivered.

 Additional Notes

            We may, pursuant to the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or subordinate to either the senior notes, the subordinate notes or the junior-subordinate notes, if any, then outstanding.  In addition, we may issue residual notes secured by the student loans pledged to the indenture trustee.  The payment of interest and principal on the residual notes is subordinate to payments of interest and principal on the senior notes, the subordinate notes, the junior-subordinate notes and required reserve fund amounts.  We may enter into any derivative product we deem necessary or desirable with respect to any or all of the notes.  We may take those actions without the approval of the holders of any outstanding notes.

            We will not issue additional notes or residual notes unless the following conditions have been satisfied:

            (a)        we have entered into a supplemental indenture with the indenture trustee providing, in the case of additional notes, the terms and forms of the additional notes, and in the case of a borrowing, the provisions for repayment of the borrowing from the amounts under the indenture;

            (b)        the indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes and the borrowing; and

            (c)        the indenture trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes or borrowings (and any other conditions to such actions included in the indenture or any other supplemental indenture) have been satisfied.

            The indenture trustee is authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes or borrowing.

 Summary of the Indenture Provisions

            We will issue the notes pursuant to an indenture of trust among us, the indenture trustee and the eligible lender trustee.  Each series of notes will be issued pursuant to a supplemental indenture of trust applicable to that series as indicated in the related prospectus supplement.  The following is a summary of some of the provisions of the indenture.  This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien

            The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes.  However, the senior notes have priority over the subordinate notes and the junior-subordinate notes with respect to payments of principal and interest, and the subordinate notes have priority over the junior-subordinate notes with respect to payments of principal and interest.  We may also issue notes which have a priority subordinate to the senior notes, the subordinate notes and the junior-subordinate notes and which will be known as residual notes.  These residual notes will not be sold pursuant to this prospectus.

Sale of Student Loans Held as Part of the Trust Estate

            Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture to the extent required by the Higher Education
Act or other applicable laws.

            Prior to any sale we will provide an order to the indenture trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered.  We will also deliver to the indenture trustee a certificate signed by an authorized representative of the administrator to the effect that the disposition price is equal to or in excess of the principal amount of the student loans to be sold or disposed of (plus accrued interest) or equal to or in excess of the purchase price paid by us for such student loans (less principal payments received with respect to such student loans), whichever is lower, or that the sale of the student loans was required to be made by applicable law at a time when such price was

not obtainable and that the administrator has used commercially reasonable efforts to maximize the proceeds of such sale.

Segregation of Funds; Priority of Lien

            We will not commingle the funds created under the indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by us or any borrowings by us, except to the extent such commingling is required by the indenture trustee for ease in administration of its duties and responsibilities.  Should the indenture trustee require this permitted commingling, it will keep complete records in order that the funds, proceeds or investments under the indenture may at all times be identified by source and application, and if necessary, separated.

            The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by us free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture.  Except as otherwise provided in the indenture, we:

             (a)        will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

             (b)        will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

            (c)        will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Derivative Products and Derivative Payments

            We are authorized under the indenture to enter into a derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty’s obligation to make payments to us on specified payment dates in specified amounts.  Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate.  We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any of the notes.

Representations and Warranties of

GCO Education Loan Funding Trust‑I

            We represent and warrant in the indenture that:

            (a)        we are duly authorized under the laws of the State of Delaware to create and issue the notes and to execute and deliver the indenture and any derivative product, and to pledge collateral under the indenture to the payment of notes and any company derivative payments under the indenture;

             (b)        all necessary action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

            (c)        the notes in the hands of the registered owners of the notes and any derivative product are and will be our valid and enforceable special limited obligations secured by and payable solely from the trust estate.

Further Covenants

            We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

            Upon written request of the indenture trustee, we will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request.  The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of not less than a majority of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

            Each month, the administrator will provide to the indenture trustee for the indenture trustee to forward to each registered owner, a statement setting forth information with respect to the notes and student loans as of the end of the preceding month, including, but not limited to, the following:

             (a)        the amount of principal payments made with respect to each class of notes during the preceding month;

             (b)        the amount of interest payments made with respect to each class of notes during the preceding month;

             (c)        the principal balance of student loans as of the close of business on the last day of the preceding month;

             (d)        the aggregate outstanding principal amount of the notes of each class;

             (e)        the interest rate for the applicable class of notes with respect to each interest payment;

             (f)        the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

             (g)        the aggregate market value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding month.

            A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee.

Enforcement of Subservicing Agreements

            We will diligently enforce or cause to be enforced all terms, covenants and conditions of the subservicing agreements.  The indenture does not allow us to permit the release of the obligations of a subservicer under its subservicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the subservicer under a subservicing agreement without the written consent of the indenture trustee.  We and our servicing contractor will not consent or agree to or permit any amendment or modification of any subservicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

Additional Covenants with Respect

to the Higher Education Act

            We will verify that the indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

            We are responsible, directly or through the servicing contractor and administrator, for each of the following actions with respect to the Higher Education
Act:

            (a)        dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

            (b)        diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

            (c)        causing the student loans to be serviced by causing the servicing contractor to enter into a subservicing agreement with certain subservicers for the collection of payments made for, and the administration of the accounts of, the student loans;

            (d)        complying with, and causing all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans; and

             (e)        causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

Continued Existence; Successor

            We will preserve and keep in full force and effect our existence, rights and franchises as a Delaware statutory trust.  We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with us.  These restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than us, by proper written instrument for the benefit of the indenture trustee, irrevocably and unconditionally assumes our obligation to perform and observe the agreements and obligations under the indenture and the rating agencies rating the notes confirm in writing that the transaction will not result in a downgrade of the rating of any notes.

Events of Default

            For purposes of the indenture, each of the following events is defined as an event of default:

            (a)        default in the due and punctual payment of the principal of or interest on any of the senior notes when due or failure to make any payment due under any other senior obligations under the indenture when due (other than the failure to make principal reduction payments);

            (b)        if no senior obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the subordinate notes when due or failure to make any payment due under any other subordinate obligation under the Indenture when due (other than the failure to make principal reduction payments);

            (c)        if no senior obligations or subordinate obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the junior-subordinate notes when due or failure to make any payment due under any other junior-subordinate obligation under the Indenture when due (other than the failure to make principal reduction payments);

            (d)        if no senior obligations, subordinate obligations or junior-subordinate obligation are outstanding under the indenture, failure to make any payment due under any residual obligations under the indenture when due (other than the failure to make principal reduction payments);

            (e)        default by us in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 30 days after written notice thereof by the indenture trustee to us; and

             (f)        the occurrence of an Event of Bankruptcy by us.

            Failure to pay carryover amounts or interest on carryover amounts shall not constitute an event of default.

            Additional events of default may be added to the indenture by any supplemental indenture.

Remedies on Default

            Possession of Trust Estate.  Upon the happening of any event of default, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets.  The indenture trustee may also, in our name or otherwise, conduct our business and collect and receive all charges, income and revenues of the trust estate.  After deducting all fees and expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows, or as otherwise specified in the related prospectus supplement:

            FIRST, to the payment of the interest in default on the senior notes and all derivative payments and certain termination payments set forth in the indenture or any indenture supplement secured on a parity with the senior notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

            SECOND, to the payment of the principal of all senior notes then due and all derivative payments secured on a parity with the senior notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

            THIRD, to the payment of the interest in default on the subordinate notes and all derivative payments and certain termination payments set forth in the indenture or any indenture supplement secured on a parity with the subordinate notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

            FOURTH, to the payment of the principal of all subordinate notes then due and all derivative payments secured on a parity with the subordinate notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

            FIFTH, to the payment of the interest in default on the junior-subordinate notes and all company derivative payments and certain termination payments set forth in the indenture or any indenture supplement secured on a parity with such junior-subordinate notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

            SIXTH, to the payment of the principal of all junior-subordinate notes then due and any derivative payment on a parity with the junior-subordinate notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

            SEVENTH, to the payment of the interest in default on the residual notes and any derivative payments and certain termination payments set forth in the indenture or any indenture supplement secured on a parity with such residual notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

            EIGHTH, to the payment of the principal of all residual notes then due and any derivative payment on a parity with the residual notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

            NINTH, to pay interest accrued on the carryover amounts of the senior notes, the carryover amounts of the senior notes, to pay interest accrued on the carryover amounts of the subordinate notes, the carryover amounts of the subordinate notes, to pay interest accrued on the carryover amounts of the junior-subordinate notes, the carryover amounts of the junior-subordinate notes, in that order of priority;

             TENTH, to pay all other termination payments not previously paid due as a result of a counterparty default under a derivative product secured on a parity with the senior notes;

             ELEVENTH, to pay all other termination payments not previously paid due as a result of a counterparty default under a derivative product secured on a parity with the subordinate notes;

             TWELFTH, to pay all other termination payments not previously paid due as a result of a counterparty default under a derivative product secured on a parity with the junior-subordinate notes; and

             THIRTEENTH, to pay all other termination payments not previously paid due as a result of a counterparty default under a derivative product secured on a parity with the residual notes.

            Sale of Trust Estate.  Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law.  In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered

owners upon being indemnified upon its request and to its satisfaction by the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid.  The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the indenture.

            Appointment of Receiver.  If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

            Accelerated Maturity.  If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least 66% of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable.  A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of a majority of the registered owners of each priority of obligations then outstanding.

            Direction of Indenture Trustee.  If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver.  The registered owners may not cause the indenture trustee to institute any proceedings, which in the indenture trustee’s opinion, would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

            Right to Enforce in Indenture Trustee.  No registered owner of any obligation issued under the indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture.  All rights of action under the indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after:

             (a)        the registered owners of at least 25% of the notes shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof;

            (b)        the registered owners of at least 25% of the notes shall have made a written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name; and

            (c)        the indenture trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

            In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

            With respect to the trust, the indenture trustee, the sponsor, the depositor, the administrator, the servicing contractor or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust estate contained in the indenture.

            Waivers of Events of Default.  The indenture trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture.  The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture.  A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the indenture trustee in connection with such default.  A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The Indenture Trustee

            Acceptance of Trust.  The indenture trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

            (a)        Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture.  In the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture.

            (b)        In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (c)        Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

            Indenture Trustee May Act Through Agents.  The indenture trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees.  The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed.  All reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by us.

            Duties of Indenture Trustee.  The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction.  The indenture trustee is not required to take notice of any event of default under the

indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or our authorized representative.

            However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity.  In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or us in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

            If we or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the revenue fund.

            Compensation of Indenture Trustee.   We will pay to the indenture trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges and other disbursements.

            Resignation of Indenture Trustee.  The indenture trustee may resign and be discharged from the trust created by the indenture by giving us written notice specifying the date on which such resignation is to take effect.  A resignation will only take effect on the day specified in such notice if a successor indenture trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the provisions of the indenture.

            Removal of Indenture Trustee.  The indenture trustee may be removed:

             (a)        at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the indenture;

             (b)        by us for cause or upon the sale or other disposition of the indenture trustee or its trust functions;
or

             (c)        by us without cause so long as no event of default exists or has existed within the last 30 days.

            In the event an indenture trustee is removed, removal shall not become effective until:

             (a)        a successor indenture trustee shall have been appointed; and

             (b)        the successor indenture trustee has accepted that appointment.

            Successor Indenture Trustee.  If the indenture trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by us.  In this case, we will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

            Every successor indenture trustee:

             (a)        will be a bank or trust company in good standing, organized and doing business under the laws of the United
States or of a state therein;

             (b)        will have a reported capital and surplus of not less than $50,000,000;

             (c)        will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

            (d)        will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the student loans originated under the Higher Education Act.

            Merger of the Indenture Trustee.  Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under the indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Supplemental Indentures

            Supplemental Indentures Not Requiring Consent of Registered Owners.  We and the indenture trustee may, without the consent of or notice to any of the registered owners of any obligations outstanding under the indenture, enter into any indentures supplemental to the indenture for any of the following purposes:

             (a)        to cure any ambiguity or defect or omission in the indenture;

             (b)        to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

             (c)        to subject to the indenture additional revenues, properties or collateral;

            (d)        to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by the Trust Indenture Act of 1939 or similar federal statute;

            (e)        to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or servicing contractor;

            (f)        to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of our student loan program in conformance with the Higher Education Act;

            (g)        to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

             (h)        to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the
Internal Revenue Code and the regulations promulgated thereunder;

             (i)         to provide for the issuance of notes pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts, with respect to such notes;

             (j)         to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

             (k)        to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

            (l)         to amend the indenture to allow for any of the notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment to provide for repayment to the provider of the credit support on a parity with any notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

            (m)       to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the reserve fund, so long as such action shall not adversely affect the ratings on any of the notes;

             (n)        to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

             (o)        to make any other change which, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

            Supplemental Indentures Requiring Consent of Registered Owners.  Any amendment of the indenture other than those listed above must be approved by the registered owners of a majority of the principal amount of each class of affected notes and each affected derivative product then outstanding under the indenture.

            None of the changes described below may be made in a supplemental indenture without the consent of at least a majority of the registered owners of each class of affected note and each affected derivative product then outstanding:

             (a)        an extension of the maturity date of the principal of or the interest on any obligation;

             (b)        a reduction in the principal amount of any obligation or the rate of interest thereon;

             (c)        a privilege or priority of any obligation under the indenture over any other obligation;

             (d)        a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

             (e)        the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trust Irrevocable

            The trust created by the terms and provisions of the indenture is irrevocable until the principal of and the interest due on all obligations under the indenture and all derivative payments are fully paid or provision is made for its payment, as provided in the indenture.

Satisfaction of Indenture

            If the registered owners of the notes and any other obligations issued under the indenture are paid all the principal of and interest due on the notes and any other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged.  The indenture trustee will execute and deliver to us instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

            Notes and any other obligations issued under the indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee.  Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

            Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

 Description of Credit Enhancement

General

            Credit enhancement may be provided with respect to one or more classes of the notes of any series.  The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement.  Credit enhancement may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

            The presence of the reserve fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses.  The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement.  If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

            Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

Over-collateralization

            If so provided in the related prospectus supplement, over-collateralization may also be provided on the date of issuance of a series of notes by the issuance of notes which, together with notes previously issued by the trust, have an aggregate principal amount which is less than the aggregate value of the assets in the trust estate.

Subordinate Notes

            The notes will be designated senior notes, subordinate notes or junior-subordinate notes in the related prospectus supplement.  To the extent specified in the related prospectus supplement, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior-subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Letter of Credit

            If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit.  The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement.  Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

Note Insurance and Surety Bonds

            If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Reserve Fund

            In addition to the reserve fund described in this prospectus under “Security and Sources of Payment for the Notes—Reserve Fund,” one or more reserve funds may be established with respect to a series of the notes.  Cash, eligible investments, a demand note, letters of credit, other contingent investments or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund.  The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

            Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent described in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series.  If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support.  Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

            Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings, if any, from the reserve fund.

 U.S. Federal Income Tax Considerations

            The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as our tax counsel.  This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change.  The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  In addition, this summary is generally limited to investors who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Investors should consult their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series.  Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the Trust Estate

            Based upon certain assumptions and certain representations of GCO Education Loan Funding Trust-I, Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes.  In addition, Kutak Rock LLP has rendered its opinion to the effect that this discussion is a summary of the material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein.  Unlike a ruling from the Service, such opinion is not binding on the courts or the Service.  Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

            If, instead of treating the transaction as creating secured debt in the form of the series issued by the trust as a separate entity, the transaction were treated as creating a partnership among the registered owners, the servicing contractor and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax.  Rather, the servicing contractor, the trust and each registered owner would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.  The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

            If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners.  Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits.  A similar result would apply if the registered owners were deemed to have acquired stock or other equity interests in a trust.  However, as noted above, GCO Education Loan Funding Trust-I has been advised that the notes will be treated as debt of the trust for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

Characterization of the Notes As Indebtedness

            The trust and the registered owners will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of the trust secured by the student loans.  Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of the trust for federal income tax purposes.  Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

            In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes.  While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof.  Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

            GCO Education Loan Funding Trust-I believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes.  If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of Interest Income of Registered Owners

            Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code.  If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting.  In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument’s yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest (as defined above) allocable to the period.  The aggregate original issue discount allocable to an accrual period is allocated pro rata to each day included in such period.  The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument.  The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

            Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price.  The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less (“qualified stated interest”).  GCO Education Loan Funding Trust-I expects that interest payable with respect to the senior and subordinate notes will constitute qualified stated interest and that such notes will not be issued with original issue discount.  However, there can be no assurance that the Service would not assert that the interest payable with respect to the subordinate notes may not be qualified stated interest because such payments are not unconditional and that the subordinate notes are issued with original issue discount.

            Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.  Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

            A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code.  In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount.  Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicates that the same prepayment assumption used to calculate original issue discount should be utilized.  Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

            The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes.  As noted above, GCO Education Loan Funding Trust-I believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes.  In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of GCO Education Loan Funding Trust-I (assuming such entity is not, as a result,

taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Backup Withholding

            Certain purchasers may be subject to backup withholding at the applicable rate determined by statute with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the
Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding.  Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, Local or Foreign Taxation

            GCO Education Loan Funding Trust-I makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction.  Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

Limitation on the Deductibility of Certain Expenses

            Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income.  None of such miscellaneous itemized deductions are deductible by individuals for purposes of the alternative minimum tax.  If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then GCO Education Loan Funding Trust-I believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations.  As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-Exempt Investors

            In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income.  An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption.  However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness.  If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income.  However, as noted above, counsel has advised GCO Education Loan Funding Trust-I that the notes will be characterized as debt for federal income tax purposes.  Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income.  Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

Sale or Exchange of Notes

            If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note.  Ordinarily, such gain or loss will be treated as a capital gain or loss.  At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15%.  However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income.  In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

            If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction.  Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral.  Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

 ERISA Considerations

            The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”).  Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code (“Qualified Retirement Plans”) and on individual retirement accounts and annuities described in Sections 408(a) and (b) of the Code (“IRAs,” collectively with Qualified
Retirement Plans, “Tax-Favored Plans”).  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in
Section 3(33) of ERISA) (“Non‑ERISA Plans”), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code.  Accordingly, the assets of such Non‑ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law (“Similar Laws”).  Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

            In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an ERISA
Plan’s investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans
(“Plan” or collectively “Plans”) and entities whose underlying assets include “plan assets” by reason of Plans investing in such entities with persons (“Parties in Interest” or “Disqualified Persons” as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available.  Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available.  Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the “DOL”) to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.  If the investment constitutes a prohibited transaction under Section 408(e) of the Code, the IRA may lose its tax-exempt status.

            The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as GCO Education Loan Funding Trust-I.  Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of GCO Education Loan Funding Trust-I are deemed to be assets of a Plan.
These concepts are discussed in greater detail below.

Plan Assets Regulation

            The DOL has promulgated a regulation set forth at 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”) concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as GCO Education Loan Funding Trust-I) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an “equity interest” in such entity.  Depending upon a number of factors set forth in the Plan Assets Regulation, “plan assets” may be deemed to include either a Plan’s interest in the assets of an entity (such as GCO Education Loan Funding Trust-I) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest.  For purposes of this section, the terms “plan assets”
(“Plan Assets”) and the “assets of a Plan” have the meaning specified in the Plan Assets Regulation and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan’s investment therein (a “Plan Asset Entity”).

            Under the Plan Assets Regulation, the assets of GCO Education Loan Funding Trust-I would be treated as Plan Assets if a Plan acquires an equity interest in GCO
Education Loan Funding Trust-I and none of the exceptions contained in the Plan Assets Regulation is applicable.  An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

            If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in GCO Education Loan Funding Trust-I.  In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

            The Plan Assets Regulation provides an exemption from “plan asset” treatment for securities issued by an entity if such securities are debt securities under applicable state law with no “substantial equity features.”  While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

            In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans and non-ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation.  Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that assets of GCO Education Loan Funding Trust-I will not constitute a Plan Asset subject to ERISA’s fiduciary obligations and responsibilities.  Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of this exception under the Plan Assets
Regulation.

Prohibited Transactions

            The acquisition or holding of notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if GCO Education Loan Funding Trust-I or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in
Interest or Disqualified Person with respect to such Plan.  There can be no assurance that GCO Education Loan Funding Trust-I or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes.  Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or “class exemptions” issued by the DOL.  Such class exemptions include, for example, Prohibited Transaction Class Exemption (“PTCE”) 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company’s general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager) or pursuant to an individual prohibited transaction exemption issued by the DOL.

            The underwriters, the trustee, the servicing contractor, the administrator or their affiliates may be the depositor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code.  Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicing contractor, the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Purchaser’s/Transferee’s Representations and Warranties

            Each purchaser and each transferee of a note (including a Plan’s fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or Similar Law, and will not subject GCO Education Loan Funding Trust-I or the underwriters to any obligation not affirmatively undertaken in writing.

Consultation with Counsel

            Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset
Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption.  A fiduciary with respect to a Non-ERISA Plan which is a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws.

 Plan of Distribution

            GCO Education Loan Funding Trust‑I may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents.  If so indicated in the prospectus supplement, GCO Education Loan Funding Trust‑I may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement.  GCO Education Loan Funding Trust‑I intends that notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the notes may be made through a combination of such methods.

            The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

            In connection with the sale of the notes, underwriters may receive compensation from GCO Education Loan Funding Trust‑I or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters may sell the notes of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from GCO
Education Loan Funding Trust‑I and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The underwriters will be identified, and any compensation received from GCO Education
Loan Funding Trust‑I will be described, in the applicable prospectus supplement.

            Under agreements which may be entered into by GCO Education Loan Funding Trust‑I, the underwriters and agents who participate in the distribution of the notes may be entitled to indemnification by GCO Education Loan Funding Trust‑I against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

            If so indicated in the prospectus supplement, GCO Education Loan Funding Trust‑I will authorize underwriters or other persons acting as GCO Education
Loan Funding Trust‑I’s agents to solicit offers by certain institutions to purchase the notes from GCO Education Loan Funding Trust‑I pursuant to contracts providing for payment and delivery on a future date.  Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by GCO Education Loan Funding
Trust‑I.  The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes.  The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

            The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

 Legal Matters

            Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, as counsel to the trust and to the depositor, and by Kutak Rock LLP, as note counsel and as special tax counsel to the trust.  Other counsel, if any, passing upon legal matters for GCO Education Loan Funding Trust‑I or any placement agent or underwriter will be identified in the related prospectus supplement.

 Ratings

            It is a condition to the issuance of the notes that notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories).  The specific ratings for each class of notes will be described in the related prospectus supplement.  Ratings are based primarily on the creditworthiness of the underlying student loans, the levels of subordination, the amount of any credit enhancement and the legal structure of the transaction.  The ratings are not a recommendation to you to purchase, hold or sell any class of notes.  The ratings do not take into account the market price or suitability for you as an investor.  An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement.  Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant.  A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

            A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate.  The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.  The rating does not address any expected schedule of principal repayments other than repayment of principal on the final maturity date.  There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency.  In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

 Incorporation of Documents By Reference;

 Where To Find More Information

            We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file annual, quarterly and special reports and other information with the SEC.  The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC.  We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

            We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to GCO Education Loan
Funding Trust‑I, at 152 West 57th Street, 60th Floor, New York, NY 10019, or by telephone at (212) 649-9700.

            You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at
450 Fifth Street, NW, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

 Glossary of Terms

            Some of the terms used in this prospectus are defined below.  The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

            “Auction Date” means, with respect to any class of auction rate securities, the date specified in the related prospectus supplement, and thereafter, the business day immediately preceding the first day of each auction period for each respective class, other than:

             (a)        each auction period commencing after the ownership of the applicable auction rate securities is no longer maintained in book-entry form by the securities depository;

             (b)        each auction period commencing after and during the continuance of a payment default; or

             (c)        each auction period commencing less than two business days after the cure or waiver of a payment default.

            “Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry; (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities “immobilized” to the custody of the securities depository; and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

            “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the notes of the use of the proceeds thereof.  A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

            “Commercial Paper Rate (90-day)” means the rate determined at the end of each calendar quarter using the daily average of that quarter’s bond equivalent Three-Month Financial Commercial Paper rates.  The daily bond equivalent rates are calculated from the Three-Month Financial Commercial Paper discount rates published in the Federal Reserve’s H.15 report.  On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

            “Derivative Product” means a written contract or agreement between GCO Education Loan Funding Trust‑I and a counterparty, which provides that GCO Education Loan Funding Trust‑I’s obligations thereunder will be conditioned on the absence of (i) a failure by the counterparty to make any payment required thereunder when due and payable; or (ii) a default thereunder with respect to the financial status of the counterparty, and:

            (a)        under which GCO Education Loan Funding Trust‑I is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified derivative payment dates, GCO Education Loan Funding Trust‑I derivative payments in exchange for the counterparty’ s obligation to pay (whether on a net payment basis or otherwise), or to cause to be

 paid, to GCO Education Loan Funding Trust‑I, reciprocal payments on one or more scheduled and specified derivative payment dates in the amounts set forth in the derivative product; and

            (b)        for which GCO Education Loan Funding Trust‑I’s obligation to make derivative payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of GCO Education Loan Funding Trust‑I’s outstanding notes and which derivative payments may be equal in priority with any priority classification of GCO Education
Loan Funding Trust‑I’s outstanding notes; and

             (c)        under which reciprocal payments are to be made directly to the indenture trustee for deposit into the revenue fund.

            “Event of Bankruptcy” means:

            (a)        GCO Education Loan Funding Trust‑I shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or

            (b)        an involuntary case or other proceeding shall have been commenced against GCO Education Loan Funding
Trust‑I seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

            “Funds” means the funds created under the indenture and held by the indenture trustee, including the acquisition fund, the revenue fund and the reserve fund.

            “Guarantee” or “Guaranteed” means, with respect to a student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency’s guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

            “Guarantee Agreements” means a guaranty or lender agreement between the indenture trustee and any guarantee agency, and any amendments thereto.

            “Guarantee Agency” means any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee maintains a guarantee agreement.

            “Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

            “Indenture” means the indenture of trust between GCO Education Loan Funding Trust‑I and Zions First National Bank, as indenture trustee and eligible lender trustee, including all supplements and amendments thereto.

            “Treasury Bill Rate” means the bond equivalent yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91‑day Treasury Bills, which currently is the United States Treasury’s first business day of each week.

 $1,142,600,000

 GCO ELF Student Loan Asset-Backed Notes

 Series 2006-1

 GCO Education Loan Funding Trust-I

 Issuer

 GCO Education Loan Funding Corp

 Sponsor and Administrator

 GCO ELF LLC

 Depositor

 ___________

 P R O S P E C T U S   S U P P L E M E N T

 ___________

 Citigroup

 ABN AMRO Incorporated

 Banc of America Securities LLC

 RBC Capital Markets

 January 18, 2006

            You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

            We are not offering notes in any state where the offer is not permitted.

            We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

            Until ninety days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.